EXHIBIT 10.57

ORDINANCE NO. 643-G

AN ORDINANCE APPROVING AN EXTENSION OF THE KNOLOGY BROADBAND OF FLORIDA, INC. CABLE TELEVISION FRANCHISE FROM SEPTEMBER 9, 2006. TO SEPTEMBER 9, 2009, SUBJECT TO TERMS AND CONDITIONS; AMENDING ORDINANCE 239-G OF THE CITY OF ST. PETERSBURG WITH RESPECT TO THE EXPIRATION DATE OF THE FRANCHISE AND PROVIDING AN EFFECTIVE DATE.

WHEREAS, Verizon Media Ventures Inc., formerly known as GTE Media Ventures Inc., has transferred to Knology Broadband of Florida, Inc., a non-exclusive cable television franchise granted by the City of St. Petersburg pursuant to Ordinance 239-G of the City (herein, the “Franchise”); and

WHEREAS, the City Council of the City of St. Petersburg has consented to the transfer of the Franchise to Knology Broadband of Florida, Inc., by adopting Ordinance 642-G on November 20, 2003; and

WHEREAS, the City of St. Petersburg and Knology Broadband of Florida, Inc., have negotiated an amendment to the Franchise in order to extend the term of the Franchise, subject to certain terms and conditions as set forth in this ordinance; now, therefore,

THE CITY OF ST. PETERSBURG, FLORIDA, DOES ORDAIN:

Section 1. Subsection (c) of Section 2 of Ordinance 239-G is amended to read:

Section 2. Grant and Term.

(c)	The term of the grant herein contained shall commence on the effect date of this ordinance [Ordinance 239-G] and continue for a term expiring on September 9, 2009.

Section 2. All other terms and conditions of Ordinance 239-G are incorporated herein by reference and shall remain in full force and effect.

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Section 3. Conditions of Transfer.

(1) As consideration for the extension of the term of the Franchise, Knology Broadband of Florida, Inc., on behalf of itself and its successors and assigns agrees to make payments to the City of St. Petersburg annually in the following amounts and according to the following schedule

Payment Date	Amount
January 15, 2004	$25,000.00
January 15, 2005	$30,000.00
January 15, 2006	$35,000.00
January 15, 2007	$40,000.00
January 15, 2008	$40,000.00
January 15, 2009	$40,000.00

In addition thereto, Knology Broadband of Florida Inc. agrees to increase from 12 hours per week to 16 hours per week the production and/or post-production video taping for coverage of government meetings, public events, and government activities as provided by Section 12(b) of the Franchise.

(2) Knology Broadband of Florida, Inc., agrees and acknowledges that the payments and services to be made to the City are reasonable consideration for the extension of the term of the Franchise.

(3) The City of St. Petersburg agrees and acknowledges that the payments and services to be received from Knology Broadband of Florida, Inc., are adequate and sufficient consideration for the extension of the terms of the Franchise.

(4) The City covenants that the payments to be received from Knology Broadband of Florida, Inc., shall be used by the City for capital expenditures or operation, or both of government access programming (Channel 15/35) and for no other purpose.

(5) Each payment shall be due and payable as of the Payment Date set forth in Subsection (1) of this section, and shall be past due on the 30th day following the Payment Date unless paid in full to the City. All past due payments shall accrue interest at the rate of six (6) percent per annum until paid. A failure to pay a payment when due shall be deemed an act of default under the Franchise.

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Section 4. Effective Date.

This ordinance shall become effective as of the effective date of Ordinance 642-G approving the transfer of the Franchise to Knology Broadband of Florida, Inc.; provided, however, that if this ordinance is vetoed by the Mayor in accordance with the City Charter, this ordinance shall not become effective unless and until the City Council overrides the veto in accordance with the City Charter, in which case it shall become effective immediately upon a successful vote to override the veto or upon the effective date of Ordinance 642-G, whichever occurs later

First reading conducted on the 6th day of November, 2003.

Passed by St. Petersburg City Council on second and final reading on the 20th day of November, 2003.

/s/ Illegible

Chair-Councilmember Presiding Officer of the City Council

ATTEST:	/s/ Illegible	[SEAL]

City Clerk

Title Published: Times 1-t 11/10/2003

Not Vetoed. Effective date Thursday, November 27, 2003 at 5:00 p.m.

ORDINANCE NO. 642-G

AN ORDINANCE APPROVING THE TRANSFER OF THE EXISTING VERIZON MEDIA VENTURES INC., CABLE FRANCHISE, A NON-EXCLUSIVE FRANCHISE TO INSTALL, MAINTAIN AND OPERATE A CABLE TELEVISION SYSTEM IN THE CITY OF ST. PETERSBURG FOR THE DISTRIBUTION OF TELEVISION AND OTHER BROADBAND SERVICES, TO KNOLOGY BROADBAND OF FLORIDA, INC.; PROVIDING FOR AN EFFECTIVE DATE OF THE TRANSFER; PROVIDING CONDITIONS, LIMITATIONS AND REQUIREMENTS; STIPULATING CERTAIN PROTECTIVE PROVISIONS OF THE TRANSFER; PROVIDING FOR ACCEPTANCE BY TRANSFEREE OF ALL OF THE EXISTING TERMS AND CONDITIONS OF THE FRANCHISE; PROVIDING FOR CONFORMANCE TO THE REQUIREMENTS OF ORDINANCE 507-G AS AMENDED; AND PROVIDING AN EFFECTIVE DATE.

WHEREAS, the City of St. Petersburg desires to maintain a competitive cable television environment in the City which has proven beneficial to the residents of St. Petersburg; and

WHEREAS, the City of St. Petersburg desires to have a cable operator who understands the competitive cable television market place; and

WHEREAS, Verizon Media Ventures Inc., owns, operates and maintains a cable television system in the City of St. Petersburg pursuant to Ordinance 239-G, a cable television franchise which is held by Verizon Media Ventures Inc.; and

WHEREAS, Verizon Media Ventures Inc., and Knology New Media, Inc., (“Buyer”) are parties to an Asset Purchase Agreement, pursuant to which the franchise (Ordinance 239-G) will be transferred from Verizon Media Ventures Inc., to Knology Broadband of Florida, Inc., which is the assignee of the Buyer; and

WHEREAS, Verizon Media Ventures Inc., and Knology New Media, Inc., have requested consent by the City of St. Petersburg to the transfer of the franchise to Knology Broadband of Florida, Inc., in accordance with the requirements of the franchise and have filed a FCC Form 394 with the City; and

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WHEREAS, the City has found that the transferee, Knology Broadband of Florida, Inc., meets the technical, legal and financial reqiurements of federal law for a suitable transferee; now, therefore,

THE CITY OF ST. PETERSBURG, FLORIDA, DOES ORDAIN:

Section 1. Definitions. As used herein:

(1) “City” means either the City of St. Petersburg, a Florida municipality, or the geographic area within the boundaries of the City including all future additions thereto, depending upon the context in which the word is used.

(2) “Closing” means the date upon which the transfer of the Franchise and all rights thereunder from Verizon Media Ventures Inc., to Knology Broadband of Florida, Inc., shall be effectively final.

(3) “Transferor” means Verizon Media Ventures Inc.

(4) “Transferee” means Knology Broadband of Florida, Inc.

(5) “Franchise” means City Ordinance 239-G, the Verizon Media Ventures Cable Franchise.

Section 2. Conditions of Transfer.

(1) The Transferee agrees to abide by all of the conditions of the Franchise and of this ordinance.

(2) The Transferee agrees to abide by the applicable provisions of Ordinance 507-G as amended, codified as Article X of Chapter 25, Code of Ordinances of the City.

(3) The Transferee will register with the City as a cable operator for purposes of its cable and cable broadband business.

(4) The Transferee shall as soon as practical, but not later than 24 months from the effective date of this ordinance, remove black plastic tie wraps on utility poles and replace them with stainless steel tie wraps.

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Section 3. Transferee’s Responsibilities.

(1)	The Transferee shall notify the City of the Closing of the transfer and the date of Closing.

(2)	The Transferee agrees to operate a high quality cable system in the City of St. Petersburg conforming to the requirements of the Franchise and this Ordinance for the remainder of the term of the Franchise.

(3)	The Transferee agrees to provide a local customer service option where its subscribers may call for orders and customer service support.

(4)	The Transferee agrees to apply its credit standards for the establishment of installation charges and services charges uniformly across the Pinellas County service area.

(5)	Transferee agrees to comply with the applicable Federal Communications Commission regulations governing pole attachment rates and making pole attachments.

(6)	Transferee acknowledges and understands that the Franchise as transferred does not grant Transferee the right to enter into or on any privately-owned property, whether single-family residential, two-family residential, multifamily residential, industrial, commercial, or other privately-owned property.

Section 4. Transferor’s Responsibility.

(1)	Transferor shall make all necessary arrangements to transfer active right-of-way construction permits issued by the City to Transferee.

(2)	Transferor shall deliver to the City, not later than 30 days following the Closing, a list of all construction projects in the City that are active as of the date of Closing.

(3)	Transferor shall deliver to the City, not later than 30 days following the Closing, a report listing the following with respect to cable and cable broadband service as of the date of Closing:

(a)	Total number of plant miles.

(b)	Number of homes passed.

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(c)	Maps showing any substantially unbuilt service area in the City. For the purposes of this paragraph, “substantially unbuilt” means that an area has neither a trunk line nor a feeder line.

(d)	Number of basic subscribers in St. Petersburg.

(e)	Number of premium subscribers.

(f)	Number of broadband subscribers.

Section 5. City’s Responsibilities.

(1) The City hereby consents to and approves, subject to applicable law, the assignment by the Transferor of its right, title and interest in the Franchise to the Transferee and assumption by the Transferee of all obligations of the Franchise under the Franchise from and after the Closing.

(2) The City confirms that

(a)	The Franchise was properly granted to the Transferor, Verizon Media Ventures Inc.

(b)	The Franchise and this ordinance supercede all other agreements between the parties.

(c)	The Franchise and this ordinance represents the entire understanding of the parties and the Transferor has no obligations to the City other that those stated in the Franchise and this ordinance.

(d)	The Transferor is materially in compliance with the provisions of the Franchise and there exists no fact or circumstances known to the City which would constitute a material default or breach under the Franchise or would allow the City to cancel or terminate the rights thereunder, except upon the expiration of the full term of the Franchise.

(e)	The City recognizes that, following proper certification by the Florida Public Service Commission (PSC), and proper registration with the City as required by Florida law and ordinances of the City, the Transferee will operate as a competitive local exchange carrier providing the citizens of St. Petersburg with a competitive choice in local and long distance telephone service.

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Section 6. Liability and Bonding.

(1) All bonds and insurance requirements of the Franchise shall be met by the Transferee prior to the final approval of the transfer.

(2) The Transferor shall continue to be responsible and liable for any on-going installation or construction activity in the right of way and for all other obligations and liabilities under the Franchise in the event that this ordinance fails to take effect. See Section 8, below, for the conditions precedent to the effective date of this ordinance.

Section 7. Future Amendments.

This ordinance shall have the force of a continuing agreement with the Transferor and the Transferee. The City shall not amend or otherwise alter this ordinance prior to the Closing without the consent of the Transferor and the Transferee or, after the Closing, without the consent of the Transferee.

Section 8. Effective Date.

(1) This ordinance shall become effective upon the fifth business day after adoption, subject to and contingent upon (a) the Closing of the transfer, and (b) the Transferee’s registration with the City as a cable operator for purposes of its cable and cable broadband business pursuant to Article X of Chapter 25, Code of Ordinances of the City.

(2) In the event this ordinance is vetoed by the Mayor in accordance with the City Charter, it shall not become effective unless and until the City Council overrides the veto in accordance with the City Charter in which case it shall become effective immediately upon a successful vote to override the veto or upon the date of Closing of the transfer, whichever occurs later.

(3) In the event that the Transferee fails to register with the City as a cable operator for purposes of its cable and cable broadband business pursuant to Article X of Chapter 25, Code of Ordinances of the City, within 30 days of the date of adoption of this ordinance, this ordinance shall have no further force or effect.

(4) In the event that the Closing of the transfer fails to occur within 180 days of the date of adoption of this ordinance, this; ordinance shall have no further force or effect.

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First reading conducted on the 6th day of November, 2003.

Passed by St. Petersburg City Council on second and final reading on the 20th day of November, 2003.

/s/ Illegible

Chair-Councilmember Presiding Officer of the City Council

ATTEST:	/s/ Illegible	[SEAL]

City Clerk

Title Published: Times 1-t 11/10/2003

Not vetoed. Effective date Thursday, November 27, 2003 at 5:00 p.m.

ORDINANCE NO. 239-G

AN ORDINANCE GRANTING TO GTE MEDIA VENTURES INCORPORATED A NON-EXCLUSIVE FRANCHISE TO INSTALL, MAINTAIN AND OPERATE A CABLE SYSTEM FOR THE DISTRIBUTION OF TELEVISION SIGNALS; PROVIDING FOR AN EXPIRATION DATE; PROVIDING CONDITIONS, LIMITATIONS AND REQUIREMENTS; STIPULATING PROTECTIVE AND INDEMNITY PROVISIONS; PROVIDING FOR THE PURCHASE OF THE SYSTEM BY THE CITY OF ST. PETERSBURG; PROVIDING FOR CERTAIN PAYMENTS TO THE CITY OF ST. PETERSBURG; PROVIDING FOR ACCEPTANCE BY GRANTEE; IMPOSING DUTIES ON GRANTEE AT THE EXPIRATION OF ITS FRANCHISE; PROHIBITING CERTAIN TRANSFERS; PROVIDING FOR EXTENSION OF FRANCHISE TO NEWLY ANNEXED TERRITORIES; PROVIDING FOR THE SEPARABILITY OF THE PARTS HEREOF; AND PROVIDING AN EFFECTIVE DATE.

BE IT ORDAINED BY THE CITY COUNCIL OF THE CITY OF ST. PETERSBURG, FLORIDA:

SECTION 1. SHORT TITLE.

This Ordinance shall be known and may be cited as the “GTE Media Ventures Incorporated Cable Franchise Ordinance.”

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SECTION 2. GRANT AND TERM.

(a) The City of St. Petersburg, Florida, herein called “City” or “Grantor,” hereby grants to GTE Media Ventures Incorporated, herein called “Grantee,” the non-exclusive right and privilege to install, maintain and operate within the rights-of-way, except as hereinafter limited, of all public streets, parkways, alleys and utility easement strips within the franchise area, described in Section 23 of this Ordinance, herein for convenience called “street” or “streets,” cables and other conductors, not including antennas, with the necessary appurtenances; and, in addition, so to use and operate similar facilities or properties including, but not limited to, any public utility, rented or leased from other persons, including, but not limited to, other grantees franchised or permitted to do business in the City, for the construction, maintenance and operation of a cable system (hereinafter referred to as cable system). For purposes of this ordinance, the term “cable system” shall be defined as set out in 47 U.S.C. 522 (6), as amended by the Telecommunications Act of 1996.

(b) Grantee’s right to use and occupy said streets for the purposes herein set forth shall be non-exclusive, and the City reserves the right to grant the use of said streets, for the same or a different purpose, to any person or persons at any time upon terms and conditions satisfactory to the City and to grant a similar franchise to any person(s) or entities other than Grantee.

(c) The term of the grant herein contained shall commence on the effective date of this Ordinance and shall continue for a term of ten (10) years.

SECTION 3. COMPLIANCE WITH OTHER LAWS; DISPUTE RESOLUTION.

(a) Compliance With Laws and Standards — The construction, maintenance and operation of the cable system by Grantee shall be in full compliance with the National Electric Code, as from time to time amended and revised, and with all other applicable rules and regulations now in effect or hereafter adopted by the Federal Communications Commission, the Florida Public Service Commission, the State of Florida, the Grantor, or any other agency which now or hereafter has jurisdiction over the activities of the Grantee.

(b) Police Powers Acknowledged — In entering this franchise, the Grantee acknowledges that its rights thereunder are subject to the police powers of the Grantor to adopt and enforce general ordinances or regulations necessary for the safety and welfare of the public; and it agrees to comply with all applicable general laws, ordinances, and regulations enacted by the Grantor pursuant to such power.

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(c) Conflicts with Franchise Terms — Any conflict between the provisions of this franchise and any other present or future lawful exercise of the Grantor’s police power; shall be resolved in favor of the latter, except that any such exercise that is not of general application and which contains provisions inconsistent with this franchise shall prevail only if upon such exercise, Grantor has found an emergency to exist, constituting a danger to health, safety, property or general welfare, or such exercise is required by law. In the event any exercise of the Grantor’s police power does not have equal force and effect upon each and every similarly situated franchised cable system operating within Grantor’s jurisdiction, it will not be enforced against Grantee.

(d) Challenge Provisions —Nothing contained in this franchise shall impair any of the rights or remedies of the Grantor or Grantee under applicable law, subject in each case to the terms and conditions of this franchise; and Grantor or Grantee may challenge any provision of this franchise based on a change in law, should the law pertaining to a particular provision change subsequent to the adoption of this franchise.

(e) Laws Governing — This franchise shall be construed to have been executed in the City of St. Petersburg, Florida, and shall, in determining validity, interpretation, effect, construction, application or any other respect, be governed by the Laws of the State of Florida and applicable federal law.

(f) Jurisdiction and Venue — The Grantor and Grantee agree that disputes with respect to Section 14(c) shall be decided by binding arbitration, which shall be conducted pursuant to Florida Statutes Chapter 682. All other disputes arising out of this franchise shall be decided by a court of competent jurisdiction. Venue shall be in the Circuit Court for the Sixth Judicial Circuit, in and for Pinellas County, Florida, St. Petersburg Division except for matters involving construction of federal law or regulation, which shall be in the Untied States District Court for the Middle District of Florida, Tampa Division.

SECTION 4. CONDITIONS, LIMITATIONS AND REQUIREMENTS.

This grant is made upon the following conditions, limitations and requirements:

(a) All installations in the public right-of-way shall be done by Grantee in accordance with the specifications and requirements of the City. Any repair work which requires the disturbance of the surface of any street, or which will interfere with traffic, shall not be undertaken until Grantee shall have secured City permits as required in all other cases.

(b) All transmission and distribution structures, lines, and equipment erected by Grantee within the City shall be so located as to cause minimum interference with the proper use of streets, and to cause minimum interference with the rights or reasonable convenience of property owners who adjoin any of said streets.

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(c) In case of any disturbance of pavement, sidewalks, driveways, or other surfacing, grass, or other landscaping, Grantee shall, at its own expense and in a manner approved by the City, promptly replace and restore such places so disturbed in as good condition as before said work was commenced. Restoration of pavement, sidewalks or driveways only shall be warranted for a period of one (1) year from the date of completion of a final inspection by Grantor.

(d) Grantee shall not place any fixtures or equipment where the same will interfere with any gas, electric, telephone, cable system, water, or sewer lines, reclaimed water lines, fixtures, or equipment; and the location by Grantee of its lines and equipment shall be in such manner as not to interfere with the usual travel on said streets and the use of the same for the installation or operation of gas, electric, telephone, cable system, water, or sewer lines’ equipment.

(e) Grantee, on the request of the City, shall temporarily raise or lower its overhead lines to permit the moving of buildings or other objects. There shall be at least forty-eight hours notice given to Grantee of the proposed date and route for movement of such buildings of other objects. The reasonable cost of temporarily raising or lowering of such lines is to be borne by the person or organization moving the buildings or other objects, which cost shall be paid in advance by said person or organization, except in the case of a governmental body or agency, in which event the cost shall be borne by Grantee.

(f) Nothing in this franchise ordinance shall vest in Grantee any property rights in City-owned property, nor shall the City be compelled to maintain any of its property any longer than, or in any fashion other than, in the City’s judgment its own business or needs may require.

(g) The City shall net be liable to Grantee or any other person or persons for any damage occurring to the property of Grantee caused by employees of the City in the performance of their duties, nor shall the City be held liable to Grantee or any other person or persons for the interruption of the Grantee’s service by actions of City employees in the performance of their duties unless damage was caused by the willful actions of City employees.

(h)(1) Grantee’s system may be installed above ground in areas where existing power or telephone facilities are above ground and shall be installed underground in areas where such existing power and telephone facilities are installed underground. Grantee shall endeavor to enter into agreements for the purpose of sharing these facilities with any person, firm or corporation now or hereafter authorized by permit, license, franchise or otherwise to erect and maintain overhead or underground wires and cables, it being the intent hereof that all above ground installations of Grantee’s system shall be accomplished on existing utilities’ poles and easements where feasible.

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(2)(A) During cable system construction or rebuilding, Grantee shall permit the City, other public utilities and any other authorized user of the right-of-way to install and maintain compatible facilities in trenches constructed and owned or controlled by Grantee, while they are open, provided that Grantee is the permittee as authorized by the Engineering Department and that Grantee determines, in the exercise of its reasonable good faith discretion, that __ undue interference with its use or occupancy of such trenches will result

(B) Other users of such trenches, as a condition to die occupancy of those trenches, shall be required to enter into a written agreement with Grantee to bear their pro rata share of the costs of construction of such trenches, including but not limited to design, redesign, permits, approvals, additional costs of providing wider, deeper trenches or other modifications to accommodate such users.

(C) The City or any other potential co-located user of Grantee’s trenches shall give written notice to Grantee of any intended co-location in Grantee’s trenches no later than thirty (30) days following notice by Grantee of its intent to open trenches within the public rights-of-way of the City. Such notice by potential co-located users shall include such user’s system design. If the parties are not able reasonably to negotiate a written agreement within thirty (30) days after Grantee’s receipt of such notice, Grantee shall be permitted, after approval by the Grantor, such approval to be given within 24 hours and not to be unreasonably withheld, to proceed with construction without the participation of such potential user. For purposes of this subsection, “potential co-located users” shall consist of those entities identified on a Potential Co-Location User list which shall be developed jointly between Grantor and Grantee within one week of the date of enactment of this Franchise.

(I) Grantee shall relocate any above ground portion of its system underground in any area where existing power and telephone facilities are hereafter so relocated. Any such relocation shall be at Grantee’s expense, and such relocation shall be accomplished concurrently with relocation of any such power and telephone facilities.

(j) Grantee acknowledges that its authority to enter the Grantor’s right-of-way pursuant to this franchise is non-exclusive and that the Grantor has authority to grant similar rights to public utilities and companies providing service similar to the Grantee’s.

(k) Grantee’s work while in progress, shall be properly protected at all times with suitable barricades, flags, lights, flares, or other devices as are reasonably required to protect all members of the public having occasion to use the portion of the streets involved or adjacent property.

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(l) Grantee shall have the authority to trim trees upon and overhanging streets of the City so as to prevent the branches of such trees from coming in contact with Grantee’s wires and cables, all trimming to be done under the supervision and direction of the City and it the expense of Grantee.

(m) Grantee shall promptly, and at its own expense, relocate or modify any part of its system which the City may request in connection with any exercise of its police powers including the abandonment of any right-of-way or street, or to accommodate improvements to such streets, or to accommodate City sewer, water, electric, communications, or other City facilities occupying any part of the streets.

(n) The City shall have free use of any poles owned by Grantee in Grantee’s system to carry conductors for any City-owned electric, communications or signaling system and provided such use is for governmental purposes.

(o) It is understood that there are within the City of St. Petersburg various streets which the City does not have the unqualified right to authorize Grantee to use, because of reservations in favor of the dedicators or because of other legal impediments; therefore, in making this grant, the City does not warrant or represent as to any particular street or portion of a street that it has the right to authorize Grantee to install or maintain portions of its system therein, and in each case the burden and responsibility for moving such determination in advance of the installation shall be upon Grantee.

(p) If Grantee should, after a reasonable time for action and upon written notice, fail to make any repair, remove or relocate any part of its system as required by this franchise or otherwise by law, or otherwise perform its obligations hereunder, then the City is hereby authorized to do the same at Grantee’s expense, and Grantee shall reimburse the City for the cost thereof promptly upon receipt of an invoice.

SECTION 5. EMERGENCY USE OF FACILITIES.

In the case of any emergency or disaster, as determined by the Mayor of the City or the City Council, Grantee shall, upon request of the City, make its system available to the City without charge for use during the emergency or disaster period.

SECTION 6. OTHER BUSINESS ACTIVITIES.

This franchise authorizes only the operation of a cable system as provided for herein, and does not take the place of any other franchise, license, or permit which might be required by the controlling federal, state or local law.

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SECTION 7. PROTECTIVE AND INDEMNITY PROVISIONS.

(a) The Grantee shall indemnify and hold harmless the City, its officers, agents and employees from all judgments, claims, liabilities, demands, interest, court costs and attorneys’ fees arising out of or connected with the installation and/or operation of Grantee’s cable system authorized herein, not resulting from City’s gross negligence, willful misconduct or criminal acts as determined by a court of competent jurisdiction.

(b) The Grantee shall pay, and by its acceptance of this franchise, the Grantee specifically agrees that it will pay all damages and penalties which the City legally may be required to pay as a result of the granting of this franchise. These damages or penalties shall include, but shall not be limits to, damages arising out of copyright infringements and all other damages arising out of the installation, operation, or maintenance of the cable system authorized herein, whether or not any act or omission complained of is authorized, allowed, or prohibited by this franchise.

(c) Grantee shall maintain, and by its acceptance of this franchise specifically agrees that it will maintain throughout the terms of this franchise, liability insurance insuring the City and Grantee with regard to all damages mentioned in subparagraphs (a) and (b) above in the minimum amounts of:

(1)	$1,000,000 for bodily injury or death to any one person, within the limit, however, of $3,000,000 for bodily injury or death resulting from any one accident;

(2)	$500,000 for property damage resulting from any one accident;

(3)	$1,000,000 for the infringement of copyrights (if commercially available at a reasonable rate, as determined by the City), and

(4)	$1,000,000 for all other types of liability.

(d) Grantee shall maintain, and by its acceptance of this franchise specifically agrees that it will maintain throughout the term of this franchise, a faithful performance bond running to the City, with a good and sufficient surety approved by the City, in the penal sum of $50,000, conditioned that Grantee shall well and truly observe, fulfill, and perform each term and condition of this Franchise and that, in case of any breach, the City shall be entitled to recover from the principal and sureties thereof the amount of all damages, including all costs and attorney’s fees incurred by the City, approximately resulting from the failure of Grantee to well and faithfully observe and perform any and all of the provisions of this franchise.

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(e) The insurance policy or certificate and bond obtained by Grantee in compliance with this section have herewith been filed with and approved by the City Council, and such insurance policy or certificate and bond, along with written evidence of payment of required premiums, shall be filed annually and maintained with the City Clerk during the term of this Franchise.

SECTION 8. OPERATION AND MAINTENANCE OF SYSTEM.

(a) The Grantee shall render efficient service, make repairs promptly, and interrupt cable service only for good cause and for the shortest time possible. Such interruptions shall, insofar as possible, be preceded by notice to affected subscribers, and shall occur during periods of minimum use of the system.

(b) The Grantee shall maintain a business office in the County. The office shall be open during all usual business hours, have a listed telephone, and be so operated that customers may make payments, order service, and drop off for repair (or pick up) set top boxes. Grantee will also provide a local or toll-free number which customers may call 24 hours a day, 365 days a year, staffed with trained customer service representatives for the purpose of requesting repairs and registering complaints regarding service, equipment, and billing matters.

(c) Grantor’s designated representative shall be responsible for monitoring Grantee’s compliance with the terms of this section.

SECTION 9. SAFETY REQUIREMENTS.

(a) Grantee shall at all times employ due care, and shall install and maintain in use commonly accepted methods, procedures, and devices for preventing failures and accidents which are likely to cause damage, injuries, or nuisances to the public.

(b) Grantee shall install and maintain its wires, cables, fixtures, and other equipment in accordance with the requirements of the National Electric Safety Code promulgated by the National Bureau of Standards and the National Electrical Code of the American Insurance Association, and in such manner that they will not interfere with any installations of the City, a public utility, a private communications system or a cable system serving the City; provided that such issues of interference with public utilities, private communications systems and cable systems will not be subject to this franchise if addressed in agreements with the public utility, private communications system, cable system owner or pole owner.

(c) All structures and all lines, equipment and connections in, over, under, and upon the streets of the City, wherever situated or located, shall at all times be kept and maintained in a safe, suitable, substantial condition, and in good order and repair.

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(d) Grantee shall have sufficient employees to provide safe, adequate, and prompt service at all times for its system.

SECTION 10. PREFERENTIAL OR DISCRIMINATORY PRACTICES PROHIBITED. EQUAL EMPLOYMENT OPPORTUNITY.

(a) A Grantee shall not, as to rates, charges, services, facilities, regulation, or in any other respect, make or grant any undue preference or advantage to any person, nor subject any person to any prejudice or disadvantage. However, this section is not intended to restrict normal, competitive or periodic, promotional or marketing efforts respecting product or prices.

(b) Grantee shall not deny access to cable services to any group of potential residential cable subscribers because of the income of the residents of the local area in which such group resides.

(c) Grantee shall not require exclusive contracts for the provision of cable service to any subscriber, including an owner of multiple dwellings, or unit owners of condominium associations, except that notwithstanding the terms of this section of this franchise, Grantee may require an exclusive contract to provide cable television service for multiple dwelling units or unit owners of condominium associations if Grantee is to provide monthly bills for service to individual dwelling units or condominiums, or when materials, pricing differentials, program service differentials or maintenance of cable television facilities are provided by Grantee as consideration for such exclusivity.

(d) Grantee shall, in its operations, strictly adhere to applicable federal, state and local civil rights laws and regulations, as they may be amended from time to time, including Title VII and all applicable EEOC regulations.

SECTION 11. REMOVAL OF FACILITIES UPON REQUEST.

Upon termination of service to any subscriber, Grantee shall promptly, and without charge, remove its facilities and equipment from the premises of such subscriber upon his written request.

SECTION 12. EDUCATIONAL AND GOVERNMENTAL ACCESS.

(a) Grantee shall provide a single standard service drop from the subscriber network, and shall provide cable service including the basic service tier over such drop, to the following facilities if its activated network distribution lines have been extended to within 500 feet of such facilities: all public primary, middle, secondary, higher education and technical schools, all public libraries, City-owned recreational buildings, City Hall, City Police Station, City Fire Stations, Airport Terminal, Bayfront Center, ThunderDome, Public Works Building and any other City facilities.

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Such facilities include those facilities listed in Addendum 2 to this Franchise, as well as such similar facilities which may be constructed subsequent to the effective date of this Franchise. Such cable drop and service shall be without installation or monthly service charges. Grantee is not required by this subsection to include distribution systems within the applicable facilities. Grantee shall not be required to make any water crossing to meet the requirements of this subsection.

(b) Grantee shall provide to the Grantor, at no charge, a total of twelve (12) hours each week of production and/or postproduction video taping for coverage of government meetings, public events, and government activities in accordance with policies and schedules to be agreed to by the Grantor and Grantee. Grantee may fulfill this obligation with either fixed studio facilities or with mobile production facilities and shall begin fulfilling this obligation no later than the date of activation of the first subscriber under this franchise or January 1, 1997, whichever is earlier.

(c) The Grantee shall designate one government access channel on the cable system. The Grantee will provide and maintain a feed path and the necessary equipment at the Grantee’s headend and at the City video distribution point to acquire and distribute the City’s government access channel to basic subscribers in the franchised area. Grantor’s distribution point shall be located at 1300 First Avenue North, St. Petersburg, Florida, but may change upon mutual agreement of Grantor and Grantee. This channel is designated for government access purposes only and not for commercial purposes and shall not contain advertising for commercial products other than those products or services offered for sale by the Grantor. This subsection precludes advertising of services which are in direct competition with Grantee or its affiliates. The solicitation and on air acknowledgement of funding for the purposes of producing material of a nature consistent with government access programming shall not be construed as soliciting advertising in violation of this subsection. Any provision by Grantee and utilization by the City of this channel shall be in accordance with all applicable federal, state, and local laws. Grantee is specifically not required to provide this channel unless and until so requested by the City. The City will be responsible for editorial control of this channel and is solely responsible for its content

(d) The Grantee shall provide Grantor with a grant in the amount of $120,000.00 for the Grantor’s purchase of equipment to be used in the production of Grantor’s government access program. Such grant shall be payable to the Grantor not later than thirty (30) days after enactment of this Franchise.

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(e) Nothing in this franchise shall prevent the Grantee from using such unused government access channel capacity for commercial purposes. The Grantee shall have the right to assume use of any government access channel abandoned by the City. Abandonment shall be deemed to have occurred if the City, for other than technical reasons, shall fail to provide at least twenty (20) hours of programming in a sixty (60) day period. Previous abandonment shall not preclude the City from subsequently requesting a government access channel and the Grantee’s obligation under this franchise to provide such channel capacity shall continue.

(f) In addition to the Grantee’s obligation, assumed in subsection (c), to carry a single access channel for distribution of the City’s government programming, the Grantee, at the City’s option and upon specific request, shall provide one additional channel (as defined under applicable federal statute and regulation, a band of frequencies 6 MHz wide) which the City may use for non-cable communications services such as voice, data, video, telemetry or other services for its governmental communications needs between City facilities served by the Grantee. The Grantee shall determine and assign the location of such channel on the frequency band, except that the Grantee may not set the frequency band or channel at a point in the spectrum where no commercial bandwidth management equipment is available. Any provision by Grantee and utilization by the City of this channel shall be in accordance with all applicable federal, state and local laws. Grantee is specifically not required to provide this channel unless and until so requested by the City. The City shall not lease or otherwise make this channel available to third parties. It will be the City’s responsibility to provide all equipment necessary to provide bandwidth management and signal preparation, transmission and reception. The Grantee reserves the right to set technical standards and specifications for this equipment consistent with maintaining adequate signal quality and protection of all signals in the system from interference. Any provision by Grantee and utilization by the City shall be in lieu of and in full satisfaction of any City requirement for any institutional network facilities or services.

(g) Grantee shall provide two educational channels at no charge for the transmission of local educational programming. The City may elect to establish, in conjunction with Grantee, rules and regulations for use of the educational channels. Capacity on the educational channels may be used by Grantee when it is not being used for educational purposes. The parties understand that the two educational channels to be provided are the two educational channels currently offered in Pinellas County by the Pinellas County School District and St. Petersburg Junior College and are not intended to be in addition to those two educational channels. However, if these two entities discontinue their educational channels, Grantor will have the right to continued use of two channels for educational purposes but, in such event, Grantee nay use said two channels until Grantor elects to so utilize or in the event Grantor so utilizes the channels and subsequently abandons the channels. For purposes of this subsection, the term “abandonment” shall be defined and applied as that term is defined and applied in subsection 12(e) of this Franchise.

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(h) Unused air time on channels allocated to Grantor, including government access and educational channels, may be used by the Grantee under the following circumstances:

(1) The City agrees to such use in writing, and

(2) The Grantee and the City agree in writing to the schedule of such use.

(i) The Grantee is encouraged to cooperate with surrounding cable companies in the formulation of a City-wide network for the purpose of emergency communications services and the dissemination of information that may be of interest to all citizens of the Tampa Bay Area.

SECTION 13. PAYMENTS TO THE CITY AND FINANCIAL RECORDS AND REPORTS.

(a) At the request of the City, Grantee shall provide, at a location within Pinellas County, its permanent books, ledgers, journals, accounts and records, wherein Grantee shall keep all entries necessary to reflect gross revenues from cable service provided within the franchise area. Such documents shall be kept and maintained in accordance with accepted accounting principles, except to the extent such principles are inconsistent with the terms of this franchise, which shall be controlling. All of the said documents shall, on written request of the City, be open for examination and audit during ordinary business hours, and shall be retained by the Grantee for a minimum of four (4) years.

(b) The Grantee shall provide the following reports and payment to the City:

(1) On or before the 20th day of each month, following the end of each of Grantee’s fiscal quarter, during the term thereof, a report of all of Grantee’s aforesaid gross revenues from cable service provided within the franchise area during the preceding fiscal quarter. Such report shall be submitted on forms prescribed by the City, and shall be accompanied by payment to the City of the amount of the franchise fee. Franchise fee payment shall be calculated as five percent (5%) of gross revenues as set forth in Section 13 with no adjustment made for the time value of money. The franchise fee statement submitted with each payment will contain the following information:

•	Total number of subscribers in franchise area

•	Total actual revenue

•	30-Day accounts receivable

•	60-Day accounts receivable

•	90-Day accounts receivable

•	120-Day accounts receivable

•	Write-offs

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(2) A certified and complete annual statement of Grantee’s annual gross revenues for each twelve (12) month period hereunder, within 90 days after the close of each such fiscal year.

(3) Any other financial or statistical reports respecting homes passed and plant miles, number of subscribers, rates, and service calls completed within 24/48 hours, which the City from time to time may reasonably require by written notice to the Grantee.

(c) The Grantee shall pay to the City five percent (5%) of gross revenues derived by Grantee from the provision of cable service over the cable system within the franchise area and as outlined in this section. Within the scope defined by the preceding sentence, gross revenue includes, but is not limited to, revenues from subscriber fees, pay per view fees, pay television fees, advertising, commissions on shopping channel sales, post production and video taping fees, equipment rental, equipment sales, equipment service, maintenance agreements, service contracts, broadcast feed, production and pickup fees, but shall not include any taxes, surcharges or other governmental assessments imposed on services furnished by Grantee.

(d) In the event applicable legislation permits a franchise fee greater than 5%, the Grantee agrees to renegotiate with the City with respect to a franchise fee rate higher than 5%, as permitted by law. In the event applicable legislation authorizes a maximum franchise fee less than 5%, the City agrees to lower the franchise fee to a rate no higher than permitted by law. The franchise fee shall be no greater than the franchise fee imposed by the City upon any other cable operator operating a cable system within any portion of the franchise area.

SECTION 14. CITY RIGHTS IN FRANCHISE.

(a) The right is hereby reserved by the City to adopt, in addition to the provisions contained herein and in existing applicable ordinances, such additional regulations as it shall find necessary in the exercise of the police power, subject to Section 3 of this franchise.

(b) Provided Grantee does not seek renewal or renewal is properly denied pursuant to 47 U.S.C. §§ 546 et seq., at the expiration of the term for which this franchise is granted, or upon its termination and cancellation, as provided for herein but subject to Section 25 (Termination of Franchise by Grantee), the City shall have the right to require Grantee to remove, at its own expense and with dispatch, all portions of its system from the City streets.

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(c) Provided Grantee does not seek renewal of its franchise upon expiration, or renewal is properly denied, pursuant to 47 U.S.C. §§ 546 et seq., the City hereby reserves the right at the expiration of this franchise, and Grantee hereby grants the City the right, to purchase all or any part of the property or assignable lease rights of Grantee’s cable system operated within the City’s municipal boundary, at fair market value as a going concern, but with no value allocated to the franchise itself. If fair market value cannot be agreed to by Grantee and Grantor, third party bids may be solicited to establish fair market value and the City shall then have first right of refusal. If no good faith third-party bids are presented within a reasonable period of time, such fair market value shall be determined by arbitration in accordance with subsection 3(f) of this franchise.

(d) If the City elects to purchase said property pursuant to the provisions hereof, it shall give written notice of its election to the Grantee within sixty (60) days prior to the expiration of the term hereof.

Upon the exercise of this option by the City, and receipt of payment as determined in accordance with applicable statutes, the Grantee shall immediately execute such deeds or instruments of conveyance to City as shall be required to convey to City the title of the property.

SECTION 15. MAPS AND ADDITIONAL REPORTS TO BE FILED BY GRANTEE.

(a) Grantee shall file with the Director of Engineering, upon his request, accurate maps or plats of all existing installations, promptly as such maps or plats are prepared, which shall be accomplished not later than sixty (60) days after such request.

(b) If Grantee is a publicly-held corporation, Grantee shall file annually with the City Clerk, not later than sixty (60) days after the end of Grantee’s fiscal year, a copy of its report to its stockholders.

(c) Grantee shall keep on file with the City Clerk a current list of its owners, stockholders, and bondholders; provided, however, that this requirement shall be inapplicable if Grantee’s stock is listed on a national exchange.

SECTION 16. RATES TO BE CHARGED BY GRANTEE.

(a) Should the Grantor have, by virtue of a change in federal law subsequent to the date of enactment of this Franchise, the power, authority or right to approve any changes in subscriber rates or otherwise to regulate rates, it may take all regulatory actions to the extent such future enactment may specifically empower Grantor so to take.

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(b) If in the future, the State of Florida, FCC or other duly constituted authority regulates the rates of Grantee for the service provided for in this franchise, this section shall be of no effect to the extent of any conflict therewith during the period of time such federal or state regulation is in effect.

SECTION 17. QUALITY OF SERVICE.

The Grantee expressly undertakes and agrees that it will at all times during the term hereof transmit signals of strength and quality, and use such materials and components, as are necessary to insure that Grantee’s subscribers will receive throughout the term hereof a quality of cable service in conformance with NCTA cable performance standards.

SECTION 18. PERFORMANCE BONDS FOR ALL MAJOR SYSTEM ADDITIONS AFTER INITIAL CONSTRUCTION.

Before awarding any contract for the construction of any major (more than ten (10) consecutive plant miles) portion of its system in or under the streets or other City-owned property, the Grantee shall file with the City a $10,000 performance bond from its proposed contractor, in a form and issued by a company satisfactory to the City, guaranteeing the completion of the work called for under such contract, and the payment of all claims for services, labor, or materials arising from or in connection with the work called for under such contract.

SECTION 19. CITY’S RIGHT OF INTERVENTION.

The Grantee agrees not to oppose intervention by the City in any suit or proceeding to which the Grantee is a party, and which concerns this franchise or the construction or the validity thereof.

SECTION 20. PROGRAMMING DIVERSITY.

Grantee will endeavor to provide a programming mix which recognizes the cultural diversity of the marketplace.

SECTION 21. GRANTEE’S RULES.

The Grantee shall have the authority to promulgate such rules, regulations, terms, and conditions governing the conduct of its business as shall be reasonably necessary to enable it to exercise its rights and to perform its obligations under this franchise ordinance, and to assure an uninterrupted service to each and all of its customers; provided, however, that such rules, regulations, terms and conditions shall not be in conflict with the provisions hereof and that a copy thereof shall be filed with the City Clerk, and shall thereafter be maintained current by the Grantee.

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SECTION 22. FRANCHISE AREA.

The Grantee shall provide service to all areas of the City of St. Petersburg as follows: Grantee shall make available cable service to all residential dwelling units. When requested by subscribers, Grantee shall make available cable service to all non-residential buildings where the density exceeds 20 subscribers per linear mile. In cases where the capital investment in providing service to non-residential buildings will exceed $2,000.00 per subscriber and the Grantee can demonstrate that the cost would necessitate overall subscriber rate increases, Grantee may request a formal hearing before the City Council to waive the non-residential service requirement. In granting any such waiver, Council shall make a finding that the waiver is in the best interests of the City. In reaching its decision, Council will consider the competitive environment of the cable television industry within the City, the nature of the non-residential building(s) requesting service, the availability of alternative methods of television signal receipt available to the non-residential building(s) requesting service, Council’s own past decisions under this subsection, if any, and the general health, safety and welfare of the residents of the City.

SECTION 23. EXTENSION OF CITY LIMITS.

Upon the annexation by the City of St. Petersburg of any territory served by the Grantee, the right and franchise hereby granted shall extend to the territory so annexed; and all facilities owned, maintained or operated by Grantee, located within, under, or over streets of the territory so annexed, shall thereafter be subject to all the terms hereof. An annexed area shall be considered served by Grantee if Grantee serves at least three percent (3%) of the households in the annexed area or, in the case of undeveloped or industrial land tracts, if Grantee has erected or buried feeder cable along right-of-way within the annexed area or in or on bounding streets or rights-of-way around the annexed area for a distance of one percent (1%) of the total linear circumference of the annexed area.

SECTION 24. TERMINATION OF FRANCHISE BY GRANTOR.

(a) In addition to all other rights and powers pertaining to the City by virtue of this Franchise or otherwise, the City reserves the right, as defined in federal or state legislation, to terminate and cancel this Franchise and all rights and privileges of Grantee hereunder in the event that Grantee:

(1) Violates any provision of this franchise or any rule, order, or determination of the City made pursuant to this franchise (except where such violation, other than of subsection (2) below, is without fault or through excusable neglect; provided that such violation is corrected promptly by the Grantee after receipt of written notice from the City), and fails to begin cure within five (5) days of notice from the City and to complete cure within reasonable time after such notice, as determined by the City.

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(2) Becomes insolvent, unable or unwilling to pay its debts, or is adjudged a bankrupt;

(3) Attempts to dispose of its cable system in the franchise area in a manner other than as provided in this Franchise to prevent the City from purchasing same.

(4) Evades any of the provisions of this Franchise or practices any fraud or deceit upon the City.

(b) In addition to the provisions for termination provided for in subparagraph (a) hereof, upon sixty (60) days’ notice to the Grantee, City shall have the right to terminate this Franchise upon any actual change in, transfer of, or acquisition by any other party of, control of Grantee for which notice to the City would be required under § 27 of this Franchise. The word “control” as used herein is not limited to major stockholders but includes actual working control in whatever manner exercised. In the event Grantee provides a notice of transfer, Grantor shall have sixty (60) days from receipt of Grantee’s notice of transfer to provide its notice of intent to terminate pursuant to this subsection. If Grantor does not provide such notice of intent within sixty (60) days of receipt of Grantee’s notice of transfer, Grantor shall have been deemed to have waived its right under this subsection. Grantor will not exercise its right to terminate under this subsection without a finding by the City Council that the change in control would result in a substantive detrimental change in Grantee’s legal, technical, or financial ability to honor its obligations under this Franchise.

(c) Such termination and cancellation shall be by ordinance duly adopted after sixty (60) days’ notice to Grantee, and shall in no way affect any of the City’s rights under this Franchise or any provision of law. Before this Franchise may be terminated and canceled under this section, Grantee must be provided with an opportunity to be heard before the City Council.

SECTION 25. TERMINATION OF FRANCHISE BY GRANTEE.

(a) Grantee may terminate the Franchise and all of its obligations under this Ordinance under the following circumstances:

(1) At any time following sixty (60) days’ prior written notice to the City (or such shorter prior written notice as may be required under an applicable final order by the FCC or a federal court order) if, pursuant to an applicable final order by the FCC or a federal court, Grantee determines in the exercise of its good faith legal judgment that it is prohibited by federal or state law from acting as a cable operator within the City or otherwise complying with the material terms of this franchise agreement.

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(2) Within ninety (90) days after the end of five (5) years from the effective date of this Ordinance, if at the end of such five (5) year period, Grantee does not then have subscribers on its cable system in the City equal to at least ten percent (10%) of the total homes passed and capable of receiving service from such cable system, notice to terminate under this provision shall be given to the City in writing, with such termination to take effect no sooner than one hundred and twenty (120) days after giving such notice. Grantee shall also be required to give its then current subscribers not less than ninety (90) days’ prior written notice of its intent to cease operations.

(3) At any time, if Grantee determines in the good faith exercise of its business judgment that developments in applicable law or technology indicate that video consumers in the City can be better served by Grantee and/or its affiliate, including GTE Florida Incorporated (GTEFL), through a mode of operation other than a cable system, and submits to the City Council:

(i) certification, approved by the Federal Communications Commission (FCC) pursuant to the authority granted by Section 653 of the Telecommunications Act of 1996, of the operation of this cable system as an open video system; and

(ii) an agreement with the Grantor containing provisions substantially similar to the provisions contained in this franchise, to the extent that such provisions are applicable to grantee as a video program provider utilizing an open video system and/or are required under Section 653 of the Telecommunications Act of 1996; and

(iii) its affiliate’s adoption of provisions substantially similar to the provisions contained in this franchise, to the extent that any such provision is applicable to such affiliate, is in compliance with any applicable common carrier requirements, and also remains applicable to operation of an open video system under Section 653 of the Telecommunications Act of 1996. Submissions pursuant to this subsection (a)(3) shall be approved by the City Council within 90 days of their delivery by Grantee.

(b) Nothing in this section 25 or any other section of this Ordinance shall be construed to preclude GTEFL from being entitled to acquire or use this system for all lawful purposes related to GTEFL’s telecommunications business, in accordance with GTEFL’s existing grant of authority from Grantor pursuant to Ordinance No. 23-G, as may be amended or renewed from time to time.

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SECTION 26. ASSIGNMENT OF FRANCHISE AND RIGHTS IN CABLE SYSTEM.

(a) The rights and privileges hereby granted ill this Franchise are considered personal; and, except as provided herein, Grantee may not sell, assign, transfer, lease, pledge, mortgage or encumber such rights or privileges, or both, in whole or in part, either directly or by operation of law, without Grantor’s prior consent, which shall not be unreasonably withheld.

(b) Notwithstanding the restrictions in subsection (a), Grantee may transfer or assign the rights and privileges granted in this Franchise and any ownership or lease rights or obligations regarding same to an affiliate, being either a wholly-owned subsidiary of the Grantee or a company under common ownership or control with the Grantee, without prior consent, and such transfer or assignment will not give Grantor the right to terminate this agreement. Grantee will provide Grantor with timely notice of any transfers of assignments affected under this subsection and will deliver its affiliate’s designation of its use of the system as a cable system and its affiliate’s acceptance of the provisions contained in this Ordinance.

SECTION 27. NOTICE OF OWNERSHIP.

Grantee shall annually submit to the City a list of all shareholders and a list of all officers and directors. With respect to any change in shareholders that will result in voting control of Grantee’s stock being transferred to an entity not affiliated with GTE Corporation, Grantee shall provide Grantor with notice respecting such transfer no later than sixty (60) days prior to closing of such transfer.

SECTION 28. SEVERABILITY.

If any court of competent jurisdiction shall determine that any provision of this Franchise is invalid, illegal, unenforceable, or otherwise prohibited, or if any federal or state governmental agency shall establish or interpret any law, rule or regulation to the effect that any material or substantial provision hereof becomes invalid, illegal, unenforceable or otherwise prohibited, such holding shall in no way affect the validity of the remaining portions of this Franchise; provided the City of St. Petersburg does not find the invalidated provision to be essential to the Franchise as a whole, and declare the entire Franchise to be terminated

SECTION 29. CONFLICTING ORDINANCES.

All ordinances and parts of ordinances in conflict herewith shall be brought to City Council for their review and action. However, the City shall not hereby be deemed to have surrendered any part of its control over the streets, nor shall any other franchise granted to any other person, firm, or corporation be deemed to be repealed.

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SECTION 30. EFFECTIVE DATE.

This Ordinance shall take effect upon Grantee’s filing with the City Clerk its written acceptance of all of the terms and conditions hereof.

First reading conducted on the 25th day of July, 1996.

Passed by St. Petersburg City Council on second and final reading on the 15th day of August, 1996.

/s/ Illegible

_____________ member __________ Officer of the City Council

ATTEST:	/s/ Illegible	[SEAL]

City Clerk

Title Published: Times 1-t 8/5/96

ACCEPTANCE

Grantee accepts and hereby agrees to be bound by all the terms and conditions of this franchise, including addendum 1 and 2 attached hereto.

GTE MEDIA VENTURES INCORPORATED

	by	/s/ W. D. (Rick) Wilson

Dated 9/9/96		W. D. (Rick) Wilson President
Title

(SEAL)
APPROVED AS TO FORM AND SUBSTANCE:

/s/ Illegible

City Attorney or Assistant
APPROVED AS TO FORM AND LEGALITY

/s/ Illegible

Attorney, GTE Telephone Operations
Date: 9/5/94

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ADDENDUM 1

to the

CITY OF ST. PETERSBURG, FLORIDA

GTE MEDIA VENTURES

CABLE TELEVISION FRANCHISE

ORDINANCE NO. 239-G

PROVISIONS FOR SYSTEM

BUILD OUT

1.0	SCOPE

The purpose of this Addendum is to set forth a timetable and the conditions for the construction of an overbuild cable system in the City of St. Petersburg, Florida; and to provide, through a series of performance bonds, that the system will be constructed and activated in a complete and timely manner.

2.0 TERMS AND CONDITIONS

2.1 The terms of this Addendum shall apply until the system is built out to 95% of the available homes in St. Petersburg.

2.2 All power site locations must be landscaped in accordance with the surrounding property.

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2.3	The Grantee, its contractors, subcontractors, agents and representatives authorized to construct, erect, operate or maintain facilities on City streets shall be provided with Grantee-approved identification signage that clearly displays the Grantee’s name for the purpose of identification. Such signage shall be clearly displayed during such construction or erection.

2.4	All work including wire, cable, fiber optic, conduit, and trenching must be processed through the City’s permitting system. Right-of-way permit applications shall include detailed drawings of all powering site locations, showing placement relative to roadways and proposed landscaping. No work shall commence or continue until a paid permit has been issued. Permitting is not necessary for drop installation.

2.5	Grantor requires that each job site be attended by a supervisor, capable of speaking English, who has knowledge of and/or access to the design drawings and permits applicable to the work being performed.

2.6	The Franchise and this Addendum do not grant the Grantee, its contractors or subcontractors the right to enter any private property without the express consent of the property owner.

2.7	Grantee shall warrant for a period of one (1) year, such period to begin following final inspection and closure of each permit issued for initial buildout construction under this Addendum, all work done to repair City streets and other City property when Grantee has been required to excavate or bore under pavement, sidewalks or other City structures to install or repair its systems. Grantee shall, at no cost to the Grantor, repair sunken patches or trenches and make other repairs that become necessary because of such excavation, boring or other similar work.

3.0	SYSTEM BUILDOUT PLAN

The Grantee’s system shall be built in seven (7) phases, according to GTE Wire Centers.

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3.1	Buildout Schedule

Construction shall commence no more than 90 days following franchise approval. Construction should commence in the order shown below:

Location

Pasadena

Skyway

Lealman

Feather Sound

Gandy

St. Pete Main

St. Pete South

3.2	Permits

The Grantee will secure and pay for all necessary permits for construction.

3.3	Reports

The Grantor may, at its option, request quarterly reports on the build-out process. All reports so requested shall include, as a minimum:

•	Franchised area map showing progress to date.

•	Number of homes receiving service.

•	Status of actual progress versus buildout plan.

•	Any significant problems currently affecting the buildout process.

These reports shall be submitted to the City’s designated cable system administrator.

4.0	SYSTEM BUILDOUT SCHEDULE

Grantee shall construct the system in accordance with the table set out in § 5.1 of this Addendum 1. Grantee will activate this system as follows:

4.1	Within 18 months of construction start, 25% of all constructed plant activated.

4.2	Within 42 months of construction start, 95% of all constructed plant activated.

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5.0	BONDING REQUIREMENTS

5.1	Grantee will provide the following performance bond(s):

Miles of Plant Completed	Time Frame	Bond
0 - 300	18 Months	$200,000
301 - 700	36 Months	$100,000
701 - Complete	42 Months	$50,000

Time frame for bonding requirements under this section 5.1 shall begin when actual cable plant construction commences. (Does not include make ready.)

5.2	The Grantee will provide a General Performance Bond in the amount of $1,000,000.00, payable to the Grantor. This bond shall assure that 95% of the subscriber base within the franchised area as of the effective date of this Franchise shall have access to activated service on the system within 42 months from construction start.

5.3	If Grantee fails to meet the requirements of the Performance Bond date, the City, at its option, may proceed against the entire amount of the bond. This bond shall be posted within 45 days from date of Franchise enactment and must remain in effect until the Grantor and Grantee agree in writing that the system buildout is substantially complete.

5.4	For purposes of this Addendum, construction start shall be the day the first construction permit for the system is issued.

6.0	FORCE MAJEURE

In the event any party is delayed in the performance of any act or obligation pursuant to or required by this Addendum 1 as the result of any one or more of the following events, including events of Force Majeure: fire, flood, earthquake, hurricane, war, declaration of hostilities, revolts, civil strife, alteration or commotion, epidemic, or because of other force majeure, the required act or obligation shall be extended by the number of calendar days equal to the total number of calendar days, if any, that such party is actually delayed by such events. The party seeking excuse for non-performance and/or delay in performance under this section shall give notice to the other party, as soon as possible, specifying the reason for and anticipated duration of the non-performance and/or delay in performance. If such delay shall be continuing thereafter, notice shall be repeated no less than monthly. Any party seeking excuse for non-performance and/or delay in performance under this section shall use its best efforts to rectify any condition causing such delay and shall cooperate with the other party to overcome any delay that has resulted.

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ADDENDUM 2

LOCATIONS TO BE PROVIDED CABLE SERVICE

Location	Address
Airport & Maritime Facilities
Airport	107 Eighth Ave SE, 33701
Port	250 Eighth Ave SE, 33701
A1 Lang Complex	230 First St So., 33701
Azalea Branch Library	7801 22nd Ave No, 33701
Bayfront Center	400 First St So, 3370
Boyd Hill Nature Trail	1101 Country Club Way So, 33705
City Hall	175 Fifth St No, 33701
Coliseum	535 Fourth Ave No, 33701
Consolidated Inventory Warehouse	327 17th St No, 33713
Credit Union	400 16th St No, 33713
Dwight H. Jones Neighborhood Center	1035 Burlington Ave No, 33705
Enoch Davis Center	1111 18th Ave So, 33705
Fire Headquarters	400 M L King St So, 33701
Fire Station #1	455 Eighth St So, 33701
Fire Station #2 (Tierra Verde Satellite)	1420 Pinellas Bayway, 33715
Fire Station #3	2701 Fifth Ave So, 33712
Fire Station #4	2501 Fourth St No, 33704
Fire Station #5 (Master Station)	455 Eighth St So, 33701
Fire Station #6	901 49th St No, 33713
Fire Station #7	6995 M L King St No, 33702
Fire Station #8	4701 M L King St So, 33705
Fire Station #9	475 66th St No, 33710
Fire Station #10	2800 30th Ave No, 33713
Fire Station #11	5050 31st St So, 33712
Fire Station #12 (Shore Acres)	1651 Bayou Grande Blvd NE, 33702
Fire Station #13 (Gandy Station)	10383 Oak St NE, 33716
Fleet Management Division Complex	1800 Seventh Ave No. 33713
General Maintenance (Public Works)	1635 Third Ave No. 33713
Huggins-Stengel Field Clubhouse	1320 Fifth St No, 33704
Johnson Branch Library	1111 18th Ave So, 33705
Main Library	3745 Ninth Ave No, 33713
Mangrove Bay Golf Course	875 62nd Ave NE. 33703
Mirror Lake Library	280 Fifth St No, 33701
Municipal Branch Library	5th Street & 3rd Avenue North
Municipal Services Center	1 - Fourth Street North
North Branch Library	861 70th Ave No, 33702
Office On Aging (Sunshine Center)	330 Fifth St No. 33701
Pier	800 Second Ave NE, 33701
Police Department	1300 First Ave No, 33705
Public Utilities (Public Works Complex)	1635 Third Ave No, 33713

239-G

ADDENDUM 2

(Continued)

LOCATIONS TO BE PROVIDED CABLE SERVICE

Location	Address
Reclaimed Water Division	290 16th St No, 33713
Southeast Plant-Albert Whitted	601 8th Ave NE, 33701
Northeast Plant	1160 62nd Ave NE, 33703
Northwest Plant	7500 26th Ave No, 33710
Southwest Plant	3800 54th Ave So, 33711
Azalea Adult Center	1600 72nd St No, 33710
Bartlett Park	2000 Seventh St So, 33701
Bay Vista Neighborhood Center	7000 Fourth St So, 33705
Campbell Park Neighborhood Center	601 14th St So, 33705
Childs Park Community Center	4301 13th Ave So, 33711
Fossil Park	6635 M L King St No, 33702
Frank W Pierce Community Center	2000 Seventh St So, 33701
Gladden Park Neighborhood Center	3918 32nd Ave No, 33713
Lake Vista Community Center	1401 62nd Av So, 33705
Northwest Community Center	5801 22nd Ave No, 33710
Roberts Adult Center	1330 50th Ave No, 33703
Roberts Community Center	1246 50th Ave No, 33703
Shore Acres Neighborhood Center	4230 Shore Acres Blvd NE, 33703
Special Programs Office	3922 18th St No, 33712
Therapeutic Recreation Office	3922 18th St No, 33712
Walter Fuller Community Center	7891 26th Ave No, 33710
Wildwood Community Center	2650 Tenth Ave So, 33712
Willis S Johns Neighborhood Center	6635 MLK St No, 33702 (Fossil Park)
Sanitation Complex	2001 28th St No, 33713
Sanitation Vehicle Operations	1800 Seventh Ave No, 33713
South Branch Library	1201 Country Club Way So, 33705
Sunshine Center	330 Fifth St No, 33701
Traffic Engineering	1744 Ninth Ave No, 33713
Twin Brooks Golf Course	3800 22nd Ave So, 33711
Woodlawn Complex	1400 19th St No, 33713

__________

_____________

Memorandum

To:	Robert Fox

From:	Daniel Anseeuw

Date:	November 12, 1996

Re:	St. Petersburg Permits sequence of events (per your request).

1 AUGUST 13, 1996 – A PRE-CONSTRUCTION MEETING WAS HELD WITH THE CITY OF ST. PETERSBURG. IN ATTENDANCE WERE LARRY MIKELL, GTE; GARY WALKER, LUCENT TECHNOLOGIES; RON ALVAREZ, INTERNET; AND BRENDAN LYNCH, CITY OF ST. PETERSBURG. DURING THIS MEETING, THE FIBER ROUTE 3 PACKAGE WAS DELIVERED AND THERE WAS A DISCUSSION REGARDING THE LARGE VOLUME OF PAPER INVOLVED WITH EACH FIBER ROUTE. A GRID WAS PRESENTED TO ILLUSTRATE WHAT WOULD BE PROVIDED WITH EACH PACKAGE IT WAS AGREED UPON THAT ONLY ONE COVER SHEET AND UTILITY NOTIFICATION LETTER WOULD BE REQUIRED FOR EACH FIBER ROUTE. THE TOPO, CROSS SECTION SHEETS, AND DESCRIPTIONS WOULD BE SUBMITTED. BRENDAN LYNCH INDICATED HE WOULD ASSUME RESPONSIBILITY FOR THE NOTIFICATION OF ALL THE UTILITIES WITHIN THE AREA THE MEETING CONCLUDED WITH BRENDAN STATING HE WOULD REVIEW THE PACKAGE AND ALSO HAVE HIS DRAINAGE, WATER, SEWER AND RECLAIMED WATER DEPARTMENTS REVIEW FOR ACCEPTANCE.

AUGUST 28TH – RECEIVED A FIVE PAGE LETTER FROM THE CITY OF ST. PETERSBURG (SEE ATTACHED, EXHIBIT #1). ITEMS 4 AND 5 OF THE MEMO PERTAIN TO PERMITTING. IN ORDER TO ADHERE TO THE REQUIREMENTS IN THIS LETTER, GTEMV HAS TO PURCHASE THE CITY’S UTILITY ATLAS BOOKS.

SEPTEMBER – PURCHASED ATLAS PAGES PERTAINING TO FIBER ROUTE#3.

2 SEPTEMBER 9TH – RE-SUBMITTED FIBER ROUTE 3 WITH THE ADDITIONAL INFORMATION REQUESTED. SUBSEQUENTLY, I MET WITH BRENDAN TO REVIEW THE PLANS. THE PLANS WERE REJECTED DUE TO CITY UTILITIES NOT SHOWN. ALSO, PROPOSED BORE DEPTHS WERE REFLECTED TOO SHALLOW FOR THE CITY’S REQUIREMENTS.

CONFIDENTIAL	1

November 12, 1996

SEPTEMBER 10TH -1 DELIVERED A CHECK TO THE CITY OF ST. PETERSBURG IN THE AMOUNT OF $4,486.00 FOR THE PURCHASE OF THE ATLAS BOOKS FOR THE ENTIRE CITY OF ST. PETERSBURG.

SEPTEMBER 13TH - THE PERMIT PACKAGE WAS SUBMITTED FOR A THIRD TIME, SHOWING THE BORE DEPTHS BELOW ALL EXISTING CITY UTILITIES AT A MINIMUM DEPTH OF 36”, ACCOUNTING FOR THE DIAMETER OF THE EXISTING PIPE WITH A 12” SEPARATION BELOW THE EXISTING UTILITY. ALSO, IT WAS REQUESTED BY BRENDAN THAT WE INSERT THE GTE MEDIA VENTURES NAME AT ALL LOCATIONS THAT REQUIRE A BORE OR PROPOSED FACILITIES ON THE PRINTS, ON THE APPLICATIONS, ON THE UTILITY NOTIFICATION SHEETS, AND ON THE DESCRIPTION SHEETS. THIS PACKAGE WAS ALSO REJECTED.

OCTOBER 2ND - CONTACTED BRENDAN LYNCH IN REFERENCE TO THE APPLIED PERMITS. BRENDAN INFORMED ME THAT HE WAS NOT GOING TO REVIEW OR APPROVE THE PERMITS UNTIL HE RECEIVED A LETTER FROM FLORIDA POWER STATING THAT GTEMV WAS AUTHORIZED TO ATTACH TO THEIR POLES.

OCTOBER 7TH - BRENDAN LYNCH CALLED REQUESTING THAT WE SHUT DOWN ALL AERIAL CONSTRUCTION ON FPC POLES UNTIL THE CITY OF ST. PETE RECEIVES THE ABOVE NOTIFICATION. BRENDAN AGREED TO PROVIDE THIS REQUEST IN WRITING.

OCTOBER 8TH - CONTACTED BRENDAN REGARDING THE ABOVE LETTER. HE SAID THAT HE WOULD FORWARD THE LETTER, BUT IN THE MEANTIME HE WANTED US TO STOP ALL CONSTRUCTION.

OCTOBER 11TH - I CALLED TO ADVISE BRENDAN THAT DISCUSSIONS BETWEEN GTEMV AND FPC WERE IN THE PROCESS AND THAT AN AGREEMENT SHOULD BE REACHED SOON. I AGAIN ASKED BRENDAN TO MEET WITH ME TO REVIEW THE PERMITTING REQUIREMENTS. HE ADVISED ME THAT UNTIL THE CITY RECEIVES A LETTER AUTHORIZING GTEMV TO ATTACH TO FPC POLES, REVIEWING THE PERMITS WAS NOT ONE OF HIS PRIORITIES. HE ALSO ADVISED ME THAT GTEMV DID NOT STOP CONSTRUCTION AS HE REQUESTED. HE SAID THAT HE RECEIVED TWO COMPLAINTS, ONE FROM A RESIDENT CLAIMING THAT GTEMV HAD DAMAGED THE CURB IN FRONT OF HIS HOUSE AND THE OTHER FROM TIME WARNER ALLEGING THAT GTEMV HAD MOVED THEIR FACILITIES. FURTHERMORE, HE INFORMED ME THAT HE HAD INSTRUCTED HIS INSPECTORS TO SHUT US DOWN IF WE RETURNED ON MONDAY.

2

November 12, 1996

OCTOBER 15TH - RECEIVED A TWO PAGE LETTER FROM THE CITY OF ST. PETERSBURG (SEE ATTACHED EXHIBIT #2). ITEMS 1 AND 3 THROUGH 5 WERE COMMENTS FROM THE OTHER UTILITIES NOTIFIED IN THE PERMITTING PROCESS INDICATING THAT THEY DO NOT OBJECT WITH OUR PROPOSED PLAN. ITEMS 2 AND 6 PERTAIN TO PERMITTING.

OCTOBER 23RD - I CONTACTED BRENDAN TO DISCUSS THE REQUIREMENTS OF THE ABOVE LETTER. WE MUTUALLY AGREED THAT IT WAS IN OUR BEST INTEREST TO REVIEW THESE REQUIREMENTS WITH LUCENT’S PERMITTING TEAM. I SCHEDULED A MEETING WITH BRENDAN TO ALLOW JIM BROWN AND RON ALVAREZ (LUCENT’S PERMITTING TEAM) TO REVIEW THE PERMITTING REQUIREMENTS.

ON OCTOBER 25TH - JIM BROWN MET WITH BRENDAN LYNCH. BRENDAN WAS VERY COOPERATIVE AND REVIEWED THE UTILITY PLANS WITH JIM AND EXPLAINED THE PROCEDURE TO DETERMINE THE CALCULATIONS FOR THE DEPTHS AND ELEVATIONS OF THE CITY’S FACILITIES.

OCTOBER 29TH - BOTH JIM BROWN AND RON ALVAREZ MET WITH BRENDAN TO REVIEW ONE GRID UNDER THE CURRENT FORMAT THAT WE ARE USING. THEY LEFT THE PACKAGE FOR HIM TO REVIEW. THEY WERE INFORMED THAT HE WOULD CONTACT THEM BY THE END OF THE WEEK.

NOVEMBER 5TH - RON ALVAREZ CONTACTED BRENDAN AND ASKED HIS EVALUATION OF THE GRID PERMIT. HE INFORMED RON THAT HE HAD NOT REVIEWED THE GRID AND DID NOT KNOW WHEN HE WOULD HAVE TIME TO.

NOVEMBER 5TH - I MET WITH BRENDAN AND ASKED HIM FOR HIS EVALUATION OF THE ABOVE GRID PERMIT. HE INFORMED ME THAT HE HAD NOT REVIEWED THE GRID. I ADVISED HIM THAT WE HAD WORKED NUMEROUS HOURS (SAT. SUN. AND OVERTIME) TO PREPARE THE PACKAGE BASED ON HIS REQUIREMENTS AND THAT WE HAD COMPLETED THE ENTIRE FIBER ROUTE UNDER THIS FORMAT AND WILL BE READY TO RE-SUBMIT IT ON NOVEMBER 7TH.

BRENDAN PROVIDED GTEMV WITH A PERMIT AUTHORIZATION TO PLACE ALL OF THE POWER SUPPLIES IN THE PASADENA AREA (PERMIT #96-526-D-273).

NOVEMBER 7TH - DELIVERED PERMIT PACKAGE FOR THE FORTH TIME TO BRENDAN LYNCH. WE REVIEWED THE CONTENTS IN ONE OF THE GRIDS. BRENDAN STATED THAT IT LOOKED GOOD BUT THAT THE PACKAGE NEEDED TO BE REVIEWED BY

3

November 12, 1996

OTHER CITY ENTITIES. HE INFORMED ME THAT HE WOULD TRY TO HAVE IT READY BY WEDNESDAY, NOVEMBER 13, 1996. WE MUTUALLY AGREED TO THE FOLLOWING FUTURE PERMITTING GUIDELINES:

•	GTEMV WILL SUBMIT THE LETTER OF NOTIFICATION TO ALL PRIVATE AND PUBLIC UTILITIES, INCLUDING THE CITY, SHARING FACILITIES ALONG THE RIGHT OF WAY.

•	REDUCE THE SIZE OF THE PERMIT PACKAGE. THE PERMITS WILL BE OBTAINED PER WIRE CENTER. ALL NODES AND POWER SUPPLIES WILL BE SUBMITTED AS ADDENDUM’S TO THE WIRE CENTER PERMIT.

NOVEMBER 7TH – RECEIVED TWO PAGE LETTER FROM THE CITY OF ST. PETERSBURG (EXHIBIT #3). THE LETTER PERTAINS TO MODIFICATIONS WITH THE CITY’S PERMITTING REQUIREMENTS. FOR THE MOST PART WE ARE COMPLYING WITH ALL THE REQUIREMENTS IN THIS LETTER. HOWEVER, IN ITEM #1 “THE PLAN DRAWINGS SHALL SHOW THE RIGHT OF WAY LINES”. WE ARE ONLY PROVIDING THIS INFORMATION ON THE CROSS SECTION.

NOVEMBER 12TH – CONTACTED BRENDAN TO SEE HOW THE PERMIT REVIEW WAS GOING AND TO FIND OUT IF WE WERE ON TRACK TO RECEIVE THE PERMIT ON NOVEMBER 13TH. BRENDAN INFORMED ME THAT HE WAS SWAMPED AND THEREFORE, ASSIGNED THE RESPONSIBILITY OF REVIEWING THE PERMIT TO AN ASSOCIATE. HE SAID HE WOULD TRY TO HAVE IT READY BY THE END OF THE WEEK.

4

Exhibit #1

[GRAPHIC]

CITY OF ST. PETERSBURG

August 26, 1996

Robert Fox,

GTE ___________

FLCW5640

1280 East Cleveland Street

Clearwater, FL 34615

Re:- City of St. Petersburg Fiber Optic Installation

(58th Street Element)

Dear Mr. Fox,

Thank you for your August 13, 1996, submittal of preliminary plan sheets 2113-013 through 025 location plans ___ through __ power supply equipment specifications and the addendum drawing for the proposed ___ construction for the above. The following are the Engineering and Stormwater Departments preliminary review comments:

1.	The locations of the post mounted power supply equipment should be shown on the City’s 1:100 scale serial atlas sheet plans. Intersection visibility requirements detailed in City Code Section 29-129 (copy attached) should be checked for all proposed pedestal installations.

2.	The equipment specifications included a solid cabinet power supply, show all the proposed locations, include an appropriate symbol and designation in the symbology on each location plan.

3.	The permit __ for each ___ or element of the installation will be $150.00 and the cost of the required City Inspection and testing will be billed to GTE monthly. Please sign, date and return the attached inspection fee agreement.

4.	The cross-sectional information provided for the directional drill installation shows horizontal utility data only. The addition of vertical data, including size is required to _________ conflicts and to obtain adequate separation from existing City utilities.

5.	All permit applications involving buried installation will be routed to all the private and public utility entities for review and comment. Please allow 10 - 15 days for permit processing.

P.O. BOX 2842 • ST. PETERSBURG, FLORIDA 33731-2842 • TELEPHONE (813)893-7171

6.	Please insure that all residents who are required to provide access to existing utility _________ are given a copy of the door hanger with sufficient advance notice.

If you require further clarification or information regarding this correspondence please contact Brendan Lynch at 892-5381.

Thank you for contacting this office.

Sincerely,

/s/ Thomas B. Gibson

Thomas B. Gibson, P.E. Assistant Engineering Director

TBG BFL/sh

Attachments

cc:	Eugene Webb, ICS

Reading File

Correspondence File: BFL

_29-192

ST. PETERSBURG CITY CODE

to a point on the other property line ten feet from the point of beginning and hence to the point of beginning.

VISIBILITY AT INTERSECTIONS

[GRAPHIC]

Illustration 7

(3)	On either side of intersections of vehicular driveways, exits or entrances, with a public street. Beginning at a point ten feet behind the property line at the edge of the drive; then ten feet along the property line away from the drive and then ___ along a straight line to the point of beginning.

(Code 1973, § 64.09(2); Ord. No. 2105-F, § 1, 10-9-91; Ord. No. 103-G, § 12__ 7-_5.98, Ord. No. 151-G, § 1, 4-21-94)

Sec. 29-193. Height limitations.

Height limitations as indicated in the schedule of district regulations and definitions shall apply only to buildings and portions of buildings designed for human occupancy, and shall not apply to church steeples, bell towers, or other decorative features, nor to elevator list __, air conditioning units, or other mechanical or functional features. Transmission or receiving communications towers (including but not limited to television, radio or cellular phone (____) as permitted principal, special exception or accessory uses shall be limited in height to 50 feet high above ground level in all zoning districts (satellite _____ are exempt from this requirements __ section 29-214). Variances to this requirement may be requested from the Environmental Development Commission.

(Code 1973, § 64,09(31)

Sec. 29-194. Airport zoning.

For airport zoning height requirements, see chapter 16, article XIV, and applicable County, State and federal codes.

(Code 1973, § 64.09(4))

Sec. 29-195. School grounds, area and width when adjacent to public areas.

Where school grounds adjoin public parks, playgrounds or playfields, the minimum area and width requirements for the school grounds may be reduced in proportion to the area or width provided by the public park, playground or playfield, provided:

(1)	School and park playground or playfield area must be a continuous plot, not separated by a public street open to traffic during school hours; and

(2)	Area or width requirement for school grounds shall not be reduced by more than half by reason of such adjoining park, playground or playfield.

(Code 1973, § 64.09(5))

Sec. 29-196. Model homes.

(a) In any residential district in which there are developments of single-family homes or two-family dwellings, developers or their agents may operate a model home for each such ten lots and one sales office (which sales office may be in the home, but if not in the home, it shall be less than 750 square feet in area), subject to the following restrictions:

(1)	The model home shall meet all district requirements for lot and yard dimensions.

(2)	The office, if not in the home, may be permitted as an accessory use on the same lot, but shall not be used except by the company developing the homes and in connection with the development in which located.

(3)	The office, if not in the home, may not be used as an office for more than 18 months, and thereafter shall either be removed or shall be used in accordance with regulations generally applicable within the district.

$29-102

ZONING

Sec. __.146. Successive applications.

No application for a zoning map change or LDR change shall be made within 18 months from the date of the public hearing before the Planning commission of a previous application for substantially the same request which was not approved unless there has been a substantial change of conditions or _________ of the surrounding land area or the land in question. Appeal of the decision of the City Manager not to accept an application may be made within ten days to the Planning Commission by filing a notice of appeal with the Clerk of Council and paying the fee established by City Council. Appeal of the decision of the Commission may be made within ten days by filing a notice of appeal with the Clerk of Council and submitting the appropriate fee. Successive applications shall not be restricted for City Council initiated applications.

(Code 1973, ____ )

Sec. 29-147-29-170. Reserved.

ARTICLE III. AREAWIDE DEVELOPMENT OF REGIONAL IMPACT DEVELOPMENT ORDERS

Sec. 29-171. Ordinances readopted.

City Council has adopted Ordinance No. 1072-F, the Intown Areawide Development of Regional Impact Development Order (“IADO”) and Ordinances 1142-F, the Gateway Areawide Development of Regional Impact Development Order (“GADO”). These development orders may constitute land development regulations on the land which is subject thereto. Such ordinances are hereby ratified, confirmed and readopted with their effective date continuing to be the effective date as respectively set forth therein.

(1)	Intown Areawide Development Order (IADO) Ordinance 1072-F is incorporated herein by reference as if set forth in its entirety.

(2)	Gateway Areawide Development Order (GADO) Ordinance 1142-F is incorporated herein by reference as if set forth in its entirety.

(Code 1973, ___ XII)

Sec. 29.172-29 190. ________.

ARTICLE IV. SUPPLEMENTARY REGULATIONS

Sec. 29-191. Lights.

All advertising and exterior lights from all single-family, multifamily, retail, officer and industrial structures and uses shall be shielded and no direct source of illumination shall be visible beyond the lot line.

(Code 1973, § 64-09(1))

Secs. 29-192. Visibility at intersections.

No structure or portion of any structure including _______ ____ shall be placed or erected, no motor vehicle, trailer or equipment shall be allowed to park, stand, stop or be stored, and no vegetation with the exception of one free whose lower branches shall be trimmed to a height not lower than eight feet, shall be maintained, planted or allowed to grow in a manner which materially _______ the visibility from a street, alley or driveaway of lawfully oncoming traffic from any direction in the intersecting public street, between the heights of three feet and eight feet as measured from the pavement edge of the adjacent roadway across triangles described as follows and shown in Illustration 7:

(1)	At street intersections. Beginning at the point where the property lines meet at the corner, or in the case of rounded property corners, the point at which they would meet without such rounding; then 20 feet along the front property line; thence diagonally to a point along the side property has 20 feet from the point of beginning and thence to the point of beginning.

(2)	At intersections of alleys with vehicular driveaways associated with commercial industrial and office uses, and at intersections of alleys with streets or alleys in all zoning districts, beginning at the point of intersection as above: proceeding ten ___ along either property line; then diagonally

INSPECTION FEE FORM

DEVELOPER PERMIT #

PRE - ISSUE INFORMATION

[GRAPHIC]

PLEASE PROVIDE ALL APPLICABLE INFORMATION BELOW

1: OWNER	NAME (PRINT):
ADDRESS:
CITY:	STATE, ZIP:	TELEPHONE

2: DEVELOPER	NAME (PRINT)
ADDRESS
CITY	STATE, ZIP	TELEPHONE

3: GENERAL CONTRACTOR	NAME (PRINT):
ADDRESS:
CITY:	STATE, ZIP:	TELEPHONE:

4: AGREEMENT
TESTING AND INSPECTION CHARGES INCURRED BY THE CITY OF ST. PETERSBURG ON THIS PERMIT SHOULD BE BILLED TO ME AT THE ADDRESS SHOWN BELOW

NAME (PRINT)	SIGNATURE X	DATE
ADDRESS
CITY	STATE, ZIP	TELEPHONE
NOTES: A) COST WILL BE BILLED MONTHLY B) ESTIMATES AND CURRENT RATES FOR INSPECTION AND TESTING ARE AVAILABLE UPON REQUEST FROM THE ENGINEERING DEPARTMENT.

October 15, 1996	[GRAPHIC]	Exhibit # 2

CITY OF ST. PETERSBURG

Bob Fox

GTE - Media Ventures

FLCW 5640

1280 East Cleveland Street

Clearwater, FL 34615

Re:	City of St. Petersburg Fiber Optic Installation

(58th Street Element)

Dear Mr. Fox:

Thank you for your September 27, 1996, permit submittal of foreign plan sheets 96-05-01 through 96-05-44, for the installation of the above. The Engineering and Stormwater Department has received the following review comments:

1)	Peoples Gas System. Inc. has facilities in the referenced area. Please call Sunshine to have the area properly located.

2)	City ICS:

a)	The buried cable location narratives identify “GTE Florida Incorporated” as the permit applicant/entity. All permit documents must clearly identify GTE Media Ventures as the permit entity. Revise and resubmit the permit drawing and narratives.

b)	There are numerous references to “proposed conduit” and “Proposed GTE”. We need to know if the “Proposed GTE” refers to existing GTE Fiber Optic cable and/or existing GTE conduit which was installed under the telephone franchise. If so the drawings and/or documentation should clearly state that they are using GTE Florida facilities.

3)	Public Utilities Maintenance has no objection as long as a 3-foot lateral and 1-foot vertical clearance is given to all existing City utilities.

4)	Time Warner:

a)	No conflict.

b)	Don’t damage or move existing Time Warner facilities.

5)	Florida Power:

a)	Call Sunshine for locates.

b)	Don’t damage facilities.

c)	Notify ASAP of damage.

d)	Will be billed for repairs if marked.

P.O. BOX 2842 • ST. PETERSBURG, FLORIDA 33731-2842 • TELEPHONE (813)893-7171

6)	Engineering and Stormwater Department:

a)	Provide a cross-section for each street crossing location.

b)	Provide an accurate street location description for each crossing cross-section i.e., quote both of the street names for the nearest intersection.

c)	Show all existing City utility lines including gravity lines on all cross-section and on the plan sheets. The existing elevations shown on the City’s atlas sheets should be used in the determination of the depth of the proposed conduits.

d)	Enclosed are copies of the City Stormwater Management Master Plan improvements for Drainage Basins F and H. Please re-evaluate the depth and location of all proposed buried cable in relation to the City proposed drainage improvements and the language contained in Section 4-M of the Franchise Agreement (attached).

e)	At the September 9,1996, preconstruction meeting, Mr. Barry Ritz (Florida Power) indicated that the existing Joint Pole Agreement between Florida Power and GTE Florida Incorporated did not make provision for the installation of GTE Media Ventures proposed cable on existing poles. The City requested that this issue be addressed and resolved by all parties before proceeding with the cable installation. As GTE Media Ventures has not provided documentation showing the legal right of authority to co-located on existing Florida Power poles, the City is requesting that all further installation on Florida Power poles be held in abeyance until agreement with Florida Power Corporation has been obtained.

Please address the above comments at your earliest convenience and resubmit the required information to the Engineering and Stormwater Department for review and approval. If you require clarification regarding this correspondence please contact Brendan Lynch at 892-5381.

Thank you for contacting this office.

Sincerely,

/s/ Thomas B. Gibson

Thomas B. Gibson, P.E. Assistant Engineering Director

TBG:BFL/sh

cc:	Robert Eschenfelder - Legal

Eugene Webb - ICS

Misc: Franchise GTE Cable

Reading File

Correspondence File: BFL

Exhibit # 3	[GRAPHIC]

CITY OF ST. PETERSBURG

November 4, 1996

Robert Fox

GTE Media Ventures

1280 East Cleveland St., FLCW 5640

Clearwater, FL 34615

Dear Mr. Fox:

Re:	Franchised Utility Work Permit Procedural Modification

Please be informed that the City of St. Petersburg Engineering and Stormwater Department is modifying current permitting procedures to require a cross section drawing and additional plan detail with each permit request where the work involves an underground street or alley crossing. This procedure change will increase the information field crews have about existing utilities. The increased use of trenchless technologies warrants the need for all available horizontal and vertical utility information to be provided for plan review, field personnel and to minimize the possibility of damage to all existing utilities.

Effective immediately all permit requests that involve underground street and alley crossings, must contain a cross section drawing for each separate crossing. The following information will be required on each cross section and plan drawing.

1.	The plan drawings shall show the right-of-way lines, widths of right of way and curb lines or edge of pavements. The curb offset distance from the centerline of the proposed installation shall be shown and the scope of the proposed project, with all the distances and sizes clearly indicated.

2.	Cross section drawings shall be furnished showing width of pavement, width of right-of-way on each side, offset distance from centerline to the proposed installation, sidewalks, curb and gutters, etc.

3.	Indicate the proposed depth of the installation on plan and cross section.

4.	Indicate the depth, location and size of all existing public and private utilities on the plan and cross section, including offset dimension from curblines or road centerline.

5.	Indicate the location of all thrust, reception and splice pits.

RECEIVED

NOV 07 1996

R.E.F.

P.O. BOX 2842 • ST. PETERSBURG, FLORIDA 33731-2842 • TELEPHONE (813)893-7171

Copies of the City’s Utility Atlas Books showing existing City Utilities may be purchased from Tony Leno at 893-7850. If you have any question about the new permit procedure, please feel free to contact Brendan Lynch at 892-5381 or Mark Riedmueller at 893-7857.

Sincerely,

/s/ Thomas B. Gibson

Thomas B. Gibson, P.E Assistant Engineering Director

TBG: MJR/ht

cc:	Miscellaneous Franchise Utilities
Reading File
Correspondence File
Distribution List (attached)

RECEIVED

SEP 20 1996

CUSTOMER SERVICE

REGULATORY ____

[GRAPHIC]

CITY OF ST. PETERSBURG

CITY OF ST. PETERSBURG Office of the Mayor	David J. Flacher, Ma

September 12, 1996

Mr. Larry Mannion

Director, Finance

Video Services

GTE

700 Hidden Ridge, HQW 02G93

P.O. Box 152092

Irving, Texas 75015-2092

Dear Larry:

I am pleased to send you a complete original copy of the franchise agreement between GTE Media Ventures, Inc. and the City of St. Petersburg. This agreement binds us to a ten year relationship that I am looking forward to be a part of.

It is my understanding that your “forces” are now underway with the construction of the system. Yesterday, we held a “pre-construction” meeting with representatives of major utilities that operate within St. Petersburg to inform them of the newly implemented franchise agreement and of your company’s proposed construction routes and time schedule.

I have recently been designated to be the City’s point of contact with GTE Media Ventures on the franchise. So please inform your staff in Clearwater (and in Texas) to communicate with me directly on issues related to the franchise.

Sincerely,

/s/ Herbert E. Polson

Herbert E. Polson Intergovernmental Relations Director

Attachment

CITY OF ST PETERSBURG, PO BOX 2842. ST PETERSBURG. FLORIDA 33731. TELEPHONE (813) 893-7201

ACORD. CERTIFICATE OF INSURANCE	ISSUE DATE (MM/DD/YY) 08/08/96

PRODUCER JOHNSON & HIGGINS OF CONNECTICUT FOUR STAMFORD PLAZA _____ ELM STREET, 6TH FLOOR __AMFORD, CT 06902-3851 ATTN: LISA NEWMAN	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED ______ POLICIES BELOW.
COMPANIES AFFORDING COVERAGE
	COMPANY LETTER	A	LUMBERMENS MUTUAL CASUALTY COMPANY
INSURED GTE MEDIA VENTURES INCORPORATED	COMPANY LETTER	B	ARABELLA MUTUAL INSURANCE COMPANY
GTE CORPORATION ONE STAMFORD FORUM STAMFORD, CT 06904	COMPANY LETTER	C	N/A
	COMPANY LETTER	D	N/A
	COMPANY LETTER	E	N/A

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/ DD/YY)	POLICY EXPIRATION DATE (MM/ DD/YY)	LIMITS
A	GENERAL LIABILITY	3YL945140-02	07/01/96	07/01/97	GENERAL AGGREGATE		$3,000,000
	☒ COMMERCIAL GENERAL LIABILITY				PRODUCTS-COMP/OF AGG.		$3,000,000
	☐☐ CLAIMS MADE ☒ OCCUR				PERSONAL & ADV. INJURY		$3,000,000
	☐ OWNERS & CONTRACTORS PROT.				EACH OCCURRENCE		$3,000,000
	☐ _________________________				FIRE DAMAGE (Any one fire)		$50,000
					MED. EXPENSE (Any one person)		$10,000
A	AUTOMOBILE LIABILITY	F3B003662-01	07/01/96	07/01/97	COMBINED SINGLE LIMIT		$1,000,000
	☒ ANY AUTO	3ZL945140-00			BODILY INJURY (Per person)	$
	☐ ALL OWNED AUTOS	F5B003204-04			BODILY INJURY (Per accident)	$
	☐ SCHEDULED AUTOS	F5D006441-02			PROPERTY DAMAGE	$
B	☐ HIRED AUTOS	X3P017870-07
	☐ NON-OWNED AUTOS	(POLICIES APPLICABLE BY STATE)
	☐ GARAGE LIABILITY
	☒ SELF-INSURED - PHYSICAL DMG.
	EXCESS LIABILITY				EACH OCCURRENCE	$
	☐ UMBRELLA FORM				AGGREGATE	$
	☐ OTHER THAN UMBRELLA FORM
A	WORKER’S COMPENSATION AND EMPLOYERS’ LIABILITY	5CL945140-05 3YL945140-02	07/01/96	07/01/97	☒ STATUTORY LIMITS
					EACH ACCIDENT		$1,000,000
					DISEASE-POLICY LIMIT		$1,000,000
					DISEASE-EACH EMPLOYEE		$1,000,000

	OTHER

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS (LIMITS MAY BE SUBJECT TO RETENTIONS)

CERTIFICATE HOLDER IS NAMED AS ADDITIONAL INSURED WHERE REQUIRED BY CONTRACT’S INDEMNITY PROVISIONS.

CERTIFICATE HOLDER	CANCELLATION

CITY OF ST. PETERSBURG, FLORIDA 175 5TH STREET NORTH PETERSBURG, FL 33731 ATTENTION: HERBERT E. POLSON	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

/s/ Illegible

ACORD 25-S (7/90)	© ACORD CORPORATION___

ACORD. CERTIFICATE OF INSURANCE	ISSUE DATE (MM/DD/YY) ☐08/08/96

PRODUCER JOHNSON & HIGGINS OF CONNECTICUT FOUR STAMFORD PLAZA _____ ELM STREET, 6TH FLOOR STAMFORD, CT 06902-3851 ATTN: LISA NEWMAN	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.
COMPANIES AFFORDING COVERAGE
	COMPANY LETTER	A	LUMBERMENS MUTUAL CASUALTY COMPANY

INSURED GTE MEDIA VENTURES INCORPORATED	COMPANY LETTER	B	ARABELLA MUTUAL INSURANCE COMPANY

GTE CORPORATION ONE STAMFORD FORUM STAMFORD, CT 06904	COMPANY LETTER	C	N/A
	COMPANY LETTER	D	N/A
	COMPANY LETTER	E	N/A

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/ DD/YY)	POLICY EXPIRATION DATE (MM/ DD/YY)	LIMITS
A	GENERAL LIABILITY	3YL945140-02	07/01/96	07/01/97	GENERAL AGGREGATE		$3,000,000
	☒ COMMERCIAL GENERAL LIABILITY				PRODUCTS-COMP/OF AGG.		$3,000,000
	☐☐ CLAIMS MADE ☒ OCCUR				PERSONAL & ADV. INJURY		$3,000,000
	☐ OWNER’S & CONTRACTOR’S PROT.				EACH OCCURRENCE		$3,000,000
	☐ _________________________				FIRE DAMAGE (Any one fire)		$50,000
					MED. EXPENSE (Any one person)		$10,000

A	AUTOMOBILE LIABILITY	F3B003662-01	07/01/96	07/01/97	COMBINED SINGLE LIMIT		$1,000,000
	☒ ANY AUTO	3ZL945140-00			BODILY INJURY (Per person)	$
	☐ ALL OWNED AUTOS	F5B003204-04			BODILY INJURY (Per accident)	$
	☐ SCHEDULED AUTOS	F5D006441-02			PROPERTY DAMAGE	$

B	☐ HIRED AUTOS	X3P017870-07
	☐ NON-OWNED AUTOS	(POLICIES APPLICABLE BY STATE)
	☐ GARAGE LIABILITY
	☒ SELF-INSURED-PHYSICAL DMG.
	EXCESS LIABILITY				EACH OCCURRENCE	$
	☐ UMBRELLA FORM				AGGREGATE	$
	☐ OTHER THAN UMBRELLA FORM

A	WORKER’S COMPENSATION AND EMPLOYERS’ LIABILITY	5CL945140-05 3YL945140-02	07/01/96	07/01/97	☒ STATUTORY LIMITS
					EACH ACCIDENT		$1,000,000
					DISEASE-POLICY LIMIT		$1,000,000
					DISEASE-EACH EMPLOYEE		$1,000,000

	OTHER

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS (LIMITS MAY BE SUBJECT TO RETENTIONS)

CERTIFICATE HOLDER IS NAMED AS ADDITIONAL INSURED WHERE REQUIRED BY CONTRACT’S INDEMNITY PROVISIONS.

CERTIFICATE HOLDER	CANCELLATION

CITY OF ST. PETERSBURG, FLORIDA 175 5TH STREET NORTH PETERSBURG, FL 33731 ATTENTION: HERBERT E. POLSON	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE

/s/ Illegible

ACORD 25-S (7/90)	© ACORD CORPORATION 1990

SEABOARD SURETY COMPANY

HOME OFFICE: NEW YORK, N.Y.

LICENSE and PERMIT BOND

Bond No. 347550

KNOW ALL MEN BY THESE PRESENTS, That we, GTE Media Ventures Incorporated, of 600 Hidden Ridge, Irving, TX 75015-2092 hereinafter referred to as the Principal, and SEABOARD SURETY COMPANY, a corporation organized and existing under the laws of the State of New York, and authorized to do business in the State of Florida, as Surety, are held and firmly bound unto City of St. Petersburg, FL hereinafter referred to as the Obligee, in the sum of Two Hundred Thousand & No/100 ($200,000.00) DOLLARS, lawful money of the United States of America, to the payment of which sum well and truly to be made, we bind ourselves, our executors, administrators, successors, and assigns, firmly by these presents.

THE CONDITION OF THE ABOVE OBLIGATION IS SUCH, That whereas the Principal has made application to the Obligee for a license or permit to act as grantee under Franchise Agreement with the City of St. Petersburg, FL

NOW, THEREFORE, If the Principal shall faithfully comply with all ordinances, rules and regulations which have been or may hereafter be in force concerning said license or permit, and shall save and keep harmless the Obligee from all loss or damage which it may sustain or for which it may become liable on account of the issuance of said license or permit to the Principal, then this obligation shall be void; otherwise, to remain in full force and effect.

THIS BOND WILL EXPIRE 8/9/97, but may be continued by renewal certificates signed by Principal and Surety. The surety may at any time terminate its liability by giving thirty (30) days written notice to the Obligee, and the surety shall not be liable for any default after such thirty (30) days notice period, except for defaults occurring prior thereto.

SIGNED, SEALED AND DATED this 9TH day of August 1996

GTE MEDIA VENTURES INCORPORATED

/s/ Nancy L. Franklin		By	/s/ Illegible

Nancy L. Franklin Notary Public			Illegible
SEABOARD SURETY COMPANY

		By	/s/ Mollie M. Clarke

[SEAL]	NANCY L. FRANKLIN MY COMMISSION EXPIRES May 23, 1997		Attorney-In-Fact Mollie M. Clarke

Certified Copy

No. 12807	SEABOARD SURETY COMPANY ADMINISTRATIVE OFFICES, BEDMINISTER, NEW JERSEY POWER OF ATTORNEY

(NOW ALL MEN BY THESE PRESENTS: That SEABOARD SURETY COMPANY, a corporation of the State of New York, has made, constituted and appointed and by these presents does make constitute and appoint Kristy A. Buzzeo or Jennifer Caldarella or Scott Crocco or Derek M. Lakin or Mollie M. Clarke of Stamford, Connecticut its true and lawful Attorney-in-Fact, to make, execute and deliver on its behalf insurance policies, surety bonds, undertakings and other instruments of similar nature as follows:

Without LimitationS

Such insurance policies, surety bonds, undertakings and instruments for said purposes, when duly executed by the aforesaid Attorney-in-Fact, shall be binding upon the said Company as fully and to the same extent as if signed by the duly authorized officers of the Company and sealed with its corporate seal; and all the acts of said Attorney-in-Fact, pursuant to the authority hereby given, are hereby ratified and confirmed.

This appointment is made pursuant to the following By-Laws which were duly adopted by the Board of Directors of the said Company on December 8th, 1927, with Amendments to and including January 15, 1982 and are still in full force and effect:

ARTICLE VII, SECTION 1:

“Policies, bonds, recognizances, stipulations, consents of surety, underwriting undertakings and instruments relating thereto. Insurance policies, bonds, recognizances, stipulations, consents of surety and underwriting undertakings of the Company, and releases, agreements and other writings relating in any way thereto or to any claim or loss thereunder, shall be signed in the name and on behalf of the Company

(a) by the Chairman of the Board, the President, a Vice-President or a Resident Vice-President and by the Secretary, an Assistant Secretary, a Resident Secretary or a Resident Assistant Secretary; or (b) by an Attorney-in-Fact for the Company appointed and authorized by the Chairman of the Board, the President or a Vice-President to make such signature; or (c) by such other officers or representatives as the Board may from time to time determine.

The seal of the Company shall if appropriate be affixed thereto by any such officer. Attorney-in-Fact or representative.”

IN WITNESS WHEREOF, SEABOARD SURETY COMPANY has caused these presents to be signed by one of its Vice-Presidents, and its corporate seal to be hereunto affixed and duly attested by one of its Assistant Secretaries, this 24th day of October, 1994.

	Attest:		SEABOARD SURETY COMPANY,

[SEAL]	(Seal)	/s/ Illegible	By	/s/ Illegible

		Assistant Secretary		Vice-President

STATE OF NEW JERSEY ss.:

COUNTY OF SOMERSET

On this 24th day of October, 1994, before me personally appeared Michael B. Keegan a Vice-President of SEABOARD SURETY COMPANY, with whom I am personally acquainted, who, being by me duly sworn, said that he resides in the State of New Jersey; that he is a Vice-President of SEABOARD SURETY COMPANY, the corporation described in and which executed the foregoing instrument; that he knows the corporate seal of the said Company; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Company; and that he signed his name thereto as Vice-President of said Company by like authority.

[SEAL]	BELINDA _____
	NOTARY PUBLIC OF NEW JERSEY	/s/ Illegible

	My Commission Expires Sept. 9, 1998	Notary Public

C E R T I F I C A T E

I, the undersigned Assistant Secretary of SEABOARD SURETY COMPANY do hereby certify that the original Power of Attorney of which the foregoing is a full, true and correct copy, is in full force and effect on the date of this Certificate and I do further certify that the Vice-President who executed the said Power of Attorney was one of the Officers authorized by the Board of Directors to appoint an attorney-in-fact as provided in Article VII. Section 1. of the By-Laws of SEABOARD SURETY COMPANY.

This Certificate may be signed and sealed by facsimile under and by authority of the following resolution of the Executive Committee of the Board of Directors of SEABOARD SURETY COMPANY at a meeting duly called and held on the 25th day of March 1970.

“RESOLVED: (2) That the use of a printed facsimile of the corporate seal of the Company and of the signature of an Assistant Secretary on any certification of the correctness of a copy of an instrument executed by the President or a Vice-President pursuant to Article VII. Section 1. of the By-Laws appointing and authorizing an attorney-in-fact to sign in the name and on behalf of the Company surety bonds, underwriting undertakings or other instruments described in said Article VII. Section 1, with like effect as if such seal and such signature had been manually affixed and made hereby __ authorized and approved”

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company to these presents this 9TH day of August, 1996.

[SEAL]
/s/ Illegible

Assistant Secretary __________________

SEABOARD SURETY COMPANY

HOME OFFICE: NEW YORK, N.Y.

LICENSE and PERMIT BOND

Bond No. 347551

KNOW ALL MEN BY THESE PRESENTS, That we, GTE Media Ventures Incorporated, of 600 Hidden Ridge, Irving, TX 75015-2092 hereinafter referred to as the Principal, and SEABOARD SURETY COMPANY, a corporation organized and existing under the laws of the State of New York, and authorized to do business in the State of Florida, as Surety, are held and firmly bound unto City of St. Petersburg, FL hereinafter referred to as the Obligee, in the sum of Fifty Thousand & No/100 DOLLARS, lawful money of the United States of America, to the payment of which sum well and truly to be made, we bind ourselves, our executors, administrators, successors, and assigns, firmly by these presents.

THE CONDITION OF THE ABOVE OBLIGATION IS SUCH, That whereas the Principal has made application to the Obligee for a license or permit to act as a grantee under Franchise Agreement with the City of St. Petersburg, FL

NOW, THEREFORE, If the Principal shall faithfully comply with all ordinances, rules and regulations which have been or may hereafter be in force concerning said license or permit, and shall save and keep harmless the Obligee from all loss or damage which it may sustain or for which it may become liable on account of the issuance of said license or permit to the Principal, then this obligation shall be void; otherwise, to remain in full force and effect.

THIS BOND WILL EXPIRE 8/9/97, but may be continued by renewal certificates signed by Principal and Surety. The surety may at any time terminate its liability by giving thirty (30) days written notice to the Obligee, and the surety shall not be liable for any default after such thirty (30) days notice period, except for defaults occurring prior thereto.

SIGNED, SEALED AND DATED this 9TH day of August, 1996

GTE MEDIA VENTURES INCORPORATED

/s/ Nancy L. Franklin		By	/s/ Illegible

Nancy L. Franklin Notary Public			Illegible
SEABOARD SURETY COMPANY

[SEAL]	NANCY L. FRANKLIN MY COMMISSION EXPIRES May 23, 1997	By	/s/ Mollie M. Clarke

Mollie M. Clarke Attorney-In-Fact

Certified Copy	SEABOARD SURETY COMPANY
No. 12807	ADMINISTRATIVE OFFICES, BEDMINSTER, NEW JERSEY
POWER OF ATTORNEY

_NOW ALL MEN BY THESE PRESENTS: That SEABOARD SURETY COMPANY, a corporation of the State of New York, has made, constituted and appointed and by these presents does make, constitute and appoint Kristy A. Buzzeo or Jennifer Caldarella or Scott Crocco or Derek M. Lakin or Mollie M. Clarke of Stamford, Connecticut its true and lawful Attorney-in-Fact, to make, execute and deliver on its behalf insurance policies, surety bonds, undertakings and other instruments of similar nature as follows:

Without Limitations

Such insurance policies, surety bonds, undertakings and instruments for said purposes, when duly executed by the aforesaid Attorney-in-Fact, shall be binding upon the said Company as fully and to the same extent as if signed by the duly authorized officers of the Company and sealed with its corporate seal; and all the acts of said Attorney-in-Fact, pursuant to the authority hereby given, are hereby ratified and confirmed.

This appointment is made pursuant to the following By-Laws which were duly adopted by the Board of Directors of the said Company on December 8th, 1927, with Amendments to and including January 15, 1982 and are still in full force and effect:

ARTICLE VII. SECTION 1:

“Policies, bonds, recognizances, stipulations, consents of surety, underwriting undertakings and instruments relating thereto.

Insurance policies, bonds, recognizances, stipulations, consents of surety and underwriting undertakings of the Company, and releases agreements and other writings relating in any way thereto or to any claim or loss thereunder, shall be signed in the name and on behalf of the Company

(a) by the Chairman of the Board, the President a Vice-President or a Resident Vice-President and by the Secretary, an Assistant Secretary, a Resident Secretary or a Resident Assistant Secretary: or (b) by an Attorney-in-Fact for the Company appointed and authorized by the Chairman of the Board, the President or a Vice-President to make such signature: or (c) by such other officers or representatives as the Board may from time to time determine.

The seal of the Company shall if appropriate be affixed thereto by any such officer. Attorney-in-Fact or representative.

IN WITNESS WHEREOF, SEABOARD SURETY COMPANY has caused these presents to be signed by one of its Vice-Presidents, and its corporate seal to be hereunto affixed and duly attested by one of its Assistant Secretaries, this 24th day of October, 1994.

[SEAL]

Attest:		SEABOARD SURETY COMPANY,

(Seal)	/s/ Illegible	By	/s/ Illegible

	Assistant Secretary		Vice-President

STATE OF NEW JERSEY COUNTY OF SOMERSET	ss.:

On this 24th day of October, 1994, before me personally appeared Michael B. Keegan a Vice-President of SEABOARD SURETY COMPANY, with whom I am personally acquainted, who, being by me duly sworn, said that he resides in the State of New Jersey; that he is a Vice-President of SEABOARD SURETY COMPANY, the corporation described in and which executed the foregoing instrument; that he knows the corporate seal of the said Company: that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Company; and that he signed his name thereto as Vice-President of said Company by like authority.

BELINDA FAY

NOTARY PUBLIC OF NEW JERSEY

My Commission Expires Sept. 9, 1998

(Seal)    [SEAL]

/s/ Illegible

Notary Public

C E R T I F I C A T E

I, the undersigned Assistant Secretary of SEABOARD SURETY COMPANY do hereby certify that the original Power of Attorney of which the foregoing is a full, true and correct copy, is in full force and effect on the date of this Certificate and I do further certify that the Vice-President who executed the said Power of Attorney was one of the Officers authorized by the Board of Directors to appoint an attorney-in-fact as provided in Article VII. Section 1, of the By-Laws of SEABOARD SURETY COMPANY

This Certificate may be signed and sealed by                      under and by authority of the following resolution of the Executive Committee of the Board of Directors of SEABOARD SURETY COMPANY at a meeting duly called and held on the 25th day of March 1970

“RESOLVED” (2) That the use of a printed                          of the corporate seal of the Company and of the signature of an Assistant Secretary on any certification of the correctness of a copy of an instrument executed by the President or a Vice-President pursuant to Article VII. Section 1, of the By-Laws appointing and authorizing an attorney-in-fact to sign in the name and on behalf of the Company surety bonds, underwriting undertakings or other instruments described in said Article VII. Section 1, with like effect as if such seal and such signature had been manually affixed and made hereby is authorized and approved”

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company to these presents this 9th day of August, 1996.

[SEAL]

/s/ Illegible

Assistant Secretary Form

SEABOARD SURETY COMPANY

HOME OFFICE: NEW YORK, N.Y.

LICENSE and PERMIT BOND

Bond No. 347552

KNOW ALL MEN BY THESE PRESENTS, That we, GTE Media Ventures Incorporated, of 600 Hidden Ridge, Irving, TX 75015-2092 hereinafter referred to as the Principal, and SEABOARD SURETY COMPANY, a corporation organized and existing under the laws of the State of New York, and authorized to do business in the State of Florida, as Surety, are held and firmly bound unto City of St. Petersburg, Florida hereinafter referred to as the Obligee, in the sum of One Million. & No/100 ($1,000,000.00) DOLLARS, lawful money of the United States of America, to the payment of which sum well and truly to be made, we bind ourselves, our executors, administrators, successors, and assigns, firmly by these presents.

THE CONDITION OF THE ABOVE OBLIGATION IS SUCH, That whereas the Principal has made application to the Obligee for a license or permit to act as a grantee under Franchise Agreement with the City of St. Petersburg, FL.

NOW, THEREFORE, if the Principal shall faithfully comply with all ordinances, rules and regulations which have been or may hereafter be in force concerning said license or permit, and shall save and keep harmless the Obligee from all loss or damage which it may sustain or for which it may become liable on account of the issuance of said license or permit to the Principal, then this obligation shall be void; otherwise, to remain in full force and effect.

THIS BOND WILL EXPIRE 8/9/97, but may be continued by renewal certificates signed by Principal and Surety. The surety may at any time terminate its liability by giving thirty (30) days written notice to the Obligee, and the surety shall not be liable for any default after such thirty (30) days notice period, except for defaults occurring prior thereto.

SIGNED, SEALED AND DATED this 9TH day of August, 1996

GTE MEDIA VENTURES INCORPORATED

/s/ Nancy L. Franklin	By	/s/ Illegible

Nancy L. Franklin Notary Public		Illegible

SEABOARD SURETY COMPANY

NANCY L. FRANKLIN MY COMMISSION EXPIRES May 23, 1997	By	/s/ Mollie M. Clarke

[GRAPHIC]		Mollie M. Clarke Attorney-In-Fact

Certified Copy	SEABOARD SURETY COMPANY
No. 12807	ADMINISTRATIVE OFFICES, BEDMINSTER, NEW JERSEY POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS: That SEABOARD SURETY COMPANY, a corporation of the State of New York, has made, constituted and appointed and by these presents does make, constitute and appoint Kristy A. Buzzeo or Jennifer Caldarella or Scott Crocco or Derek M. Lakin or Mollie M. Clarke of Stamford, Connecticut its true and lawful Attorney-in-Fact, to make, execute and deliver on its behalf insurance policies, surety bonds, undertakings and other instruments of similar nature as follows: Without Limitations

Such insurance policies, surety bonds, undertakings and instruments for said purposes, when duly executed by the aforesaid Attorney-in-Fact, shall be binding upon the said Company as fully and to the same extent as if signed by the duly authorized officers of the Company and sealed with its corporate seal; and all the acts of said Attorney-in-Fact, pursuant to the authority hereby given, are hereby ratified and confirmed.

This appointment is made pursuant to the following By-Laws which were duly adopted by the Board of Directors of the said Company on December 8th, 1927, with Amendments to and including January 15, 1982 and are still in full force and effect:

ARTICLE VII, SECTION 1:

“Policies, bonds, recognizances, stipulations, consents of surety, underwriting undertakings and Instruments relating thereto.

Insurance policies, bonds, recognizances, stipulations, consents of surety and underwriting undertakings of the Company and releases, agreements and other writings relating in any way thereto or to any claim or loss thereunder, shall be signed in the name and on behalf of the Company.

(a) by the Chairman of the Board, the President, a Vice-President or a Resident Vice-President and by the Secretary, an Assistant Secretary, a Resident Secretary or a Resident Assistant Secretary; or (b) by an Attorney-in-Fact for the Company appointed and authorized by the Chairman of the Board, the President or a Vice-President to make such signature; or (c) by such other officers or representatives as the Board may from time to time determine.

The seal of the Company shall if appropriate be affixed thereto by any such officer. Attorney-in-Fact or representative.”

IN WITNESS WHEREOF, SEABOARD SURETY COMPANY has caused these presents to be signed by one of its Vice-Presidents, and its corporate seal to be hereunto affixed and duly attested by one of its Assistant Secretaries, this 24th day of October, 1994.

[SEAL]	Attest:		SEABOARD SURETY COMPANY,

	(Seal)	/s/ Illegible	By	/s/ Illegible

		Assistant Secretary		Vice-President

STATE OF NEW JERSEY            ss.:

COUNTY OF SOMERSET

On this 24th day of October, 1994, before me personally appeared Michael B. Keegan a Vice-President of SEABOARD SURETY COMPANY, with whom I am personally acquainted, who, being by me duly sworn, said that he resides in the State of New Jersey; that he is a Vice-President of SEABOARD SURETY COMPANY, the corporation described in and which executed the foregoing instrument; that he knows the corporate seal of the said Company; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said Company; and that he signed his name thereto as Vice-President of said Company by like authority.

(Seal)	[SEAL]	BELINDA FAY______	/s/ Illegible

		NOTARY PUBLIC OF NEW JERSEY My Commission Expires Sept. 9, 1998	Notary Public

C E R T I F I C A T E

I, the undersigned Assistant Secretary of SEABOARD SURETY COMPANY do hereby certify that the original Power of Attorney of which the foregoing is a full, true and correct copy, is in full force and effect on the date of this Certificate and I do further certify that the Vice-President who executed the said Power of Attorney was one of the Officers authorized by the Board of Directors to appoint an attorney-in-fact as provided in Article VII. Section 1. of the By-Laws of SEABOARD SURETY COMPANY.

This Certificate may be signed and sealed by facsimile under and by authority of the following resolution of the Executive Committee of the Board of Directors of SEABOARD SURETY COMPANY at a meeting duly called and held on the 25th day of March 1970.

“RESOLVED. (2) That the use of a printed facsimile of the corporate seal of the Company and of the signature of an Assistant Secretary of any certification of the correctness of a copy of an instrument executed by the President or a Vice-President pursuant to Article VII. Section 1. of the By-Laws appointing and authorizing an attorney-in-fact to sign in the name and on behalf of the Company surety bonds, underwriting undertakings or other Instruments described in said Article VII. Section 1. with like effect as if such seal and such signature had been manually affixed and made, hereby is authorized and approved.”

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the corporate seal of the Company to these presents this 9TH day of August, 1996

[SEAL]	/s/ Illegible

Assistant Secretary Form 957 (Rev 7/84)

RESOLUTION NO. 00-

A RESOLUTION FINDING THAT THE PROPOSED MERGER BETWEEN GTE CORPORATION AND BELL ATLANTIC CORPORATION DOES NOT TRIGGER A REQUIREMENT UNDER THE TERMS OF THE GTE MEDIA VENTURES CABLE TELEVISION FRANCHISE THAT AN FCC FORM 394 FILING BE MADE; DENYING APPROVAL OF A TRANSFER OF THE GTE MEDIA VENTURES CABLE TELEVISION FRANCHISE TO BELL ATLANTIC; AND PROVIDING FOR AN EFFECTIVE DATE.

WHEREAS at its August 15, 1996 meeting, the City Council of the City of St. Petersburg accepted Ordinance 239-G which granted a cable television franchise to GTE Media Ventures, Inc. (GTEMV), and

WHEREAS on December 13, 1999, GTEMV filed with the City an Application For Franchise Authority Consent to Assignment or Transfer of Control of Cable Television Franchise (FCC Form 394_, and

WHEREAS the application cites the provisions of 47 U.S.C. § 537, a federal statute governing transfers or assignments of cable television franchises, in support of its application for consent ___

WHEREAS upon review of the application for consent (FCC Form 394) filed by GTEMV, it appears that there will be no transfer of control nor assignment of the GTEMV franchise (Ordinance 239-G) to any, other person or entity; and

WHEREAS instead, it appears from the filing that the merger of Bell Atlantic Corporation and GTE Corporation will not alter the ownership or control of GTEMV in that the franchise will continue to be ____ by GTEMV and that in turn GTEMV will continue to be a wholly-owned subsidiary of GTE Corporation, and

WHEREAS the City of St. Petersburg does not interpret the GTEMV franchise (Ordinance 239-G) as requiring an application for consent under the facts of the announced merger of Bell Atlantic Corporation and GTE Corporation

NOW THEREFORE BE IT RESOLVED by the City Council of St. Petersburg, Florida that the Application For Franchise Authority Consent to Assignment or Transfer of Centre, of Cable Television Franchise (FCC Form 194), as filed by GTEMV on December 13, 1999, is hereby de____

BE IT FURTHER RESOLVED that this Resolution shall take effect immediately upon its adoption.

Adopted at a regular session of the City Council held on the              day of                             , 2000

Beatrice Griswold–Chair Presiding Officer of the City Council

Attest:

City Clerk

Approved as for form:

/s/ Illegible

City Attorney (or designee)

Table of Contents

ARTICLE I. IN GENERAL		2
SECTION 30-1.	INTENT	2
(a)	Authority	2
(b)	Findings and Intent	2
	(1) Benefits and Impact of Cable Systems	2
	(2) Providing the Means to Attain Franchise	2
	(3) Preservation of Full Range of Authority	2
	(4) Maintenance of Regulatory Control	2
	(5) Effect of Competition	2
SECTION 30-2.	SHORT TITLE	3
SECTION 30-3.	DEFINITIONS	3
(a)	“Board”	3
(b)	“CABLE SERVICE”	3
(c)	“CABLE SYSTEM” OR “SYSTEM”	3
(d)	“CABLE CHANNEL”	4
(e)	“EFFECTIVE COMPETITION”	4
(f)	“FRANCHISE”	4
(g)	“FRANCHISE AGREEMENT”	4
(h)	“FRANCHISE FEE”	4
(i)	“GRANTEE”	4
(j)	“GRANTOR” or “COUNTY”	4
(k)	“GROSS REVENUES FROM CABLE SERVICE” or “GROSS REVENUES”	5
(m)	“ORDINANCE OF GENERAL APPLICABILITY”	5
(n)	“OTHER PROGRAMMING SERVICE”	5
(o)	“PERSON”	5
(p)	“PUBLIC, EDUCATIONAL OR GOVERNMENTAL ACCESS FACILITIES”	5
(q)	“RIGHTS-OF-WAY or RIGHT-OF-WAY”	6
(r)	“SEC.”	6
(s)	“SERVICES AREA” or “FRANCHISE AREA”	6
(t)	“STATE”	6
(u)	“SUBSCRIBER” or “CONSUMER”	6
(v)	“VIDEO PROGRAMMING”	6

ARTICLE II. FRANCHISES		6
SECTION 30-4.	FRANCHISE CHARACTERISTICS	6
(a)	Franchise Purposes	6
	(1) Provide Cable Service	6
	(2) Utilization of Rights-of-Way	6
	(3) Future Cable Services Franchised	6
	(4) Establish Obligations	7
(b)	Franchise Required	7
	(1) Anticipatory Construction	7
	(2) Extended Operation and Continuity of Services	7
(c)	Term of the Franchise	7
(d)	Areas Embraced and Geographic Coverage	7
	(1) Areas Embraced	7
	(2) Geographic Coverage	7
	A. Passing Dwelling Units	7
	B. Provision of Service	8

i

		C. Change of County Limits through Annexation or Contraction	8
		D. Additional Mandatory Extension	8
		i. Mandatory Extension Rule	8
		ii. Early Extension	8
	(3)	Areas Not Subject to County Ownership or Rights	8
(e)	Federal or State Jurisdiction		8
(f)	No Property Right Being Conferred		9
(g)	Franchise Non-Transferable		9
	(1)	Consent Required	9
	(2)	Change in Control	9
	(3)	Exception for Subsidiary Transfers	9
	(4)	Notice of Transfer Required	9
	(5)	Procedure and Criteria for Approval of a Transfer	9
		A. Grantor Inquiry	10
		B. Transferee Burden	10
		C. Grantor Consent	10
		D. Consent not a Waiver	10
	(6)	Foreclosure Issues	10
(h)	Non-exclusive Franchise		10
	(1)	Non-Exclusivity of Grant	10
	(2)	Additional Grants Subject to Equities	11
		A. Multiple Franchises	11
		B. Refusal to Award	11
(i)	Other Business Activities		11
(j)	Emergency Use of Facilities		11
	(1)	Over-Ride Capability	11
	(2)	Cooperation in Emergency Communication	12
(k)	Interpretation of Franchise Terms		12
	(1)	Incorporation and Conflicts	12
	(2)	Construction	12
	(3)	Governing Laws	12
(l)	Notices and Public Hearings		12
	(1)	Notice Generally	12
		A. Notice to County	12
		B. Notice to Grantee	13
	(2)	Public Hearings	13
SECTION 30-5		FRANCHISE APPLICATIONS; RENEWAL, AMENDMENT AND TRANSFERS	13
(a)	Initial Franchise Applications		13
	(1)	Filing of Applications	13
	(2)	Applications - Contents	13
	(3)	Consideration of Initial Applications	14
(b)	Franchise Renewal		14
(c)	Franchise Agreement Amendment		14
(d)	Fees		14
	(1)	Transfers	14
	(2)	Renewals	14

ARTICLE III.	FRANCHISE ADMINISTRATION		15
SECTION 30-6		MINIMUM CONSUMER PROTECTION AND SERVICE STANDARDS	15
(a)	Customer Service Obligations		15
(b)	Noncompetitive Customer Service Obligations		15
	(1)	Operational Standards	15

		A. Telephone Answering Standards	15
	(2)	Service Standards	16
	(3)	Billing and Information Standards	17
	(4)	Verification of Compliance with Standards	18
	(5)	Subscriber Complaints and Disputes	19
(c)	Additional Services Obligations		19
(d)	Verification of Compliance with Obligations		19
	(1)	County Monitoring	19
	(2)	Grantee Demonstration of Compliance	19
	(3)	Material Breach	19
(e)	Subscriber Complaints and Disputes		20
	(1)	Written Procedures	20
	(2)	Response Review	20
	(3)	Continuity of Services after Transfer	20
(f)	Other Requirements		20
	(1)	Business Office and Hours	20
	(2)	Continuous Failure to Operate System	20
	(3)	Photo Identification of Filed Personnel	21
SECTION 30-7		FRANCHISE FEE AND FINANCIAL REQUIREMENTS	21
(a)	Franchise Fee		21
	(1)	Payment	21
	(2)	Record Review	21
	(3)	Audit	21
		A. Right to Audit; Presumption of Correctness	21
		i. Notice of Underpayment	21
		ii. Cost of the Audit	21
		iii. Audit Frequency	21
		iv. Scope of the Audit	21
		B. Interest	22
	(4)	Accord and Satisfaction	22
	(5)	Non-Payment or Late Payment of Financial Obligations Fees	22
		A. Interest on Financial Obligations	22
		B. Delinquency Penalty	22
		C. Interest in the Case of Fraud	22
		D. Protesting Audit Results	22
		i. Right to Protest	22
		ii. Notice of Protest	22
		iii. Refund	23
	(6)	Documentation	23
	(7)	Payment on Termination	23
(b)	Alternate Franchise Fee Formulation		23
	(1)	County Initiated	23
	(2)	Dispositive Decision	23
	(3)	Termination for Failure of Material Provision	23
	(4)	Non-Payment of Alternate Fee	23
(c)	Other Taxing Authorities		23
(d)	Public, Educational, and Governmental Access Obligations		23
(e)	Compromise or Settlement		24
SECTION 30-8		SECURITY PROVISIONS	24
(a)	Security Fund Generally		24
	(1)	Availability of Funds	24
	(2)	Failure to Maintain Security Fund	24

	(3)	Grantee Rights	24
	(4)	Amount of the Security Fund	24
		A. Initial Amount	24
		B. Replenishment of the Instrument	25
	(5)	Surety Qualifications	25
(b)	Forms of Security		25
	(1)	Performance Bond	25
		A. Disqualifying Criteria	25
		B. Minimal Requirements for Performance Bond	25
		C. Revocation of Performance Bond as a Form of Security	26
		D. Reinstatement of the Right to Secure by Performance Bond	26
	(2)	Alternate Security Fund Instruments	26
		A. Draws	26
		B. Failure to Pay	27
		C. Non-Enforcement by County	27
		D. Multiple Claims	27
		E. Waiver of Defenses	27
SECTION 30-9		CONSTRUCTION REQUIREMENTS	27
(a)	Construction Plan Required		27
(b)	Construction Bond		27
(c)	SYSTEM Construction, Repair or Maintenance		28
(d)	Termination		28
(e)	Conflict with Ordinances of General Applicability		28
SECTION 30-10		TECHNICAL AND OTHER STANDARDS	28
(a)	Applicable Technical and Other Standards		28
(b)	Non-Compliance with Standards		28
SECTION 30-11		INDEMNIFICATION AND INSURANCE REQUIREMENTS	28
(a)	Indemnification		28
	(1)	Indemnification Arising Out of Granting of the Franchise	28
	(2)	Indemnification for Grantee Activities	29
	(3)	County Responsibilities	30
	(4)	Duty to Defend	30
(b)	Insurance		30
	(1)	Required Coverages	30
		A. Workers’ Compensation	30
		B. Comprehensive General Liability Insurance	30
		C. Comprehensive Automobile and Truck Liability	30
	(2)	Maintenance of Insurance Coverages	30
	(3)	Evidence of Insurance	31
	(4)	Required Endorsements	31
		A. Notice	31
		B. Payment of Premiums	31
		C. Meaning of Term “County”	31
		D. Additional Insured	31
		E. Other Insurance Clause	31
	(5)	Subrogation	31
	(6)	Additional Notice from Grantee	31
	(7)	Non-Payment of Premiums	32
	(8)	Failure to Maintain Insurance	32
	(9)	Increases in Coverage Limits	32
SECTION 30-12		RECORDS AND REPORTS	32
(a)	Records Required		32

	(1)	Records Maintenance	32
		A. Service Calls	32
		B. Monthly Service Calls	32
	(2)	Additional Information	32
	(3)	County Examinations	32
(b)	Annual Reports		33
	(1)	Report Required	33
		A. Annual Activity Summary	33
		B. Principals	33
		C. Voting Interests	33
		D. Franchise Area Non-Coverage	33
		E. Status	33
		F. Certification of Construction Records Compliance	33
		G. Other Records	33
	(2)	Other Relevant Documentation	33
	(3)	Corporate Annual Reports	34
	(4)	Public Records	34
		A. Law Applies	34
		B. Trade Secrets	34
	(5)	Payment for Records	34
	(6)	Non-Compliance	34
		A. Noncompliance	34
		B. Misrepresentation	35
(c)	Opinion Survey		35
SECTION 30-13.		REVIEW OF SYSTEM PERFORMANCE	35
(a)	Triennial Review		35
	(1)	Review	35
	(2)	Non-compliance	35
(b)	Special Review		35
SECTION 30-14.		FRANCHISE VIOLATION	36
(a)	Remedies for Violations		36
	(1)	Cure	36
	(2)	Liquidated Damages	36
		A. Procedures	36
		B. Categories of Liquidated Damages	36
		i. Construction	36
		ii. All Other Violations	37
		iii. Collection Contingent Upon County Compliance	37
	(3)	Local Ordinance Violation Process	37
	(4)	Other Remedies	37
(b)	Procedure for Remedying Franchise Violations		37
	(1)	Notice	37
	(2)	Failure to Cure	37
	(3)	Notice of Violation or Failure to Cure	37
	(4)	Hearing	38
	(5)	Board Determination	38
	(6)	Decision	38
	(7)	No Violation Found	38
	(8)	Violation Found	38
	(9)	Non-curable Violations	38
	(10)	Review of Decisions	38
	(11)	Liquidated Damages	38

v

SECTION 30-15.		FORCE MAJEURE; GRANTEE’S INABILITY TO PERFORM	39
SECTION 30-16.		TERMINATION OF FRANCHISE BY GRANTOR	39
(a)	Right to Terminate Reserved		39
	(1)	Violation of Grant	39
	(2)	Performance of Material Obligations	39
	(3)	Insurance; Security	39
	(4)	Concurrent Jurisdictional Agencies	39
	(5)	Financial Security	40
	(6)	Interruption of Service	40
	(7)	Unauthorized Disposition	40
	(9)	Other Material Breaches	40
	(10)	Excuses	40
(b)	Other Remedies Available		40
	(1)	Unauthorized Transfer Ineffective	40
	(2)	Objection to Unauthorized Transfer	40
(c)	Termination Procedure		41
SECTION 30-17.		TERMINATION OF FRANCHISE BY GRANTEE	41
(a)	Grantee Termination Allowed		41
	(1)	FCC/Court Order	41
	(2)	Open Video Option	41
(b)	Other Authorized Uses of the Cable System		41
SECTION 30-18.		TERMINATION OF SUBSCRIBER SERVICE; ABANDONMENT	42
(a)	Removal of Facilities upon Request by SUBSCRIBER		42
(b)	Receivership and Foreclosure		42
	(1)	Termination	42
	(2)	Notice Required	42

ARTICLE IV. PROTECTION OF RIGHTS			42
SECTION 30-19.		COUNTY RIGHTS	42
(a)	Reservation of County Rights		42
	(1)	Franchise Agreement Subject to Other Laws	43
	(2)	Franchise Agreement Subject to Exercise of Police Powers	43
	(3)	Amendment of this Ordinance	43
	(4)	Right to Renegotiate	43
(b)	Waiver		44
	(1)	Public Interest	44
	(2)	Undue Hardship	44
	(3)	No Special Privilege	44
	(4)	Material Alterations	44
	(5)	Effective Competition	44
(c)	Conditions of Waiver		44
SECTION 30-20		Rights of Grantee	44
(a)	Protection of Vested Rights		44
(b)	Unauthorized Reception		44
SECTION 30-21		Rights of Individuals	44
(a)	Denial of Access		44
(b)	Equal Employment Opportunities		44
(c)	Cable Tapping		44
(d)	Right of Privacy		45
(e)	Use of and Respect for Easements		45
(f)	Subscriber Lists		45
(g)	Continuity of Service		45

ARTICLE V. MISCELLANEOUS		45
SECTION 30-22.	SEVERABILITY	45
SECTION 30-23.	FILING OF ORDINANCE; EFFECTIVE DATE	46
(a)	Filing of Ordinance Effective Date	46
(b)	Areas Embraced	46
SECTION 30-24.	PROVIDING FOR INCLUSION IN THE CODE	46

ORDINANCE NO.

AN ORDINANCE OF THE COUNTY OF PINELLAS; PROVIDING FOR THE CONDITIONAL REPEAL OF CHAPTER 30 OF THE PINELLAS COUNTY CODE, THE CABLE TV REGULATORY ORDINANCE; PROVIDING FOR THE ADOPTION OF A NEW CABLE TV REGULATORY ORDINANCE; PROVIDING FOR INTENT INCLUDING AUTHORITY AND FINDINGS; PROVIDING FOR A SHORT TITLE AND DEFINITIONS; PROVIDING FOR FRANCHISES INCLUDING THE PURPOSE OF THE FRANCHISE, REQUIRING A FRANCHISE; PROVIDING FOR A FRANCHISE TERM; PROVIDING FOR AREAS EMBRACED INCLUDING A MANDATORY EXTENSION RULE AND FOR CHANGES IN THE FRANCHISE AREA BY ANNEXATION; PROVIDING FOR FRANCHISE CHARACTERISTICS INCLUDING NON-TRANSFERABILITY, NON-EXCLUSIVITY; PROVIDING FOR EMERGENCY USE OF CABLE FACILITIES; PROVIDING FOR FRANCHISE APPLICATIONS FOR RENEWAL, AMENDMENT AND TRANSFERS; PROVIDING FOR MINIMUM CONSUMER PROTECTION AND SERVICE STANDARDS; PROVIDING FOR FRANCHISE FEES AND OTHER FINANCIAL REQUIREMENTS; PROVIDING FOR AUDITS; PROVIDING FOR PUBLIC, EDUCATIONAL, AND GOVERNMENTAL ACCESS OBLIGATIONS; PROVIDING FOR SECURITY PROVISIONS INCLUDING FORMS OF SECURITY; PROVIDING FOR CONSTRUCTION REQUIREMENTS INCLUDING BONDING AND PERMITTING; PROVIDING FOR TECHNICAL AND OTHER STANDARDS; PROVIDING FOR INDEMNIFICATION AND INSURANCE REQUIREMENTS; PROVIDING FOR RECORDS, REPORTS, AND DOCUMENTATION; PROVIDING FOR REVIEW OF SYSTEM PERFORMANCE; PROVIDING FOR FRANCHISE VIOLATIONS INCLUDING REMEDIES; PROVIDING FOR FORCE MAJEURE; PROVIDING FOR TERMINATION OF THE FRANCHISE; PROVIDING FOR TERMINATION OF SUBSCRIBER SERVICE; PROTECTING RIGHTS OF INDIVIDUALS; PROVIDING FOR SEVERABILITY, AN EFFECTIVE DATE AND AREAS EMBRACED; PROVIDING FOR INCLUSION IN THE CODE; PROVIDING FOR CHANGES IN THE ORDINANCE BASED UPON INPUT PROVIDED IN THE PUBLIC HEARING AND IN CONSULTATION WITH RESPONSIBLE AUTHORITIES AND INTERESTED PARTIES

NOW THEREFORE BE IT ORDAINED BY THE BOARD OF COUNTY COMMISSIONERS OF PINELLAS COUNTY, FLORIDA:

SECTION 1. REPEALER OF CHAPTER 30 That the existing Chapter 30 of the Pinellas County Code/Pinellas County Land Development Code, is hereby repealed and declared null and void and of no effect except to the extent that it shall continue in effect for all FRANCHISES presently existing under its regulatory authority. Its final repeal in total shall occur upon renewal of existing FRANCHISES under this ordinance.

SECTION 2. That the Pinellas County Code is hereby amended by adding a section to be numbered Chapter 30, to read as follows:

ARTICLE I. IN GENERAL

SECTION 30-1. INTENT

(a) Authority Federal and STATE law authorizes the County of Pinellas to grant one or more non-exclusive FRANCHISES to construct, operate, maintain and reconstruct CABLE SYSTEMS within the unincorporated limits.

(b) Findings and Intent

(1) Benefits and Impact of Cable Systems The BOARD finds that the development of CABLE SYSTEMS has the potential of having great benefit and impact upon the residents of Pinellas County. Because of the complex and rapidly changing technology associated with CABLE SYSTEMS, the BOARD further finds that the public convenience, safety and general welfare can best be served by establishing regulatory powers which should be vested in the COUNTY or such PERSONS as the COUNTY may designate.

(2) Providing the Means to Attain Franchise It is the intent of this Ordinance to provide for and specify the means to attain the best possible CABLE SERVICE to the public and any FRANCHISES issued pursuant to this Ordinance shall be deemed to include this as an integral finding thereof.

(3) Preservation of Full Range of Authority It is the further intent of this Ordinance to establish regulatory provisions that permit the COUNTY to regulate CABLE SYSTEM FRANCHISES to the extent permitted by Federal and STATE law, including but not limited to the Communications Act of 1934, the Federal Cable Communications Policy Act of 1984, the Federal Cable Television Consumer Protection and Competition Act of 1992 and the Federal Telecommunications Act of 1996, applicable Federal Communications Commission (“FCC”) regulations and applicable Florida law all as they presently exist or are hereinafter amended.

(4) Maintenance of Regulatory Control It is the intent of this Ordinance to effectively regulate CABLE SYSTEM FRANCHISE(s) in the COUNTY’S areas of concerns by assuring compliance with the terms and conditions of this Ordinance and any FRANCHISE AGREEMENT granted hereunder.

(5) Effect of Competition The COUNTY desires competition in CABLE SERVICES and believes competition will benefit the residents of the County. Further, the COUNTY believes that competition can develop without substantial injury to a GRANTEE or a GRANTEE’S ability to perform on its obligations in any FRANCHISE AGREEMENT. In order to further support competition, certain obligations of a GRANTEE under this Ordinance or any FRANCHISE AGREEMENT granted hereunder may be waived during periods of EFFECTIVE COMPETITION in the belief that market forces attendant to EFFECTIVE COMPETITION will most effectively regulate for the benefit of the consuming public. In the event that the GRANTOR’S judgment in this regard proves to be misplaced, the GRANTOR reserves the right to selectively rescind an EFFECTIVE COMPETITION waiver, but only to the extent deemed necessary to support the public welfare.

SECTION 30-2. SHORT TITLE This Ordinance shall constitute the “Cable System Regulatory Ordinance” of the County of Pinellas and may be referred to as such, as the “Cable Enabling Ordinance” or herein generally as “this Ordinance”.

SECTION 30-3. DEFINITIONS For the purposes of this Ordinance, the following terms, phrases, words and their derivations shall have the meaning given herein, except where the context clearly indicates a different meaning: Words used in the present tense include the future, words in the plural number include the singular number, and words in the singular number include the plural number. Words not defined shall be given their common and ordinary meaning.

(a) “BOARD” means the Board of County Commissioners of Pinellas County.

(b) “CABLE SERVICE” means the following:

(1) The one-way transmission to SUBSCRIBERS of VIDEO PROGRAMMING or OTHER PROGRAMMING SERVICE; and

(2) SUBSCRIBER interaction, if any, which is required for the selection or use of such VIDEO PROGRAMMING or OTHER PROGRAMMING SERVICE.

(3) Unless otherwise required by law, two-way or one way access to computer based on-line services including but not limited to Internet access. This SEC. 30-3.b.3 is added for purposes of governing GRANTEE(s) pending dispositive resolution of the issue by Congress, the FCC or a court of law, and not for purposes of evading the preemptive federal jurisdiction.

(c) “CABLE SYSTEM” OR “SYSTEM” means a facility consisting of a set of closed transmission paths and associated signal generation, reception, and control equipment, that is designed to provide CABLE SERVICE which includes VIDEO PROGRAMMING and which is provided to multiple SUBSCRIBERS within a community, but such term does not include:

(1) A facility that serves to transmit television signals of one (1) or more television broadcast stations; or

(2) A facility that serves only SUBSCRIBERS without using any RIGHTS-OF-WAY; or

(3) A facility of a common carrier which is subject in whole or in part to the provisions of Title II of the Communications Act of 1934, as amended, except that such facility shall be considered a CABLE SYSTEM to the extent such facility is used in the transmission of VIDEO PROGRAMMING directly to SUBSCRIBERS unless the extent of such use is solely to provide interactive on-demand services; or

(4) An open video system that complies with Section 653 of the Communications Act of 1934, as amended.

(5) Any facilities of any electric utility used solely for operating its electric utility system.

(d) “CABLE CHANNEL” means a portion of the electromagnetic frequency spectrum which is used in a CABLE SYSTEM and which is capable of delivering a television channel as defined by the Federal Communications Commission.

(e) “EFFECTIVE COMPETITION” for purposes of this Ordinance only exists if more than one FRANCHISE is granted under this Ordinance for the SERVICE AREA as defined in this Ordinance.

(f) “FRANCHISE” means an initial authorization, or renewal thereof, issued by the BOARD, whether such authorization is designated as a FRANCHISE, permit, license, resolution, contract, certificate, agreement, or otherwise, which authorizes the construction and operation of a CABLE SYSTEM.

(g) “FRANCHISE AGREEMENT” means a FRANCHISE grant ordinance or a contractual agreement, containing the specific provisions of the FRANCHISE granted, including references, specifications, requirements and other related matters.

(h) “FRANCHISE FEE” means any fee or assessment of any kind imposed by the COUNTY on a GRANTEE as compensation for a GRANTEE’S use of the RIGHTS-OF-WAY. The term “FRANCHISE FEE” does not include:

(1) Any tax, fee or assessment of general applicability (including any such tax, fee, or assessment imposed on both utilities and cable operators or their services, but not including a tax, fee or assessment which is unduly discriminatory against cable operators or cable SUBSCRIBERS);

(2) Capital costs which are required by the FRANCHISE to be incurred by a GRANTEE for PUBLIC, EDUCATIONAL, or GOVERNMENTAL ACCESS FACILITIES;

(3) Requirements or charges incidental to the awarding or enforcing of the FRANCHISE, including payments for bonds, security funds, letters of credit, insurance, indemnification, penalties, or liquidated damages; or

(4) Any fee imposed under Title 17, United States Code.

(i) “GRANTEE” means any “PERSON” receiving a FRANCHISE pursuant to this Ordinance and under the granting FRANCHISE AGREEMENT, and its lawful successor, transferee or assignee.

(j) “GRANTOR” or “COUNTY” means the County of Pinellas as represented by the BOARD or any delegate, acting within the scope of its jurisdiction.

(k) “GROSS REVENUES FROM CABLE SERVICE” or “GROSS REVENUES” means the annual gross revenues received by a GRANTEE from the operation of the CABLE SYSTEM to provide CABLE SERVICE within the unincorporated areas of the COUNTY. Ancillary revenues from the operation of the CABLE SYSTEM to provide CABLE SERVICE, including, by way of illustration and not limitation, advertising revenues, home shopping channel type commissions, Internet access services, and leased access revenues shall be included in GROSS REVENUES. All ancillary revenues included within this definition shall be included regardless of where the revenues are received or paid. Unless federal law determines to the contrary, revenues collected as FRANCHISE FEES from SUBSCRIBERS shall be included in GROSS REVENUES. GROSS REVENUES shall not include:

(1) to the extent consistent with generally accepted accounting principles, actual bad debt write-offs, provided, however, that all or part of any such actual bad debt that is written off but subsequently collected shall be included in GROSS REVENUES in the period collected; or

(2) any taxes on services furnished by the GRANTEE which are imposed directly on any SUBSCRIBER or user by the Federal, STATE, COUNTY, or other governmental unit and which are collected by the GRANTEE on behalf of said governmental units.

(3) refundable deposits, rebates or credits, sales of capital assets or sales of surplus equipment.

(l) “INSTALLATION” means the connection of the CABLE SYSTEM to SUBSCRIBERS’ terminals, and the provision of service.

(m) “ORDINANCE OF GENERAL APPLICABILITY” means any ordinance which applies to any similarly situated PERSONS but not just to operators of CABLE SYSTEMS.

(n) “OTHER PROGRAMMING SERVICE” means information that a cable operator makes available to all SUBSCRIBERS generally.

(o) “PERSON” means an individual, partnership, association, joint stock company, trust, corporation or governmental entity.

(p) “PUBLIC, EDUCATIONAL OR GOVERNMENTAL ACCESS FACILITIES” or “PEG” means the total of the following:

(1) CABLE CHANNEL capacity designated for noncommercial PEG use; and

(2) Facilities and equipment for the use of such CABLE CHANNEL capacity.

(3) Unless otherwise required by law, Internet Access via cable modem designated for non-commercial PEG use including facilities and equipment. This SEC. 30-3.p.3 is added for purposes of governing GRANTEE(s) pending dispositive resolution of the issue by Congress, the FCC or a court of law, and not for purposes of evading the preemptive federal jurisdiction.

(q) “RIGHTS-OF-WAY or RIGHT-OF-WAY” means the surface, the air space above the surface, and the area below the surface of any public street, highway, lane, path, alley, sidewalk boulevard, drive, bridge, tunnel, park, parkway, waterway, easement, or similar public property within the County which, consistent with the purposes for which it was dedicated, may be used for the purpose of installing and maintaining the CABLE SYSTEM.

(r) “SEC.” means any Section, subsection or, provision of this Ordinance.

(s) “SERVICE AREA” or “FRANCHISE AREA” means the entire unincorporated area within the COUNTY as it is now constituted or may in the future be constituted, unless otherwise defined in a FRANCHISE AGREEMENT.

(t) “STATE” means the State of Florida.

(u) “SUBSCRIBER” or “CONSUMER” means any PERSON who or which elects to subscribe to a CABLE SERVICE provided by the GRANTEE by means of or in connection with the CABLE SYSTEM, and who pays the charges therefor.

(v) “VIDEO PROGRAMMING” means programming generally considered comparable to programming provided by a television broadcast station.

ARTICLE II. FRANCHISES

SECTION 30-4. FRANCHISE CHARACTERISTICS

(a) Franchise Purposes A FRANCHISE granted by the COUNTY under the provisions of this Ordinance shall encompass the following purposes:

(1) Provide Cable Service To engage in the business of providing CABLE SERVICE, and such other services as may be permitted by law, which a GRANTEE chooses to provide to SUBSCRIBERS within the designated SERVICE AREA.

(2) Utilization of Rights-of-Way Conditioned upon receipt of a proper permit, to erect, install, construct, repair, rebuild, reconstruct, replace, maintain, and retain, cable lines, related electronic equipment, supporting structures, appurtenances, and other property in connection with the operation of the CABLE SYSTEM in, on, over, under, upon, along and across RIGHTS-OF-WAY or other public places within the designated SERVICE AREA.

(3) Future Cable Services Franchised To maintain and operate said FRANCHISE properties for the origination, reception, transmission, amplification, distribution and delivery of CABLE Services, and such other CABLE SERVICES as may hereinafter be permitted by law.

(4) Establish Obligations To set forth the general obligations of a GRANTEE under the FRANCHISE.

(b) Franchise Required It shall be unlawful for any PERSON to construct, install, repair, maintain, or operate a CABLE SYSTEM in the unincorporated Pinellas County area within any RIGHTS-OF-WAY without a properly granted FRANCHISE awarded pursuant to the provisions of this Ordinance.

(1) Anticipatory Construction The COUNTY reserves the right to grant a RIGHT-OF-WAY utilization permit to a cable FRANCHISE applicant to install conduit and/or cable in anticipation of the granting of a FRANCHISE. Such INSTALLATIONS shall be at the applicant’s risk, with no recourse against the COUNTY in the event the pending FRANCHISE application is not granted in which case the COUNTY may further require that the FRANCHISE applicant comply with the provisions of SEC. 30-15 as if the property was abandoned and to secure such compliance with a performance bond. The COUNTY may require an applicant to provide a separate trench for its conduit and/or cable, at the applicant’s cost.

(2) Extended Operation and Continuity of Services Upon denial of renewal or revocation of the FRANCHISE, the GRANTOR shall have the discretion to permit a GRANTEE to continue to operate the CABLE SYSTEM for an extended period of time. A GRANTEE shall continue to operate the CABLE SYSTEM under the terms and conditions of this Ordinance and the FRANCHISE AGREEMENT and to provide the regular SUBSCRIBER service and any and all of the services that may be provided at that time. It shall be the right of all SUBSCRIBERS to continue to receive all available services provided that financial and other obligations to a GRANTEE are honored. The GRANTEE shall use reasonable efforts to provide continuous, uninterrupted service to its SUBSCRIBERS, including operation of the CABLE SYSTEM during transition periods following FRANCHISE denial of renewal or termination.

(c) Term of the Franchise A FRANCHISE granted hereunder shall be for a term of years or portion thereof established in the FRANCHISE AGREEMENT, commencing on the COUNTY’S adoption of an ordinance, resolution, or contractual agreement authorizing the FRANCHISE.

(d) Areas Embraced and Geographic Coverage

(1) Areas Embraced Any FRANCHISE granted hereunder shall be valid within the SERVICE AREA as defined in this Ordinance.

(2) Geographic Coverage Unless otherwise established in the FRANCHISE AGREEMENT:

A. Passing Dwelling Units Provided that the GRANTEE is able to secure all necessary RIGHTS-OF-WAY and private easements on reasonable terms and conditions, a GRANTEE shall design, construct and maintain the CABLE SYSTEM to have the capability to pass every dwelling unit in the unincorporated County, subject to any line extension or overbuild requirements of the FRANCHISE AGREEMENT.

B. Provision of Service After service has been established by activating trunk and/or distribution cables for any SERVICE AREA, a GRANTEE shall provide service to any requesting SUBSCRIBER within that SERVICE AREA within thirty (30) days from the date of request, provided that the GRANTEE is able to secure all RIGHTS-OF-WAY and private easement necessary to extend service to such SUBSCRIBER within such thirty (30) day period on reasonable terms and conditions

C. Change of County Limits through Annexation or Contraction The FRANCHISE AREA is subject to reduction by annexation and that a GRANTEE has no vested right in the FRANCHISE AREA, that the FRANCHISE AREA is subject to expansion or contraction and that the obligations of a GRANTEE extend to an expanded unincorporated area, and that any FRANCHISE is awarded subject to the provisions of general or special laws of Florida now extant or hereinafter enacted.

D. Additional Mandatory Extension Extension for the CABLE SYSTEM into any areas not specifically treated in the plan required in SEC. 30-9.a, shall nonetheless be required if the terms of any of the following conditions are met:

i. Mandatory Extension Rule A GRANTEE shall extend the CABLE SYSTEM upon request to any area not designated for extension in the construction plan attached as part of its FRANCHISE AGREEMENT when potential subscribers can be served by extension of the CABLE SYSTEM past dwelling units equivalent to a density of twenty (20) residential dwelling units per street mile of cable contiguous to the activated CABLE SYSTEM.

ii. Early Extension In areas not meeting the requirements for mandatory extension of service, a GRANTEE shall provide, upon the request of one (1) or more potential subscribers desiring service, an estimate of the costs required to extend service to said subscribers. A GRANTEE shall then extend service upon request of said potential subscribers according to the rate schedule. A GRANTEE may require advance payment or assurance of payment satisfactory to a GRANTEE. The amount paid by SUBSCRIBERS for early extension shall be nonrefundable and such payments shall be treated as consideration for early extension unless, within a period of two (2) years from the completion of such extension the area reaches the density required for mandatory extension, in which event, the SUBSCRIBERs shall be credited with the amounts paid for early extension.

(3) Areas Not Subject to County Ownership or Rights It is understood that there are within Pinellas County various streets which the COUNTY does not have the unqualified right to authorize a GRANTEE to use, because of reservations in favor of the dedicators or because of other legal impediments; therefore, in making any grant hereunder, the COUNTY does not warrant or represent as to any particular street or portion of a street that it has the right to authorize a GRANTEE to install or maintain portions of its CABLE SYSTEM therein, and in each case the burden and responsibility for making such determination in advance of the INSTALLATION shall be upon a GRANTEE. A GRANTEE shall have no obligation to provide CABLE SERVICES to such areas.

(e) Federal or State Jurisdiction All disputes arising out of this Ordinance or any FRANCHISE EAGREEMENT granted hereunder may be decided by a court of competent jurisdiction. Venue shall, if in STATE court, be in the Circuit Court for the Sixth Judicial Circuit, in and for Pinellas County, Florida, Clearwater Division, or if in federal court, the United States District Court for the Middle District of Florida, Tampa Division.

(f) No Property Right Being Conferred A FRANCHISE does not convey a property right to the GRANTEE or a right to renewal other than as may be required under STATE or federal law.

(g) Franchise Non-Transferable

(1) Consent Required A GRANTEE shall not sell, transfer, lease, assign, sublet or dispose of, in whole or in part, either by forced or involuntary sale, or by ordinary sale, contract, consolidation or otherwise, the FRANCHISE or any of the rights or privileges therein granted, without the prior consent of the BOARD and then only upon such terms and conditions reasonably related to the technical, legal or financial qualifications of the transferee as may be reasonably prescribed by the BOARD, which consent shall not be unreasonably denied. Any attempt to sell, transfer, lease, assign or otherwise dispose of the FRANCHISE without the consent of the BOARD shall be a material violation of this Ordinance and the FRANCHISE AGREEMENT. The granting of a security interest in any assets, or any mortgage or other hypothecation, shall not be considered a transfer for the purposes of this SEC. 30-4.

(2) Change in Control The requirements of SEC. 30-4.g.1 shall apply to any change in control of a GRANTEE. The word “control” as used herein is not limited to major stockholders or partnership interests, but includes actual working control in whatever manner exercised. In the event that a GRANTEE is a corporation, there shall be a rebuttable presumption of a change in control where ownership or control of more than thirty percent (30%) of the voting stock of a GRANTEE is acquired by a PERSON or group of PERSONS acting in concert, none of whom own or control the voting stock of the GRANTEE as of the effective date of the FRANCHISE, singularly or collectively.

(3) Exception for Subsidiary Transfers Not withstanding anything in this SEC. 30-4.f to the contrary, if a GRANTEE is a wholly-owned subsidiary of a parent company, transfer of the FRANCHISE from a GRANTEE to another wholly-owned subsidiary of the same parent company or to that same parent company shall not require prior consent of the GRANTOR.

(4) Notice of Transfer Required A GRANTEE shall notice GRANTOR in writing of any foreclosure or any other judicial sale of all or a substantial part of the FRANCHISE property of the GRANTEE or upon the termination of any lease or interest covering, all or a substantial part of said FRANCHISE property. Such notification shall be considered by GRANTOR as notice that a change in control of ownership of the FRANCHISE has taken place and the provisions under this SEC. 30-4.g.2 governing the consent of GRANTOR to such change in control of ownership shall apply.

(5) Procedure and Criteria for Approval of a Transfer

A. Grantor Inquiry For the purpose of determining whether it shall consent to such change, transfer, or acquisition of control, GRANTOR may inquire into the qualifications of the prospective transferee or controlling party, and a GRANTEE shall assist GRANTOR in such inquiry. In seeking GRANTOR’s consent to any change of ownership or control, a GRANTEE shall have the responsibility of insuring that the GRANTEE and/or the proposed transferee complete an application in accordance with Federal Communications Commission Form 394 or equivalent. An application shall be submitted to GRANTOR not less than one hundred twenty (120) days prior to the proposed date of transfer.

B. Transferee Burden The transferee shall be required to establish that it possesses the qualifications and financial and technical capability to operate and maintain the CABLE SYSTEM and comply with all FRANCHISE requirements for the remainder of the term of the FRANCHISE.

C. Grantor Consent If, in the reasonable judgment of the GRANTOR, the legal, financial, character, and technical qualifications of the applicant are satisfactory and if the GRANTEE is then in compliance with all material requirements of the FRANCHISE, the GRANTOR may consent to the transfer of the FRANCHISE. The consent of the GRANTOR to such transfer shall not be unreasonably denied or delayed.

D. Consent not a Waiver Approval by the GRANTOR of a transfer of a FRANCHISE does not constitute a waiver or release of any of the rights of the GRANTOR under this Ordinance or the FRANCHISE AGREEMENT.

(6) Foreclosure Issues If any financial institution having a pledge of the GRANTEE or its assets for the advancement of money for the construction and/or operation of the FRANCHISE shall take control of and operate the CABLE SYSTEM, it shall notify the GRANTOR. Further, said financial institution shall also submit a plan for such operation within thirty (30) days of assuming such control that will insure continued service and compliance with all FRANCHISE requirements during the term the financial institution exercises control over the CABLE SYSTEM. The financial institution shall not exercise control over the CABLE SYSTEM for a period exceeding one (1) year unless extended by the GRANTOR in its reasonable discretion and during said period of time it shall have the right to petition the GRANTOR to transfer the FRANCHISE to another GRANTEE.

(h) Non-exclusive Franchise

(1) Non-Exclusivity of Grant A GRANTEE’s right to use and occupy RIGHTS-OF-WAY for the purposes herein set forth shall be non-exclusive, and the COUNTY reserves the right to grant the use of RIGHTS-OF-WAY, for the same or a different purpose, to any PERSON or PERSONS at any time upon terms and conditions satisfactory to the COUNTY and to grant a similar FRANCHISE to any PERSON(s) or entities other than a GRANTEE.

(2) Additional Grants Subject to Equities Consistent with Fla. Stat. Section 166.046(3), if the COUNTY considers granting an additional FRANCHISE on terms more favorable or less burdensome to the subsequent GRANTEE (whether by the grant of greater benefits or the imposition of lesser obligations), or if another party utilizing the RIGHTS-OF-WAY offers service competitive with a GRANTEE, then the existing GRANTEE(s) shall have the right to renegotiate their FRANCHISE(s) to incorporate the more favorable terms and/or reduce its obligations to achieve competitively neutral and nondiscriminatory treatment prior to or at the same time as the adoption of such additional franchise. Any ultimate renegotiation of the incumbent FRANCHISE will be done in such a way that the incumbent(s) is/are not disadvantaged because of the negotiation period and competitive neutrality will be preserved throughout. For purposes of adjusting FRANCHISE terms and maintaining a FRANCHISE in full force and effect, the initial judgment on whether terms are more favorable or less burdensome or whether treatment is competitively neutral and nondiscriminatory is within the judgment of the BOARD, reasonably exercised. Nothing herein precludes a GRANTEE’S right to challenge the legality or reasonableness of the BOARD’S decision. All GRANTEES shall be noticed upon filing of an application for an additional franchise.

A. Multiple Franchises The COUNTY may grant any number of FRANCHISES subject to applicable STATE or Federal law. The COUNTY may limit the number of FRANCHISES granted, based upon, but not necessarily limited to, the requirements of applicable law and specific local considerations, such as:

i. The capacity of the RIGHTS-OF-WAY to accommodate multiple cables in addition to the cables, conduits and pipes of the utility systems, such as electrical power, telephone, gas and sewerage.

ii. The benefits that may accrue to cable SUBSCRIBERS as a result of CABLE SYSTEM competition, such as lower rates and improved service.

iii. The disadvantages that may result from CABLE SYSTEM competition, such as the requirement for multiple pedestals on residents’ property, and the disruption arising from numerous excavations of the RIGHTS-OF-WAY.

B. Refusal to Award The COUNTY may not unreasonably refuse to award an additional competitive FRANCHISE.

(i) Other Business Activities A FRANCHISE adopted pursuant to this Ordinance authorizes only the operation of a CABLE SYSTEM as provided for herein, and does not take the place of any other franchise, license, or permit which might be required by the controlling federal, STATE or local law for the provision of other services or other business activities.

(j) Emergency Use of Facilities

(1) Over-Ride Capability The CABLE SYSTEM shall be maintained in such a way as to allow, in an over-ride mode, COUNTY use of the distribution capacity of the CABLE SYSTEM over all of the channels which the COUNTY may lawfully override and to access the emergency alert system.

A GRANTEE shall not claim the COUNTY’s rights hereunder have been preempted by federal or STATE law. This over-ride capacity shall be made available in amounts and at times deemed reasonably necessary by the BOARD for testing (at least twice per year) and on a continuing basis in the case of emergency, disaster or like circumstances. The CABLE SYSTEM shall at all times comply with applicable FCC rules for emergency override and be upgraded consistent with FCC rules.

(2) Cooperation in Emergency Communications All GRANTEES are encouraged to cooperate with surrounding cable companies in the formulation of a county-wide network for the purpose of emergency communications services and the dissemination of information that may be of interest to all citizens of the Tampa Bay Area.

(k) Interpretation of Franchise Terms

(1) Incorporation and Conflicts This Ordinance applies to a FRANCHISE AGREEMENT as if fully set forth in the FRANCHISE AGREEMENT. Unless expressly provided for to the contrary in a FRANCHISE AGREEMENT, the express terms of this Ordinance prevail over conflicting or inconsistent provisions in a FRANCHISE AGREEMENT.

(2) Construction The provisions of this Ordinance shall be construed in a manner consistent with all applicable Federal and STATE laws, and shall apply to all FRANCHISES granted or renewed after the effective date of this Ordinance to the extent permitted by applicable law. The provisions of a FRANCHISE AGREEMENT must be liberally construed in order to effectuate the intent of this Ordinance consistent with the public interest.

(3) Governing Laws Any FRANCHISE AGREEMENT granted hereunder shall be construed to have been executed in the Pinellas County, Florida, and shall, in determining validity, interpretation, effect, construction, application or any other respect, be governed by the applicable laws of the State of Florida and applicable federal law. References to applicable law or applicable requirements refer to applicable law or requirements as the same may be amended from time to time.

(l) Notices and Public Hearings

(1) Notice Generally All notices required under this Ordinance or any FRANCHISE AGREEMENT granted hereunder shall be by certified mail, return receipt requested, and the date of issuance is the postmark date of the transmittal. When any provision of this Ordinance or any FRANCHISE AGREEMENT granted hereunder provides for a time period after notice, the time period begins to run from the date of transmittal.

A. Notice to County All notices from the GRANTEE to the COUNTY pursuant to this Ordinance or any FRANCHISE AGREEMENT adopted hereunder shall be to the County Administrator with copy to the office of the County Attorney or to such other officers as may be designated by the BOARD.

B. Notice to Grantee A GRANTEE shall maintain with the COUNTY, throughout the term of its FRANCHISE, an address for service of notices by mail. A GRANTEE shall also maintain within Pinellas County, a local office and telephone number for the conduct of matters related to this Ordinance or any FRANCHISE AGREEMENT granted hereunder during normal business hours. Unless provided for to the contrary in the FRANCHISE AGREEMENT, COUNTY notices to a GRANTEE shall be to the last address provided to the COUNTY by the GRANTEE.

(2) Public Hearings Public hearings relating to this Ordinance or any FRANCHISE AGREEMENT adopted hereunder shall be held in accordance with law.

SECTION 30-5 FRANCHISE APPLICATIONS; RENEWAL, AMENDMENT AND TRANSFERS

(a) Initial Franchise Applications

(1) Filing of Applications My PERSON desiring an initial FRANCHISE for a CABLE SYSTEM shall file an application with the COUNTY.

(2) Applications - Contents An application for an initial FRANCHISE for a CABLE SYSTEM shall contain, where applicable:

A. A resume of prior history of applicant, including the expertise of applicant in the CABLE SYSTEM field:

B. A list of the partners, general and limited, of the applicant, if a partnership, or the percentage of stock owned or controlled by each stockholder, if a corporation;

C. A list of officers, directors and managing employees of applicant, together with a description of the background of each such PERSON;

D. The names and addresses of any parent or subsidiary of applicant or any other business entity owning or controlling applicant in whole or in part, or owned or controlled in whole or in part by applicant;

E. A current financial statement of applicant verified by a Certified Public Accountant, certified by an officer of the GRANTEE, or otherwise, in the COUNTY’S judgment, competently certified, to be true, complete and correct to the reasonable satisfaction of the COUNTY;

F. The SERVICE AREA being applied for;

G. A proposed construction and service schedule;,

H. Any information deemed relevant to the COUNTY’S decision making under SEC. 30-5.a.3, below.

i. Any additional information that the COUNTY reasonably deems applicable.

(3) Consideration of Initial Applications

A. Upon receipt of any application for an initial FRANCHISE, the COUNTY Administrator or a delegate shall prepare a report and make recommendations respecting such application to the BOARD.

B. A public hearing shall be set prior to any initial FRANCHISE grant, at a time and date approved by the BOARD. Within thirty (30) days after the close of the hearing, the BOARD shall make a decision based upon the evidence received at the hearing as to whether or not the FRANCHISE(s) should be granted, and, if granted, subject to what conditions. The BOARD may grant one (1) or more FRANCHISES, or may decline to grant any FRANCHISE.

(b) Franchise Renewal FRANCHISE renewals shall be in accordance with applicable law. The COUNTY and a GRANTEE, by mutual consent, may enter into renewal negotiations at any time during the term of the FRANCHISE.

(c) Franchise Agreement Amendment Amendment of existing FRANCHISE AGREEMENTS shall be by reference to the existing FRANCHISE AGREEMENT and shall incorporate the amendment into the body of or amend a specific section of the FRANCHISE AGREEMENT.

(d) Fees

(1) Transfers The COUNTY may charge a reasonable cost based fee for all transfers under SEC. 30-4.g. A reasonable application fee established annually by resolution of the BOARD shall accompany the application to initiate an amendment or to transfer a FRANCHISE to cover all costs associated with processing and reviewing the application including, without limitation, costs of administrative review, financial, legal and technical evaluation of, where applicable, the applicant, consultants (including technical and legal experts and all costs incurred by such experts), notice and publication requirements with respect to the consideration of the application and document preparation expenses. In the event such costs exceed the application fee, the applicant(s) shall pay the difference to the COUNTY within thirty (30) days following notice with an itemized statement of such costs. In the event such costs are less than the application fee, the COUNTY shall pay the difference to the applicant(s) within thirty (30) days of completion of final disposition of the application.

(2) Renewals To the extent allowed by law, the COUNTY may charge a reasonable cost based renewal fee for all renewals. The fee shall be to cover the same costs outlined in SUB. SEC 30-5.d.l, above.

ARTICLE III. FRANCHISE ADMINISTRATION

SECTION 30-6 MINIMUM CONSUMER PROTECTION AND SERVICE STANDARDS

(a) Customer Service Obligations As a minimum, the GRANTEE shall comply with the customer service standards found in Federal Communications Commission regulations, 47 Code of Federal Regulations (C.F.R.) Section 76.309, and any amendments substitutions thereto. Adoption of any FRANCHISE AGREEMENT under this Ordinance shall serve as written notice, pursuant to 47 C.F.R. Section 76.309.a, of the COUNTY’S intent to enforce those customer service standards.

(b) Noncompetitive Customer Service Obligations In the event of the loss of EFFECTIVE COMPETITION, the following additional consumer protection and service standards shall apply and the GRANTEE(S) shall maintain the necessary facilities, equipment and personnel to maintain:

(1) Operational Standards

A. Telephone Answering Standards

i. Sufficient toll-free telephone line capacity during normal business hours to assure that telephone answer time by a customer service representative, including wait time, shall not exceed thirty (30) seconds; and callers needing to be transferred shall not be required to wait more than thirty (30) seconds before being connected to a service representative. Under normal operating conditions, a caller shall receive a busy signal less than three percent (3%) of the time.

ii. Emergency toll free telephone line capacity on a twenty-four (24) hour basis, including weekends and holidays. After normal business hours, the telephone calls may be answered by a service or an automated response system, including an answering machine. Calls received after normal business hours must be responded to by a trained company representative on the next business day. During periods when an answering service or machine is used, GRANTEE shall provide on-call personnel who shall contact the answering service or machine, at a minimum, every four hours to check on requests for service or complaints.

iii. GRANTEE shall not be required to acquire equipment or perform surveys to measure compliance with the telephone answering standards above unless an historical record of complaints indicates a clear failure to comply. The standards of SEC. 30-6.b.1.A-B, above shall be met not less than ninety percent (90%) of the time measured on a quarterly basis.

B. A conveniently located local business and service and/or payment office open during normal business hours where GRANTEE provides adequate staffing to accept SUBSCRIBER payments and respond to service requests and complaints. Normal business hours shall include some evening hours, at least one (1) night per week, and/or some weekend hours. The GRANTEE may petition the GRANTOR to reduce its business hours if the extended hours are not justified by SUBSCRIBER demand, and GRANTOR may not unreasonably deny the petition.

C. The standards of Sec. 30-6-b.l.C.i, ii, iii, below, shall be met not less than ninety-five percent (95%) of the time measured on a quarterly basis.

i. An emergency System maintenance and repair staff, capable of responding to and repairing major System malfunction on a twenty-four (24) hour per day basis.

ii. An installation staff, capable of installing service to any SUBSCRIBER requiring a Standard installation within seven (7) days after receipt of a request, in all areas where trunk and feeder cable have been activated. “Standard Installations” shall be those that are located up to one hundred twenty-five (125) feet from the existing distribution System, unless otherwise defined in any Franchise Agreement.

iii. GRANTEE shall schedule, within a specified four (4) hour time period during normal business hours, all appointments with SUBSCRIBERS for installation of service, service calls and other activities at the SUBSCRIBER location. GRANTEE may schedule installation and service calls outside of normal business hours for the express convenience of the customer. GRANTEE shall not cancel an appointment with a customer after the close of business on the business day prior to the scheduled appointment. If a GRANTEE representative is running late for an appointment with a customer and will not be able to keep the appointment as scheduled, the customer shall be contacted and the appointment rescheduled, as necessary, at a time which is convenient for the customer.

(2) Service Standards

A. GRANTEE shall render efficient service, make repairs promptly, an~ interrupt service only for good cause and for the shortest time possible. Scheduled interruptions insofar as possible, shall be preceded by notice and shall occur during a period of minimum use of the CABLE SYSTEM, preferably between midnight and six A.M. (6:00 A.M.) local time.

B. The GRANTEE shall maintain a repair force of technicians normally capable of responding to SUBSCRIBER requests for service within the following time frames:

i. For a SYSTEM outage: Within two (2) hours, including weekends of receiving SUBSCRIBER calls or requests for service which by number identify a system outage of sound or picture of one (1) or more channels, affecting at least ten percent (10%) of the SUBSCRIBERS of the SYSTEM.

ii. For an isolated outage: Within twenty-four (24) hours, including weekends of receiving requests for service identifying an isolated outage of sound or picture for one (1) or more channels that affects five (5) or more SUBSCRIBERS. On weekends an outage affecting fewer than five (5) SUBSCRIBERS shall result in a service call no later than the next business day.

iii. For inferior signal quality: Within two (2) business days of receiving a request for service identifying a problem concerning picture or sound quality.

C. GRANTEE shall be deemed to have responded to a request for service under the provisions of this SEC. when a technician arrives at the service location and begins work on the problem. In the case of a SUBSCRIBER not being home when the technician arrives, the technician shall leave written notification of arrival.

D. GRANTEE shall not charge for the repair or replacement of defective or malfunctioning equipment provided by GRANTEE to SUBSCRIBERS, unless the defect was caused by the SUBSCRIBER, or the equipment owned by the SUBSCRIBER requires repair or replacement.

E. Unless excused, GRANTEE shall determine the nature of the problem resulting in a request for service within two (2) business days of beginning work and resolve all CABLE SYSTEM related problems within five (5) business days unless technically infeasible.

(3) Billing and Information Standards

A. SUBSCRIBER bills shall be clear, concise and understandable. Bills shall be fully itemized, with itemizations including, but not limited to, basic and premium service charges and equipment charges. Bills shall also clearly delineate all activity during the billing period, including optional charges, rebates and credits.

B. In case of a billing dispute, the GRANTEE shall respond to a written complaint from a SUBSCRIBER within thirty (30) days.

C. GRANTEE shall automatically provide credits or refunds to such SUBSCRIBERS whose service has been interrupted for twenty four (24) consecutive hours or more. Credits or refunds shall automatically be provided by GRANTEE on a pro rata basis to any SUBSCRIBER(S) affected by interruption(s) of service for more than two (2) hours due to actions or outages under the control of the GRANTEE, exclusive of scheduled repairs, maintenance or Franchise-required construction that GRANTEE has provided advance written notice of to SUBSCRIBERS. In cases where advance written notice is provided to SUBSCRIBERS, the time period detailed in said notice shall not exceed four (4) hours in any twenty-four (24) hour period. In cases where said notice has been given to SUBSCRIBERS and the service interruption exceeds the period detailed in said notice, the provisions of this SEC. shall apply

In the event GRANTEE has improperly or inadvertently disconnected CABLE SERVICES to a SUBSCRIBER, GRANTEE shall provide for restoration without charge to SUBSCRIBER as soon as possible but no later than within two (2) days of discovery of disconnection. GRANTEE shall credit or provide refunds to any SUBSCRIBER improperly or inadvertently disconnected from receiving CABLE SERVICES for the period of time without CABLE SERVICE. All credits or refunds for service shall be issued no later than the customer’s next billing cycle following the determination that a credit is warranted. For SUBSCRIBERS terminating service, refunds shall be issued promptly but no later than thirty (30) days after the return of any GRANTEE supplied equipment. GRANTEE shall provide written information on each of the following areas at the time of the installation of service, at least annually to all Subscribers, and at any time upon request:

i. Products and services offered; and

ii. Prices and options for programming services and conditions of subscription to programming and other services; and

iii. Installation and service maintenance policies; and

iv Instructions on how to use the CABLE SERVICE; and

v. Channel positions of programming carried on the SYSTEM; and

vi. Billing and complaint procedures, including the address and telephone number of the GRANTEE office designated for dealing with cable-related issues.

D. SUBSCRIBERS shall be notified of any changes in rates, programming services or channel positions as soon as possible in writing and in accordance with State and Federal Law. Notice must be given to SUBSCRIBERS a minimum of thirty (30) days in advance of such changes if the change is within the control of the GRANTEE. In addition GRANTEE shall notify SUBSCRIBERS thirty (30) days in advance of any significant changes in the information required in the immediately preceding SEC. 30-6-b.3.C, above.

(4) Verification of Compliance with Standards

A. Upon ten (10) days prior written notice, GRANTEE shall respond to request for information made by GRANTOR regarding GRANTEE’S compliance with any or all of the standards required in SEC.s 30-6.b.l, 2, 3, above. GRANTEE shall provide sufficient documentation to permit GRANTOR to verify GRANTEE’S compliance.

B. In order to determine whether sufficient telephone lines are provided, the GRANTOR may require that a busy study, traffic study or other study be conduced, at GRANTEE’S expense, if any, by the local telephone company. Should GRANTEE have its own telephone equipment which can report on telephone line(s) usage the GRANTEE may submit such report from its own system. The GRANTOR, pursuant to SEC. l.c of this Ordinance, may require GRANTEE to acquire equipment to determine compliance with the telephone answering standards of this SEC.

C. GRANTEE shall take necessary steps to ensure that adequate telephone lines and/or staffing are available to permit Grantee to satisfy its obligations under this Ordinance and the FRANCHISE AGREEMENT. Consideration shall be given for periods of promotional activities or outages. The monthly billing period shall be considered as a normal, daily activity for purposes of determining the availability of adequate telephone lines and/or staffing.

(5) Subscriber Complaints and Disputes

A. GRANTEE shall establish written procedures for receiving, acting upon and resolving SUBSCRIBER complaints without intervention by the GRANTOR. The written procedures shall prescribe the manner in which a Subscriber may submit a complaint either orally or in writing specifying the SUBSCRIBER’S grounds for dissatisfaction. GRANTEE shall file a copy of these procedures with GRANTOR. The written procedures shall include a requirement that the GRANTEE respond to any written complaint from a SUBSCRIBER within thirty (30) days of receipt.

B. Upon prior written request, GRANTOR shall have the right to review GRANTEE’S response to any SUBSCRIBER complaints in order to determine GRANTEE’s compliance with the FRANCHISE requirements, subject to the SUBSCRIBER’s right to privacy.

C. GRANTEE response to SUBSCRIBER complaints, as well as complaints made by SUBSCRIBERS to GRANTOR and provided by GRANTOR to GRANTEE, shall be initiated within one (1) business day of receipt by GRANTOR. The resolution of SUBSCRIBER complaints shall be effected by GRANTEE not later than three (3) business days after receipt of the complaint. Should a GRANTEE supervisor not be available when requested by a SUBSCRIBER, a supervisor shall respond to the SUBSCRIBER’S complaint at the earliest possible time, and in no event later than the end of the next business day. For complaints received by GRANTOR and provided by GRANTOR to GRANTEE, GRANTEE shall notify GRANTOR of GRANTEE’s progress in responding to, and resolving, said complaints.

(c) Additional Service Obligations Upon a finding of necessity by the BOARD at a public hearing, the COUNTY reserves any lawful right to establish, in consultation with the GRANTEE(s) and the GRANTEE(s) shall comply with, additional reasonable service standards in the fixture, as permitted by Federal and STATE law, that may be more comprehensive and more stringent than those contained in the existing FCC regulations. When deemed appropriate by the COUNTY compliance time lines may be established for achieving any additional service standards.

(d) Verification of Compliance with Obligations

(1) County Monitoring The COUNTY’s designated representative shall be responsible for monitoring GRANTEE’s compliance with the terms of this SEC. 30-6.

(2) Grantee Demonstration of Compliance Upon thirty (30) days notice, a GRANTEE shall establish its compliance with any or all of the standards required in SEC. 30-6.a, b, c, as applicable. A GRANTEE shall provide such sufficient documentation as is reasonably necessary to permit the COUNTY to verify the compliance.

(3) Material Breach In addition to those material breaches enumerated in this Ordinance, a repeated and verifiable pattern of noncompliance with the CONSUMER protection standards of SEC.s 30-6.a, b, or c, as applicable, after a GRANTEE’s receipt of thirty (30) days’ notice and an opportunity to cure, may be deemed a material breach of this Ordinance or any FRANCHISE AGREEMENT adopted hereunder.

(e) Subscriber Complaints and Disputes

(1) Written Procedures A GRANTEE shall establish written procedures for receiving, acting upon and resolving SUBSCRIBER complaints without intervention by the COUNTY. The written procedures shall prescribe the manner in which a SUBSCRIBER may submit a complaint either orally or in writing specifying the SUBSCRIBER’S grounds for dissatisfaction. A GRANTEE shall file a copy of these procedures with the COUNTY. Said procedures shall include a requirement that a GRANTEE respond to any written complaint from a SUBSCRIBER within thirty (30) days of receipt.

(2) Response Review The COUNTY shall have the right, upon 30 days notice, to review a GRANTEE’s response to written SUBSCRIBER complaints and to any unwritten complaints that resulted in a service call or other comparable response. This requirement shall apply only to records maintained in the ordinary course of business.

(3) Continuity of Service after Transfer In the event of a change of control of a GRANTEE, or in the event a new operator acquires the CABLE SYSTEM, the original GRANTEE shall cooperate with the COUNTY, new GRANTEE or operator in maintaining continuity of service to all SUBSCRIBERS. During such period, a GRANTEE shall be entitled to the revenues for any period during which it operates the CABLE SYSTEM less the FRANCHISE FEE payment and any PEG obligations to the COUNTY.

(f) Other Requirements

(1) Business Office and Hours The GRANTEE shall maintain a business office in Pinellas County. The office shall be open during all usual business hours, have a listed telephone, and be so operated that customers may make payments, order service, and drop off for repair (or pick up) set top boxes. A GRANTEE will also provide a local or toll-free number which customers may call 24 hours a day, 365 days a year, staffed with trained customer service representatives for the purpose of requesting repairs and registering complaints regarding service, equipment, and billing matters.

(2) Continuous Failure to Operate System In the event a GRANTEE fails to operate the CABLE SYSTEM to provide CABLE SERVICE for seven (7) consecutive days without prior approval or subsequent excuse by the COUNTY, the COUNTY may, at its sole option, operate the CABLE SYSTEM or designate an operator until such time as a GRANTEE restores service under conditions acceptable to the COUNTY or a permanent operator is selected. If the COUNTY should fulfill this obligation for the GRANTEE, then during such period as the COUNTY or its designee fulfills such obligation, the COUNTY shall be entitled to collect all revenues from the CABLE SYSTEM, and the GRANTEE shall indemnify the COUNTY against any damages the COUNTY may suffer as a result of such failure.

(3) Photo Identification of Filed Personnel All field personnel of a GRANTEE or its contractors or subcontractors who, in the normal course of work come into contact with members of the public or who require entry onto SUBSCRIBERS’ premises shall carry a photo-identification card. A GRANTEE shall account for all identification cards at all times. Every vehicle of the GRANTEE or its major subcontractors shall be clearly identified as working for the GRANTEE.

SECTION 30-7 FRANCHISE FEE AND FINANCIAL REQUIREMENTS

(a) Franchise Fee

(1) Payment On terms established in the FRANCHISE AGREEMENT, all GRANTEES shall pay the required FRANCHISE FEE and report the basis for calculating the fee.

(2) Records Review Under conditions established in the FRANCHISE AGREEMENT, the COUNTY shall have the right to review records relevant to the basis for any payment.

(3) Audit

A. Right to Audit; Presumption of Correctness Upon thirty (30) days prior written notice, the COUNTY shall have the right to conduct an independent audit of a GRANTEE’S records to determine whether a GRANTEE has paid the required FRANCHISE FEES and PEG obligations or has otherwise fulfilled its financial obligations under this Ordinance or its FRANCHISE AGREEMENT. Absent proof to the contrary, the methodology that is employed in computing the amount of an underpayment is presumed to yield an appropriate computation.

i. Notice of Underpayment Any additional amount due to the COUNTY as a result of the audit shall be paid within thirty (30) days following written notice to the GRANTEE by the COUNTY which notice shall include a copy of the audit report.

ii. Cost of the Audit If such audit indicates an average annual combined FRANCHISE FEE/PEG obligation underpayment of five percent (5%) or more over a three year audit period, the GRANTEE shall assume all reasonable costs of such audit.

iii. Audit Frequency Except within three (3) years of the termination of a FRANCHISE term, or in response to a request to transfer the FRANCHISE, no audit shall be conducted more frequently than every three (3) years without a finding of necessity by the BOARD.

iv. Scope of the Audit Except in the case of fraud or in the case of new issues that arise that could not have been reasonably anticipated or professionally accommodated by the auditor at the time of a previous audit, no audit of a previously audited period shall subject a GRANTEE to additional obligations.

B. Interest If timely paid pursuant to SEC. 30-7.a.3. A, interest will not be imposed for any payment necessary as a result of the audit if the payment to correct for a shortfall does not exceed 10 percent of the total payments made during the audit period. In the event such payment exceeds 10 percent of the total payments made during the year, the GRANTEE will be liable for interest and late charges for the entire amount due. If not timely paid pursuant to SEC. 30-7.a.3.A, interest shall be paid pursuant to SEC. 30-7.a.5.A. from the due date dating from the year that the underpayment occurs.

(4) Accord and Satisfaction Except as otherwise provided by law, no acceptance of any payment, renewal or other form of assent to continued service by the COUNTY shall be construed as a release or as an accord and satisfaction of any claim the COUNTY may have for further or additional sums payable as a FRANCHISE FEE under this Ordinance or for the performance of any other obligation of the GRANTEE.

(5) Non-Payment or Late Payment of Financial Obligations Fees In the event that any FRANCHISE FEE payment or recomputed amount is not made on or before the dates specified in this Ordinance or the FRANCHISE AGREEMENT, a GRANTEE shall pay as additional compensation:

A. Interest on Financial Obligations An interest charge, computed from such due date, at an annual rate equal to the prime lending rate of any national bank selected by the COUNTY, plus one percent (1%) during the period for which payment was due; and

B. Delinquency Penalty If a regular payment or a payment required as a result of an audit is late by forty-five (45) days or more, a sum of money equal to five percent (5%) of the amount due in order to defray those additional expenses and costs incurred by the COUNTY by reason of delinquent payment.

C. Interest in the Case of Fraud In the event of fraud, interest shall be calculated daily from the date that the amount fraudulently withheld should have been paid without taking into account any notice from the COUNTY.

D. Protesting Audit Results

i. Right to Protest Upon notice of any underpayment as a result of an audit under SEC. 30-7.a.3 and if the audit underpayment amount is paid, under protest, a GRANTEE shall have the right to provide evidence at a hearing before the BOARD or its designee, pursuant to SEC. 30-14, to rebut the presumption of correctness of the audit established under SEC. 30-7.a.3.A.

ii. Notice of Protest A GRANTEE may, within 10 days of notice provided under SEC. 30-7.a.3, exercise its SEC. 30-7.a.5.D.i right to a hearing. Upon receipt of a notice of a request for a hearing either preceded or accompanied by payment of the amount of the underpayment, the BOARD or its designee shall set a hearing date which shall not be held any sooner than twenty-five (25) days nor any later than forty-five days after notice of the underpayment.

iii. Refund If the BOARD or its designee determines that the presumption of correctness of the audit results has been rebutted, in whole or in part, based on competent substantial evidence, presented at the hearing, a refund of the amount due the GRANTEE shall be issued within 15 days of the decision with interest calculated pursuant to SEC. 30-7.a.5.A.

(6) Documentation FRANCHISE FEE payments shall, at a minimum, be accompanied by an itemized statement, approved by the COUNTY, showing the specific methodology used in calculating the FRANCHISE FEE. The COUNTY may request and a GRANTEE shall provide, to the COUNTY’s satisfaction, a clarification of that methodology.

(7) Payment on Termination When a FRANCHISE terminates for any reason, the GRANTEE must file with the COUNTY within 90 days of the date the FRANCHISE operations stop a an audited financial statement or a financial statement certified by a financial officer of the GRANTEE, showing the GROSS REVENUES received by the GRANTEE since the end of the previous fiscal year. Adjustments must be made at that time for FRANCHISE FEES and PEG obligations due to the date that the GRANTEE’s operations ceased.

(b) Alternate Franchise Fee Formulation

(1) County Initiated To the extent allowed by law, the COUNTY may, at any time, amend this ordinance to provide an alternate formulation which is revenue neutral in the sense that it will not exceed the federally allowed maximum FRANCHISE FEE nor exceed the amount provided for in the relevant FRANCHISE AGREEMENT if less than the federally allowed maximum FRANCHISE FEE.

(2) Dispositive Decision Within ninety (90) days of a dispositive determination of the invalidity of the gross revenue percentage as a fair rental charge or inappropriate formulation for a FRANCHISE FEE, the COUNTY may determine an appropriate reformulation pursuant to SEC. 30-7.b.1 or such other revenue neutral basis to which the COUNTY and a GRANTEE(s) may agree.

(3) Termination for Failure of Material Provision Failing an agreement as provided for in the immediately preceding SEC. 30-7.b.2 the COUNTY may renegotiate pursuant to the provisions of SEC. 30-19.a.4.

(4) Non-Payment of Alternate Fee Failure to pay any lawfully imposed FRANCHISE FEE based on the legal percentage of GROSS REVENUE, the reformulated basis pursuant to SEC. 30-7.b.1, or agreed upon basis pursuant to SEC. 30-7.b.2, shall be deemed a material breach of the FRANCHISE AGREEMENT.

(c) Other Taxing Authorities To the extent that taxes or other assessments are imposed by taxing authorities on the use of COUNTY property as a result of an operator’s use or occupation of the RIGHTS-OF-WAY, all GRANTEE(s) under this ordinance shall be responsible for payment of their pro rata share of such taxes, payable annually unless otherwise required by the taxing authority. Such payments shall be in addition to any other fees payable pursuant to this ordinance.

(d) Public, Educational, and Governmental Access Obligations Public, Educational, and Governmental Access or PEG obligations including but not limited to channel capacity and support shall be established in the FRANCHISE AGREEMENT.

(1) Consistent with the provisions of Section 47 U.S.C. 534, PEG channel programming shall be on the basic tier.

(2) The BOARD, upon a proper finding under SEC. 30-19.b may waive or conditionally waive the basic tier requirement.

(e) Compromise or Settlement A GRANTEE’s liability for financial obligations incurred pursuant this Ordinance or any FRANCHISE AGREEMENT adopted hereunder may be settled or compromised by the COUNTY upon the grounds of doubt as to liability or doubt as to the collectibility of such obligation.

SECTION 30-8 SECURITY PROVISIONS

(a) Security Fund Generally All GRANTEEs shall establish a security fund at a time established in the FRANCHISE AGREEMENT. The following requirements apply to all forms of security:

(1) Availability of Funds The security fund shall be available to the COUNTY as security for:

A. faithful performance of all applicable provisions of this Ordinance and of the FRANCHISE AGREEMENT adopted under this Ordinance;

B. compliance with all orders, permits, and directions of the COUNTY; and

C. payment by the GRANTEE of any claims, liens, or taxes due and unpaid to the COUNTY, liquidated damages, damages, or costs or expenses that the COUNTY is compelled to pay by reason of any act or default of the GRANTEE in connection with a FRANCHISE granted under this Ordinance.

(2) Failure to Maintain Security Fund Failure to maintain or to replenish the security fund as required under this SEC. 30-8 shall be deemed a material breach of the FRANCHISE.

(3) Grantee Rights A GRANTEE(s) shall retain all rights to litigate any of the actions taken by the COUNTY in drawing upon the security fund including review pursuant to SEC. 30-14.b(2-3).

(4) Amount of the Security Fund

A. Initial Amount The initial security fund shall be established in the FRANCHISE AGREEMENT. No more often than every five (5) years, the BOARD may review the enforcement history of the FRANCHISE and may increase or decrease the amount of the security fund to an amount deemed by the BOARD to be reasonably necessary to secure performance.

B. Replenishment of the Instrument If the security fund is drawn upon by the COUNTY in substantial compliance with the procedures established in this Ordinance, a GRANTEE shall cause the security fund to be replenished to the original amount no later than thirty (30) days after each withdrawal by the COUNTY.

(5) Surety Qualifications Any performance bond, letter of credit or surety bond shall be issued by an institution or surety qualified to do business in Florida and with rating for financial condition and financial performance in Best’s Key Rating Guide, Property/Casualty Edition satisfactory to the COUNTY’S risk manager, shall be in a form approved by the COUNTY; and shall contain the an endorsement in substantially the following form, approved by the County Attorney:

“This performance bond/surety bond/escrow account/letter of credit may not be canceled, or allowed to lapse, until sixty (60) days after receipt by the County, by certified mail, return receipt requested, of a written notice from the issuer of the performance bond/surety bond/escrow account/letter of credit of intent to cancel or not to renew.”

(b) Forms of Security

(1) Performance Bond If a performance bond can be obtained that can respond to the requirements of SEC. 30-8.b.l.B and the applicant is not otherwise disqualified under SEC. 80-8.b.1.A, the security fund may be established in the form of a performance bond.

A. Disqualifying Criteria Unless the BOARD makes a finding that an applicant for a new or renewal FRANCHISE has an established record of failure to comply with notices of noncompliance with other FRANCHISE AGREEMENTS or unless there are outstanding noticed noncompliance issues, an applicant may provide a security fund in the form of a performance bond in an amount and form and under circumstances established in this ordinance and the FRANCHISE AGREEMENT.

B. Minimal Requirements for Performance Bond The performance bond must be drafted in such a way and in a form approved by the County Attorney, approval of which will not be unreasonably denied, that substantially complies with the following minimal requirements:

i. the performance bond must be capable of responding with a cash payment in response to claims for any or all issues outlined in SEC. 30-8.a.1; and

ii. meet the criteria of SEC. 30-8.a(4-5) and 30-8.b.2.(B,C, D), below.

C. Revocation of Performance Bond as a Form of Security Upon a finding by the BOARD, in its judgment, reasonably exercised, that any one of the following contingencies exist, the COUNTY may reconsider the right to secure by performance bond in favor of an escrow account, an irrevocable letter of credit or the surety bond requirements in SEC. 30-8.b.2, below.

i. the FRANCHISE is transferred or there is otherwise a change in control to a new GRANTEE the history of which does not qualify for a performance bond under SEC. 30-8.b.1, above; or

ii. the COUNTY documents repetitive violations of provisions of this Ordinance or the FRANCHISE AGREEMENT or the enabling ordinance with failure on the part of the GRANTEE to cure after notice; or

iii. the COUNTY deems it necessary to litigate in order to collect on the security fund and the COUNTY is successful in requiring payment, in whole or in substantial part, by the GRANTEE or surety.

D. Reinstatement of the Right to Secure by Performance Bond No sooner than two years after a revocation of the right to secure by performance bond or two years of operation under an alternate security fund instrument, whichever is later, a GRANTEE may petition the BOARD for reinstatement of the right to secure by Performance Bond. If the COUNTY is not conducting an audit, or negotiating the results of an audit, and there are not outstanding issues to which the security fund would be responsive, reinstatement shall be granted if no incident as outlined in SEC. 30-8.b.1.C have occurred during the preceding two years.

(2) Alternate Security Fund Instruments A GRANTEE may provide an alternate security fund, in the form of a surety bond, escrow account, or letter of credit which shall at a minimum, contain, in language approved by the County Attorney, the following concepts:

A. Draws In the event of a failure of the GRANTEE/Principal, or its successors or assigns, to pay the COUNTY/Obligee upon being billed pursuant to the FRANCHISE AGREEMENT and the Cable System Regulatory Ordinance, or to maintain this or replacement security acceptable to the COUNTY as required by the FRANCHISE AGREEMENT and the Cable TV Enabling Ordinance, COUNTY/Obligee shall give the Surety/Escrow Agent/Financial Institution under the Surety Bond/Escrow Account/Letter of Credit a written statement of such failure by certified or registered mail to Surety/Escrow Agent/Financial Institution at (mailing address) (“Notice”). The mailing of such Notice by the COUNTY/Obligee shall be deemed to be conclusive evidence of such failure by the GRANTEE/Principal under this Ordinance or the FRANCHISE AGREEMENT for purposes of this bond/escrow account/letter of credit. Within thirty (30) days of receipt of the COUNTY/Obligee’s Notice, Surety/Escrow Agent/Financial Institution shall pay the amount set forth in the COUNTY/Obligee’s Notice, without condition or qualification, subject to the penal sum of this Surety Bond/Escrow Account/Letter of Credit.

B. Failure to Pay Failure to reimburse or pay the COUNTY/Obligee as herein provided shall cause the Surety/Escrow Agent/Financial Institution to be additionally liable for any and all reasonable costs and expenses, including attorney’s fees and interest at the legal rate, incurred by the COUNTY/Obligee in enforcing this bond. Such liability shall be in addition to the penal sum of this surety bond/escrow account/letter of credit, but shall not, in any event, be greater than ten percent (10%) of the penal sum of the bond.

C. Non-Enforcement by County Forbearance by the COUNTY/Obligee in enforcing any conditions of this Ordinance or the FRANCHISE AGREEMENT or the Cable System Regulatory Ordinance or this surety bond/escrow account/letter of credit shall not waive or abridge any right of the COUNTY/Obligee hereunder. Extensions of time granted the GRANTEE/Principal, or other changes or modification to the FRANCHISE AGREEMENT or the Cable System Regulatory Ordinance, shall not change or diminish the obligation of this Surety Bond/Escrow Account/Letter of Credit.

D. Multiple Claims Multiple claims are permitted on this Surety Bond/Escrow Account/Letter of Credit up to the total penal sum of this Surety Bond/Escrow Account/Letter of Credit in the aggregate over a period of one year, after which a new or renewed Surety Bond/Escrow Account/Letter of Credit shall be established in the full face amount required in the FRANCHISE AGREEMENT.

E. Waiver of Defenses Recognizing that this Surety Bond/Escrow Account/Letter of Credit guarantees payment by the GRANTEE/Principal to the COUNTY/Obligee upon billing pursuant to the FRANCHISE AGREEMENT or the Cable System Regulatory Ordinance, Surety/Escrow Agent/Financial Institution hereby explicitly waives any defenses that the GRANTEE/Principal might assert or raise relating to the FRANCHISE AGREEMENT or the Cable System Regulatory Ordinance or arising out of the performance or nonperformance of the FRANCHISE AGREEMENT or Cable System Regulatory Ordinance by either a GRANTEE/Principal or COUNTY/Obligee. Surety/Escrow Agent/Financial institution also covenants that it will not assert or raise any such defenses.

SECTION 30-9 CONSTRUCTION REQUIREMENTS

(a) Construction Plan Required A plan for construction shall be a part of any FRANCHISE AGREEMENT. The plan will address the areas to be served and, where appropriate, shall provide a timetable for completion.

(b) Construction Bond A construction bond (“Bond”), which may be a corporate guarantee, shall be provided in form and substance acceptable to the County Attorney shall be maintained at a level appropriate given the construction remaining until the CABLE SYSTEM construction required by the FRANCHISE AGREEMENT is completed, at which time the Bond shall be released, provided there are then no outstanding material violations of the construction obligations of a GRANTEE under the FRANCHISE AGREEMENT. The Bond shall be maintained until all outstanding material violations have been cured by a GRANTEE.

(c) SYSTEM Construction, Repair or Maintenance Except in the case of an emergency in which case the GRANTEE shall comply with the emergency provisions of existing ordinances, the GRANTEE shall not construct, repair or maintain any CABLE SYSTEM facilities until the GRANTEE has secured the necessary permits from the COUNTY, and other public agencies with jurisdiction over constructing such facilities. A GRANTEE shall comply with all provisions of permitting ordinances as they exist at the time of construction, repair or maintenance. It shall be a material violation to fail to obtain necessary permits or to fail to substantially comply with permit requirements.

(d) Termination At the denial of renewal of the term for which the FRANCHISE is granted, or upon its revocation or earlier expiration, as provided herein, in any such case without renewal, extension or transfer, the COUNTY shall have the right to require a GRANTEE to remove, at its own expense, all above-ground portions of the CABLE SYSTEM from all RIGHTS-OF-WAY within the COUNTY within a reasonable period of time, which shall not be less than one hundred eighty (180) days. In the event of a judicial challenge to the denial of renewal or revocation of the FRANCHISE, this right in the COUNTY and obligation of the GRANTEE shall not ripen until final disposition of the challenge.

(e) Conflict with Ordinances of General Applicability To the extent that issues addressed in SEC. 30-9 (c-d) are specifically addressed by an ORDINANCE OF GENERAL APPLICABILITY, the provisions of the ORDINANCE OF GENERAL APPLICABILITY shall govern.

SECTION 30-10 TECHNICAL AND OTHER STANDARDS

(a) Applicable Technical and Other Standards The GRANTEE shall construct, install, operate and maintain its CABLE SYSTEM in a manner consistent with all applicable laws, ordinances, construction standards, governmental requirements, FCC technical standards, and any detailed standards set forth in its FRANCHISE AGREEMENT. In addition, the GRANTEE shall provide to the COUNTY, upon request, a written report of the results of the GRANTEE’s periodic proof of performance tests conducted pursuant to FCC and FRANCHISE standards and guidelines.

(b) Non-Compliance with Standards Repeated failure to maintain specified standards as described in SEC. 30-10.a above or to comply with required permits, verified by the COUNTY in its judgment reasonably exercised, shall constitute a material breach of the FRANCHISE.

SECTION 30-11 INDEMNIFICATION AND INSURANCE REQUIREMENTS

(a) Indemnification

(1) Indemnification Arising Out of Granting of the Franchise

A GRANTEE shall fully indemnify, defend and hold harmless the COUNTY and, if necessary, shall defend in the name of the COUNTY, and pay all expenses incurred by the COUNTY in defending itself, with regard to all expenses, damages and penalties the COUNTY may legally be required to pay (including but not limited to expenses for reasonable legal fees) as a result of any FRANCHISE granted to that GRANTEE hereunder. Damages and penalties shall include but not be limited to damages arising out of copyright infringement and all other damages arising out of the construction, INSTALLATION, operation or maintenance of its CABLE SYSTEM, whether or not any such act or omission is authorized, allowed or prohibited by this Ordinance or the FRANCHISE granted hereunder. Expenses shall include all incidental expenses including attorney fees and shall also include a reasonable value of any services rendered by the Office of the County Attorney. The COUNTY shall notify a GRANTEE of any actions, claims, or suits, of any nature whatsoever, arising out of or through or alleged to arise out of or through or in any way connected with the grant of a FRANCHISE to a GRANTEE or though the operation of a GRANTEE’s business as a CABLE SYSTEM communications service for which the indemnification provisions of this Ordinance are applicable.

(2) Indemnification for Grantee Activities In matters related to any actions or activities of a GRANTEE arising under this Ordinance or any FRANCHISE AGREEMENT granted hereunder, the GRANTEE shall, at its sole cost and expense, fully indemnify, defend and hold harmless the COUNTY, its officers, boards, commissions, employees, agents, and volunteers against any and all claims, suits, actions proceedings, liabilities and judgments for damages (including but not limited to expenses for reasonable legal fees and disbursements and liabilities assumed by thE COUNTY in connection therewith) or equitable relief regardless of whether the act or omission complained of is authorized, allowed or prohibited by this Ordinance or the FRANCHISE AGREEMENT. The GRANTEE’s indemnification of the COUNTY shall include, but not be limited to, all claims, suits, actions, proceedings, liabilities and judgments for damages arising from the following:

A. To PERSONS or property, in any way arising out of or though the acts or omission of the GRANTEE, its officers, agents, employees, servants, contractors, subcontractors, consultants or volunteers or to which the GRANTEE’s negligence shall in any way contribute; and

B. Arising out of any claim for invasion of the right of privacy, for defamation of any PERSON, firm or corporation, or the violation or infringement of any copyright, trademark, trade name, service name or patent, or of any other right of any PERSON, firm or corporation (excluding claims arising out of or relating to COUNTY programming);

C. Arising out of the GRANTEE’s failure to comply with the provisions of any federal, STATE, or local statute, ordinance, or regulation applicable to the GRANTEE in the conduct of its business under this agreement; and

D. Arising out of any violation of federal or STATE anti-trust laws resulting from the granting of a FRANCHISE under this Ordinance; and

E. Arising out of any “taking” of property for which just compensation is due under the Constitutions of the United States or the State of Florida that results from the GRANTEE’s conduct of business pursuant to this agreement; and

F. Arising out of or undertaken on behalf of the GRANTEE’s right to do business.

(3) County Responsibilities Except for SEC. 30-11.a.1, above, the County shall be responsible for its own negligence including that of commissioners, officers or employees resulting from activities arising from its sole responsibilities under this Ordinance or any FRANCHISE AGREEMENT granted hereunder.

(4) Duty to Defend A GRANTEE under this Ordinance shall have a duty to defend the COUNTY in any action to which the COUNTY is a party which fails to allege specific actions by the COUNTY resulting from its activities under this Ordinance or any FRANCHISE AGREEMENT granted hereunder whether or not the same claims damages for which the COUNTY is immune under Federal or State law including but not limited to 47 U.S.C. Section 555a or Fla. Stat. Section 768.28.

(5) The COUNTY shall give the GRANTEE prompt notice of the making of any claim or the commencement of any action, suit or other proceeding covered by the provisions of this SEC. 30-11. Nothing herein shall be deemed to prevent the COUNTY from cooperating with the GRANTEE and participating in the defense of any litigation by its own counsel at its sole cost and expense.

(6) Nothing herein shall be construed to abrogate any immunity under federal or state law including but not limited to 47 U.S.C. Section 555a or Fla. Stat. Section 768.28.

(b) Insurance

(1) Required Coverages On or before commencement of FRANCHISE operations, the GRANTEE shall procure, pay for and maintain at least the following insurance coverages and limits:

A. Workers’ Compensation - In at least the minimum limits required by law; and employer’s liability insurance of not less than $100,000 for each claim.

B. Comprehensive General Liability Insurance - Including, but not limited to, independent operations, premises operations, contractual, product/premises operations, and personal injury covering the liability assumed under indemnification provisions of this Ordinance and the FRANCHISE AGREEMENT, with limits of liability for personal injury and/or bodily injury, including death, of not less than $1 million to any one PERSON for each occurrence, with an aggregate of $3 million for bodily injury or death resulting from anyone accident; and property damage of not less than $500,000 for each occurrence; and the policy shall include broad form property coverage and fire legal liability of not less than $50,000 per occurrence, unless otherwise stated by exception in this ORDINANCE or in the FRANCHISE AGREEMENT.

C. Comprehensive Automobile and Truck Liability - Covering owned, hired and non-owned vehicles with the minimum limits of $500,000 each occurrence, for bodily injury, including death and property damage of not less than $100,000 each occurrence.

(2) Maintenance of Insurance Coverages The insurance requirements shall remain in effect though the term of the FRANCHISE AGREEMENT.

(3) Evidence of Insurance Such insurance shall be evidenced by delivery to the COUNTY of:

A. Certificates of Insurance executed by the insurers listing coverages, limits, expiration dates and all endorsements upon request, whether or not required by the COUNTY; and

B. Listing all carriers issuing said policies; and

C. A certified copy of each policy, including all endorsements need not be delivered but shall be available for review by the COUNTY.

(4) Required Endorsements Each insurance policy shall include the following conditions by endorsement to the policy in language approved by the County Attorney, approval of which will not be unreasonably denied:

A. Notice Each policy shall require thirty (30) days prior to expiration, cancellation, non-renewal or any material changing coverages or limits, a notice thereof shall be given to the County Attorney’s office by mail at the Office of the County Attorney, 315 Court Street, Clearwater, FL 33756 and a duplicate copy sent to Pinellas County Risk Management, 400 S. Ft. Harrison, Clearwater, FL 33756.

B. Payment of Premiums Companies issuing the insurance policy or policies should have no recourse against the COUNTY for payment of premiums or assessments for any deductibles which are all the sole responsibility and risk of the GRANTEE.

C. Meaning of Term “County” The term County, or Pinellas County, shall include all Authorities, Boards, Bureaus, Commissions, Divisions, Departments and Offices of the County and individual members, employees thereof in their official capacities and/or while acting on behalf of Pinellas County.

D. Additional Insured Pinellas County, Board of County Commissioners shall be endorsed on the comprehensive general liability insurance policy as an additional insured.

E. Other Insurance Clause The policy clause “other insurance” shall not apply to any insurance coverage currently held by the COUNTY to any such future coverage, or to the COUNTY’s Self-Insured Retention Fund of whatever nature.

(5) Subrogation The GRANTEE hereby waives subrogation rights for loss or damage against Pinellas County.

(6) Additional Notice from Grantee The GRANTEE shall within 24 hours after receipt of any notices of expiration, cancellation, non-renewal, or material change in coverage received by said GRANTEE from the insurer provide the notice referenced in SEC. 30-11.b.4.A, above and nothing contained herein, shall absolve the GRANTEE of this requirement to provide notice.

(7) Non-Payment of Premiums In the event a GRANTEE fails to maintain any of the insurance requirements in full force and effect, the COUNTY shall, upon forty-eight (48) hours notice to that GRANTEE, have the right to procure the required insurance and recover the cost thereof from the GRANTEE. The COUNTY shall also have the right to suspend the FRANCHISE during any period that GRANTEE fails to maintain said policies in full force and effect.

(8) Failure to Maintain Insurance Failure to maintain specified insurance or to comply with the hold harmless provisions of this SEC. 30-11, verified by the COUNTY in its judgment reasonably exercised, shall constitute a material breach of the FRANCHISE.

(9) Increases in Coverage Limits In order to account for increases in CONSUMER prices, no more than once during any five (5) year period, without an emergency finding by the BOARD, the COUNTY shall have the right to order a GRANTEE to increase the amounts of the insurance provided in the FRANCHISE AGREEMENT. Increases in insurance coverage shall be based upon current prudent business practices of like enterprises involving the same or similar risks.

SECTION 30-12. RECORDS AND REPORTS

(a) Records Required

(1) Records Maintenance A GRANTEE shall at all times maintain:

A. Service Calls With respect to CABLE SERVICE to active SUBSCRIBERS, a record of all service calls and interruptions or degradation of service experienced for the preceding one (1) year, provided that such complaints result in or require a service call, subject to the SUBSCRIBER’s right of privacy.

B. Monthly Service Calls If requested by the COUNTY, a summary of service calls with respect to CABLE SERVICE, identifying the number, general nature and disposition of such calls, on a monthly basis. A summary of such service calls shall be submitted to the COUNTY within thirty (30) days following any COUNTY request, in a form reasonably acceptable to the COUNTY.

(2) Additional Information The COUNTY may impose reasonable requests for additional information, records and documents from time to time, provided they reasonably relate to the scope of the COUNTY’s rights under or ascertaining a GRANTEE’s compliance with this Ordinance or the GRANTEE’s FRANCHISE AGREEMENT.

(3) County Examinations Upon reasonable notice, and during normal business hours, and under circumstances where the COUNTY has some reasonable indication of noncompliance, a GRANTEE shall permit reasonable examination by any authorized representative of the COUNTY of all

FRANCHISE property and facilities, together with any appurtenant property and facilities of a GRANTEE situated within or without the COUNTY, and all records relating to the FRANCHISE, provided they are necessary to enable the COUNTY to ascertain a GRANTEE’s compliance with this Ordinance and to carry out its proprietary, auditing, and regulatory responsibilities under this Ordinance or the FRANCHISE AGREEMENT. A GRANTEE shall have the right to be present at any such examination.

(b) Annual Reports

(1) Report Required Unless otherwise provided in the FRANCHISE AGREEMENT, within one hundred twenty (120) days after the end of the calendar year, and upon written request by the COUNTY, a GRANTEE shall submit a written annual report to the COUNTY, with respect to the preceding calendar year in a form approved by the COUNTY, including, but not limited to, the following information:

A. Annual Activity Summary A summary of the previous year’s (or in the case of the initial reporting year, the initial year’s) activities in development of the CABLE SYSTEM, including but not limited to, services begun or discontinued during the reporting year;

B. Principals A list of a GRANTEE’s officers, members of its board of directors and other principals of a GRANTEE;

C. Voting Interests A list of stockholders or other equity investors holding five percent (5%) or more of the voting interest in a GRANTEE;

D. Franchise Area Non-Coverage An indication of any residences in a GRANTEE’s SERVICE AREA where a GRANTEE’s CABLE SERVICE is not available, and a schedule for providing service;

E. Status Information as to the number of homes passed, SUBSCRIBERS, and the number of basic and pay SUBSCRIBERS.

F. Certification of Construction Records Compliance A certification that a GRANTEE is in substantial compliance with all permits for work in the RIGHTS-OF-WAY and if not, documentation of any deficiencies.

G. Other Records Any other information required under this Ordinance, the FRANCHISE AGREEMENT, or other information relevant to FRANCHISE regulation which the COUNTY shall reasonably request, and which is relevant to ascertaining a GRANTEE’s compliance with this Ordinance or the FRANCHISE AGREEMENT.

(2) Other Relevant Documentation Upon written request, a GRANTEE shall make available to the COUNTY all pleadings, applications and reports submitted by a GRANTEE to, as well as copies of all decisions, correspondence and actions by, any Federal, STATE or local court, regulatory agency, or other governmental body which may, in the judgment of the COUNTY, materially affect the GRANTEE’S CABLE SYSTEM operations within the FRANCHISE AREA. If the materials are, within the reasonable judgment of the COUNTY, as readily available for review by the COUNTY as to a GRANTEE, the GRANTEE will provide the information on availability rather than the information itself. The COUNTY may review all such documents and shall be provided copies of such documents by the GRANTEE, at the COUNTY’S expense, and within 48 hours of the COUNTY’S request for such copies. Requests for extension of time will not be unreasonably refused.

(3) Corporate Annual Reports If a GRANTEE is publicly held, a copy of each GRANTEE’S annual and other periodic reports and those of its parent, shall be submitted to the COUNTY within forty-five (45) days of a written request by the COUNTY.

(4) Public Records

A. Law Applies Subject to the provisions of Chapter 119, Florida Statutes, all reports required to be provided to the COUNTY under this Ordinance or the FRANCHISE AGREEMENT and retention of same shall be available for public inspection in the COUNTY’S offices during normal business hours.

B. Trade Secrets To the extent mat requested information is claimed to represent trade secrets, the COUNTY, at the time of such claim, or before, will, to the extent allowed under Fla. Stat. Chapter 119, accommodate the GRANTEE’S concerns in a manner that minimizes the release of such information in a manner that chills competition. To the extent-possible, if the COUNTY requests copies that contain bona fide trade secrets, a GRANTEE will provide the COUNTY with summaries of any required documents or copies thereof with trade secrets deleted therefrom. The burden of proof shall be on a GRANTEE to establish the nature of any information requested to be submitted as a bona fide trade secret, to the reasonable satisfaction of the COUNTY. The COUNTY shall be held harmless by the GRANTEE with respect to the release of any information released pursuant to a public records request. The COUNTY shall not object to the GRANTEE’S intervention in any proceeding involving a request for public records related to the GRANTEE that the GRANTEE reasonably believes are either not public records or excepted under Fla. Stat. Chapter 119.

(5) Payment for Records All reports and records related to compliance issues that are required under this Ordinance shall be furnished at the sole expense of the GRANTEE, except as otherwise provided in this Ordinance or the FRANCHISE AGREEMENT.

(6) Non-Compliance

A. Noncompliance The willful refusal, failure, or neglect of a GRANTEE to file any of the reports required as and when due under this Ordinance, may be deemed a material breach of the FRANCHISE if such reports are not provided to the COUNTY within thirty (30) days after written request therefor, and may subject the GRANTEE to all remedies, legal or equitable, which are available to the COUNTY under this Ordinance or the FRANCHISE AGREEMENT.

B. Misrepresentation Any materially false or misleading statement or representation made knowingly and willfully by the GRANTEE in any report required under this Ordinance or under the FRANCHISE AGREEMENT may be deemed a material breach of the FRANCHISE and may subject the GRANTEE to all remedies, legal or equitable, which are available to the COUNTY.

(c) Opinion Survey Not more than once annually, the COUNTY may prepare a SUBSCRIBER satisfaction survey pertaining to quality of CABLE SERVICE, which shall be transmitted to SUBSCRIBERS in a GRANTEE’S invoice for CABLE SERVICES. The results of such survey shall be provided to the COUNTY on a timely basis. The additional cost of such survey shall be borne by the COUNTY.

SECTION 30-13. REVIEW OF SYSTEM PERFORMANCE

(a) Triennial Review

(1) Review Notwithstanding FCC Emergency Alert System Certification, at a frequency established in the FRANCHISE AGREEMENT, but no more frequently than every three (3) years throughout the term of the FRANCHISE, if EFFECTIVE COMPETITION is not present and if requested by the COUNTY, the COUNTY and a GRANTEE shall meet to review CABLE SYSTEM performance and quality of CABLE SERVICE. The various reports required pursuant to this Ordinance, results of technical performance tests, the record of SUBSCRIBER complaints and a GRANTEE’S response to complaints, and the information acquired in any SUBSCRIBER surveys, shall be utilized as the basis for review. In addition, any SUBSCRIBER may submit comments or complaints during the review meetings, either orally or in writing, and these shall be considered. Within thirty (30) days after the conclusion of a CABLE SYSTEM performance review meeting, the COUNTY may issue findings with respect to the CABLE SYSTEM’S FRANCHISE compliance and quality of service. Notice of the reviews shall be published and, in the discretion of the BOARD, may be the subject of a public hearing and the County Administrator may determine the issues that the GRANTEE must address in the hearings.

(2) Non-compliance If the COUNTY determines that a GRANTEE is not in compliance with the material requirements of this Ordinance or the GRANTEE’S FRANCHISE AGREEMENT, the COUNTY may direct the GRANTEE to correct the areas of noncompliance within thirty (30) days. Failure of a GRANTEE, after due notice, to correct the areas of noncompliance within the period specified therefor or to commence compliance within such period and diligently achieve compliance thereafter, shall be considered a material breach of the FRANCHISE, and the COUNTY may exercise any remedy within the scope of this Ordinance and the FRANCHISE AGREEMENT.

(b) Special Review When there have been complaints made or where there exists other evidence which, in the reasonable judgment of the COUNTY, casts reasonable doubt on the reliability or quality of CABLE SERVICE to the effect that the GRANTEE is not in substantial compliance with the requirements of this Ordinance or its FRANCHISE, the COUNTY shall have the right to compel the GRANTEE to test, analyze and report on the performance of the CABLE SYSTEM in order to protect the public against substandard CABLE SERVICE. The COUNTY may not compel a GRANTEE to provide such tests or reports unless and until the COUNTY has provided a GRANTEE with at least thirty (30) days notice of its intention to exercise its rights under this SEC. 30-13 and has provided the GRANTEE with an opportunity to be heard prior to its exercise of such rights. Such test or tests shall be made and the report shall be delivered to the COUNTY no later than thirty (30) days after the COUNTY notifies the GRANTEE that it is exercising such right. Such tests shall be made at the GRANTEE’S sole cost. Such report shall include the following information: The nature of the complaints which precipitated the special tests, what CABLE SYSTEM component was tested, the equipment used and procedures employed in said testing, the results of such tests, and the method by which such complaints were resolved. Any other information pertinent to the special test shall be recorded.

SECTION 30-14. FRANCHISE VIOLATIONS

(a) Remedies for Violations If a GRANTEE fails to perform in a timely manner any material obligation required by this Ordinance or a FRANCHISE AGREEMENT granted hereunder, following notice from the COUNTY and an opportunity to cure such nonperformance in accordance with the provisions of this SEC. 30-14 of this Ordinance, the COUNTY may at its option and in its sole discretion:

(1) Cure Cure the violation and recover the actual cost thereof from the security fund or performance or construction bond established herein if such violation is not cured within thirty (30) days after written notice to the GRANTEE of the COUNTY’S intention to cure and draw upon the security fund; and/or

(2) Liquidated Damages

A. Procedures Subject to the procedures set forth in SEC. 30-14.b below, the COUNTY may assess against a GRANTEE liquidated damages in an amount set forth below for any such violations(s) if such violation is not cured, or if a GRANTEE has not commenced a cure, on a schedule acceptable to the COUNTY, within thirty (30) days after written notice to the GRANTEE of the COUNTY’S intention to assess liquidated damages. Such damages may be withdrawn from the security fund, and shall not constitute a waiver by the COUNTY of any right or remedy it may have under this Ordinance or the FRANCHISE AGREEMENT or applicable law.

B. Categories of Liquidated Damages For the violation of any of the following provisions of this Ordinance or any FRANCHISE granted hereunder, liquidated damages shall be recoverable from the security fund as follows:

i. Construction For failure to complete CABLE SYSTEM construction in accordance with a CABLE SYSTEM construction schedule established in the FRANCHISE AGREEMENT unless the BOARD specifically approves the delay by motion or resolution, due to the occurrence of conditions beyond a GRANTEE’S control, the GRANTEE shall pay to the COUNTY or the COUNTY may draw from the Security Fund, up to one thousand five hundred dollars ($1,500.00) per day for each day, or part thereof, the deficiency continues.

ii. All Other Violations For any other violation of the requirements and obligations under this Ordinance or the FRANCHISE AGREEMENT granted hereunder a GRANTEE shall pay to the COUNTY or the COUNTY may draw from the Security Fund up to Seventy-Five Dollars ($75.00) per day for each day that each violation occurs or continues.

iii. Collection Contingent Upon County Compliance The liquidated damages described in SEC. 30-14.a.2.A above shall not be recoverable against a GRANTEE unless the COUNTY has furnished the GRANTEE with written notice of the proposed collection of liquidated damages and the GRANTEE has failed to cure the asserted violation of this Ordinance within thirty (30) days of notice or such time designated in the notice issued pursuant to SEC. 30-14.b. 1 of this ordinance, whichever is longer.

(3) Local Ordinance Violation Process In addition to all remedies otherwise provided for in this Ordinance or in the FRANCHISE AGREEMENT, violations of this Ordinance may be pursued as provided for in Chapter 125 Florida Statutes and Section 1-8 of the Pinellas County Code.

(4) Other Remedies Pursue its other available remedies at law or in equity.

(b) Procedure for Remedying Franchise Violations Supplemental to and running concurrent with any notice requirements otherwise provided for in this Ordinance, prior to pursuing any remedy or other damages against a GRANTEE specified in this SEC. 30-14.a(l-2) of this Ordinance, the COUNTY shall give a GRANTEE notice and opportunity to be heard on the matter, in accordance with the following procedures:

(1) Notice The COUNTY shall first notice a GRANTEE of a violation and demand correction within a reasonable time, which shall not be less than ten (10) days in the case of the failure of the GRANTEE to pay any sum or other amount due the COUNTY under this Ordinance or the GRANTEE’s FRANCHISE AGREEMENT and thirty (30) days in all other cases.

(2) Failure to Cure It shall be deemed a failure to cure if:

A. A GRANTEE fails to correct the violation within the time prescribed, or

B. A GRANTEE fails to commence correction of the violation within the time prescribed and diligently remedy such violation thereafter, or

C. A GRANTEE fails to present to the COUNTY an acceptable timetable for correction of the violation and adhere to the timetable or any agreed extensions thereof.

(3) Notice of Violation or Failure to Cure The COUNTY’s staff shall give notice of the COUNTY’s staffs initial determination of a GRANTEE’s failure to cure. Said notice shall specify the violations alleged to have occurred and of its initial determination of the chosen remedy. One notice shall suffice for more than one day of the violation and for subsequent days of a violation that continues beyond the notice but prior to the hearing.

(4) Hearing A GRANTEE’s may, within 10 days of said notice, exercise its right to a hearing. Upon receipt of a request for a hearing the BOARD or its designee shall set a hearing date which shall not be held any sooner than twenty-five (25) days after notice.

(5) Board Determination The BOARD or its designee shall hear and consider the issue(s) and shall hear any PERSON interested therein, and shall determine in its discretion, and based on competent substantial evidence presented at the hearing, whether or not any material violation by the GRANTEE has occurred and if so, if the proposed remedy is appropriate under the circumstances of the case.

(6) Decision Subsequent to the hearing, the BOARD or its designee shall consider all relevant evidence, and thereafter render its decision.

(7) No Violation Found In the event the BOARD or its designee finds that the GRANTEE has corrected the violation or has diligently commenced correction of such violation after notice thereof from the COUNTY and is diligently proceeding to fully remedy such violation, or that no material violation has occurred, the proceedings shall terminate and no liquidated damages shall be recovered under SEC. 30-14.a.

(8) Violation Found In the event the BOARD or its designee finds that material violations exist, or that GRANTEE has not corrected the same in a satisfactory manner or has not diligently commenced correction of such violation after notice thereof from the COUNTY and is not diligently proceeding to fully remedy such violation, the BOARD or its designee may pursue one (1) or more of the remedies provided in this Ordinance as it, in its discretion, deems appropriate under the circumstances. Nothing herein prevents the BOARD’s or its designee’s conditioning any remedies in order to satisfy itself that the remedy is appropriate under the circumstances.

(9) Non-curable Violations Violations that are not considered curable by the BOARD or its designee, in their reasonable judgment, need not require any cure period or evidence of cure.

(10) Review of Decisions Challenges to decisions made by the COUNTY under this SEC. 30-14.b are quasi-judicial decisions subject solely to review by Petition for Writ of Certiorari in the Circuit Court for the Sixth Judicial Circuit, in and for Pinellas County, Florida.

(11) Liquidated Damages In the event that staff or the BOARD or its designee elects to require the payment of liquidated damages, the GRANTEE shall be noticed with a bill for the liquidated damages. After a GRANTEE’s failure to pay within ten (10) days of the noticed bill, absent an appeal which stayes the decision, the COUNTY may assess the security fund.

SECTION 30-15. FORCE MAJEURE; GRANTEE’S INABILITY TO PERFORM

In the event a GRANTEE’s performance of any of the terms, conditions or obligations required by this Ordinance or any FRANCHISE AGREEMENT granted hereunder is prevented by a cause or event not within a GRANTEE’s control, such inability to perform shall be deemed excused and no penalties or sanctions shall be imposed as a result thereof; provided, however, that such inability to perform shall not relieve a GRANTEE from any obligations pertaining to refunds and credits for interruptions in service. For the purpose of this SEC. 30-15, causes or events not within the control of a GRANTEE shall include without limitation acts of God, strikes, sabotage, riots or civil disturbances, restraints imposed by order of a governmental agency or court, explosions, acts of public enemies, and natural disasters such as floods, earthquakes, landslides, and fires, but shall not include financial inability of the GRANTEE to perform or failure of the GRANTEE to obtain any necessary permits or licenses from other governmental agencies or the right to use the facilities of any public utility where such failure is due solely to the acts or omissions of a GRANTEE, or the failure of the GRANTEE to secure supplies, services or equipment necessary for the INSTALLATION, operation, maintenance or repair of the CABLE SYSTEM where the GRANTEE has failed to exercise reasonable diligence to secure such supplies, services or equipment.

SECTION 30-16. TERMINATION OF FRANCHISE BY GRANTOR

(a) Right to Terminate Reserved In addition to all other rights and powers pertaining to the GRANTOR by virtue of granting a FRANCHISE under this Ordinance or otherwise, the GRANTOR reserves the right, as defined in federal or STATE legislation and this Ordinance, to terminate and cancel any FRANCHISE and all rights and privileges of a GRANTEE under this Ordinance or the FRANCHISE AGREEMENT in the event that a GRANTEE:

(1) Violation of Grant Violates any material provision of this Ordinance or its FRANCHISE AGREEMENT or any rule, order, or determination of the GRANTOR made pursuant to this Ordinance or its FRANCHISE AGREEMENT, except where such violation, other than of SEC. 30-16.a.2 below, is without fault or through excusable neglect.

(2) Performance of Material Obligations If a GRANTEE shall default in the performance of its material obligations under this Ordinance or the FRANCHISE AGREEMENT and shall continue such default after receipt of due notice and reasonable opportunity to cure the default;

(3) Insurance; Security If a GRANTEE shall fail to provide or maintain in full force and effect the insurance coverage, performance bond, or security fund as required in this Ordinance or the FRANCHISE AGREEMENT;

(4) Concurrent Jurisdictional Agencies If a GRANTEE shall violate any material order or ruling of any regulatory body having jurisdiction over the GRANTEE relative to the GRANTEE’S FRANCHISE, unless such order or ruling is being contested by a GRANTEE by appropriate proceedings conducted in good faith;

(5) Financial Security If a GRANTEE becomes insolvent, unable or unwilling to pay its debts, or is adjudged a bankrupt.

(6) Interruption of Service Failure to restore service after ninety-six (96) consecutive hours of interrupted service; except when approval of such interruption is obtained from the COUNTY.

(7) Unauthorized Disposition Attempts to dispose of its CABLE SYSTEM in all or a part of the FRANCHISE AREA as defined in the FRANCHISE AGREEMENT in a manner other than as provided in this Ordinance or the FRANCHISE AGREEMENT to prevent the GRANTOR from purchasing same.

(8) Evasion, Fraud or Deceit Evades any of the provisions of this Ordinance or its FRANCHISE AGREEMENT or practices any fraud or deceit upon the GRANTOR.

(9) Other Material Breaches For all purposes under this Ordinance or any FRANCHISE AGREEMENT adopted hereunder, enumeration of what constitutes a material breach does not limit the BOARD’S discretion in deciding if an alleged breach is material.

(10) Excuses The foregoing shall not constitute a major breach if the violation occurs but it is without fault of the GRANTEE or occurs as a result of circumstances beyond its control. A GRANTEE shall not be excused by mere economic hardship nor by misfeasance or malfeasance of its directors, officers or employees.

(b) Other Remedies Available The termination and forfeiture of the GRANTEE’S FRANCHISE shall in no way affect any right of GRANTOR to pursue any remedy under this Ordinance or the FRANCHISE AGREEMENT or any provision of law.

(1) Unauthorized Transfer Ineffective In addition to the provisions for termination provided for in SEC. 30-16.a, upon sixty (60) days’ notice to the GRANTEE, GRANTOR shall have the right to declare ineffective, null and void, any actual change in, transfer of, or acquisition by any other party of, control of a GRANTEE or a GRANTEE’S FRANCHISE, unauthorized by the GRANTOR, for which notice to the GRANTOR would be required under the GRANTEE’S FRANCHISE AGREEMENT or this Ordinance. Any declaration by the BOARD under this SEC. 30-16.b.1 means that the GRANTEE remains liable for all obligations under the FRANCHISE until the transfer is approved by the GRANTOR.

(2) Objection to Unauthorized Transfer In the event a GRANTEE provides a notice of an unauthorized transfer, GRANTOR shall have sixty (60) days from receipt of a GRANTEE’S notice of transfer to provide its notice of intent to terminate pursuant to this SEC. 30-16.b.2. If GRANTOR does not provide such notice of intent within sixty (60) days of receipt of a GRANTEE’S notice of transfer, GRANTOR shall have been deemed to have waived its right under this SEC. 30-16.b.2 and GRANTOR will not exercise its right to declare ineffective, null and void under this SEC. 30-16.b.2 without a finding by the BOARD that the change in control would result in a substantive detrimental change in a GRANTEE’S legal, technical, or financial ability to honor its obligations under this Ordinance or the FRANCHISE AGREEMENT. Nothing in this SEC. 30-16 prohibits or waives the right of the BOARD to review, consent or deny proposed transfers under SEC. 30-4.g.

(c) Termination Procedure Any termination and cancellation shall be by ordinance duly adopted after sixty (60) days’ notice to a GRANTEE, and shall in no way affect any of the GRANTOR’S rights under this Ordinance or the FRANCHISE AGREEMENT or any provision of law. Before a FRANCHISE AGREEMENT granted pursuant to this Ordinance may be terminated and canceled under this SEC. 30-16.c, a GRANTEE shall be provided with an opportunity to be heard before the BOARD.

SECTION 30-17. TERMINATION OF FRANCHISE BY GRANTEE.

(a) Grantee Termination Allowed A GRANTEE may terminate a FRANCHISE AGREEMENT adopted pursuant to this Ordinance and all of its obligations under this Ordinance and the FRANCHISE AGREEMENT under the following circumstances:

(1) FCC/Court Order At any time following sixty (60) days’ prior written notice to the GRANTOR (or such shorter prior written notice as may be required under an applicable final order by the FCC or a federal court order) if, pursuant to an applicable final order by the FCC or a federal court.

(2) Open Video Option At any time, if a GRANTEE determines in the good faith exercise of its business judgment that developments in applicable law or technology indicate that video consumers in Pinellas County can be better served by a GRANTEE and/or its affiliate, through a mode of operation other than a CABLE SYSTEM, and submits to the GRANTOR:

A. certification, approved by the Federal Communications Commission (FCC) pursuant to the authority granted by Section 653 of the Telecommunications Act of 1996, of the operation of this CABLE SYSTEM as an open video system: and

B. an agreement with the GRANTOR containing provisions substantially similar to the provisions contained in this Ordinance or its FRANCHISE AGREEMENT, to the extent that such provisions are applicable to a GRANTEE as a video program provider utilizing an open video system and/or are required under Section 653 of the Telecommunications Act of 1996; and

C. its affiliate’s adoption of provisions substantially similar to the provisions contained in this Ordinance or its FRANCHISE AGREEMENT, to the extent that any such provision is applicable to such affiliate, is in compliance with any applicable common carrier requirements, and also remains applicable to operation of an open video system under Section 653 of the Telecommunications Act of 1996. Submissions pursuant to this SEC. 30-17.a.2 shall be reviewed and approved or denied by the BOARD within 90 days of their delivery by a GRANTEE.

(b) Other Authorized Uses of the Cable System Nothing in this SEC. 30-17 or any other SEC. of this Ordinance or a FRANCHISE AGREEMENT adopted pursuant to this Ordinance shall be construed to preclude an affiliated entity from being entitled to acquire or use this CABLE SYSTEM for all lawful purposes related to that affiliates telecommunications business in accordance with that entity’s then existing authority or any subsequent authority granted from GRANTOR, as it may be created in the future or amended or renewed from time to time.

SECTION 30-18. TERMINATION OF SUBSCRIBER SERVICE; ABANDONMENT

(a) Removal of Facilities upon Request by SUBSCRIBER Upon termination of service to any SUBSCRIBER, a GRANTEE shall promptly, and without charge, remove its facilities and equipment, not including inside wiring, from the premises of such SUBSCRIBER upon and to the extent of his/her written request.

(b) Receivership and Foreclosure

(1) Termination A FRANCHISE granted hereunder shall, at the option of GRANTOR, cease and terminate one hundred twenty (120) days after appointment of a receiver or receivers, or trustee or trustees, to take over and conduct the business of a GRANTEE, whether in a receivership, reorganization, bankruptcy or other action or proceeding, unless such receivership or trusteeship shall have been vacated prior to the expiration of said one hundred twenty (120) days, or unless: (1) such receivers or trustees shall have, within one hundred twenty (120) days after their election or appointment, fully complied with all the terms and provisions of this Ordinance and the FRANCHISE granted pursuant hereto, and the receivership or trustees within said one hundred twenty (120) days shall have remedied all the faults under the FRANCHISE or provided a plan for the remedy of such faults which is satisfactory to the GRANTOR; and (2) such receivers or trustees shall, within said one hundred twenty (120) days, execute an agreement duly approved by the court having jurisdiction in the premises whereby such receivers or trustees assume and agree to be bound by each and every term, provision and limitation of the FRANCHISE granted.

(2) Notice Required In the case of a foreclosure or other judicial sale of the FRANCHISE property, or any material part thereof, GRANTOR may serve notice of termination upon a GRANTEE and the successful bidder at such sale, in which event the FRANCHISE granted and all rights and privileges of the GRANTEE hereunder shall cease and terminate thirty (30) days after service of such notice, unless: (1) GRANTOR shall have approved the transfer of the FRANCHISE, as and in the manner that this Ordinance provides; and (2) such successful bidder shall have covenanted and agreed with GRANTOR to assume and be bound by all terms and conditions of the FRANCHISE.

ARTICLE IV. PROTECTION OF RIGHTS

SECTION 30-19. COUNTY RIGHTS

(a) Reservation of County Rights In addition to any rights specifically reserved to the COUNTY by this Ordinance, the COUNTY reserves to itself every right and power which is required to be reserved by a provision of any statute, ordinance, case law or under the FRANCHISE. In addition to any rights generally reserved in the foregoing general reservation:

(1) Franchise Agreement Subject to Other Laws This Ordinance and any FRANCHISE AGREEMENT adopted hereunder is subject to and shall be governed by all applicable provisions of federal, STATE, COUNTY and local law.

(2) Franchise Agreement Subject to Exercise of Police Powers All rights and privileges granted in any FRANCHISE AGREEMENT granted hereunder are subject to the police powers of the COUNTY and its rights under applicable laws and regulations to exercise its governmental powers to their full extent.

(3) Amendment of this Ordinance The COUNTY reserves the right to amend this Ordinance after notice to all GRANTEES. Such amendments shall apply to the GRANTEE(s) subject to the GRANTEE’s right to petition for a waiver under SEC. 30-19.b.

(4) Right to Renegotiate Upon a finding by the BOARD that there has been a loss of EFFECTIVE COMPETITION for any Franchise negotiated under competitive conditions, or a loss or substantial diminution of a material benefit to the COUNTY such as franchise fees, PEG access support or security, the COUNTY reserves the right to require negotiation of new franchise terms. If such negotiations fail, in the judgment of the COUNTY, reasonably exercised, the COUNTY may reduce the term to the remaining term or three years, whichever is shorter and require negotiations for a new FRANCHISE AGREEMENT. For purposes of this renewal negotiations:

A. In the event of a loss of effective competition, all terms of the FRANCHISE AGREEMENT shall remain unchanged except for the ability of the COUNTY to negotiate issues that the BOARD determines were both actively influenced by the competitive environment at the time of the negotiations and that were inadequate under the Franchise Agreement to meet the needs of the COUNTY.

B. In the event of a loss of franchise fees, PEG access support or security, all terms of the FRANCHISE AGREEMENT shall remain unchanged except for the ability to negotiate the issue that was lost or substantially diminished.

(b) Waiver Any GRANTEE may petition and the COUNTY shall have the right to waive any provision of this Ordinance or the FRANCHISE AGREEMENT granted hereunder, except those required by Federal or STATE regulation, if the COUNTY, in its judgment reasonably exercised, determines:

(1) Public Interest That the waiver is in the public interest; and

(2) Undue Hardship That the enforcement of such provision will impose an undue hardship on the GRANTEE or the SUBSCRIBERS.

(3) No Special Privilege That granting the waiver does not confer on the GRANTEE any special privilege that is denied by this ordinance or other FRANCHISE AGREEMENT to other similar GRANTEES.

(4) Material Alterations That the enforcement of such provision will materially alter the rights and obligations of the GRANTEE under this Ordinance or its FRANCHISE AGREEMENT.

(5) Effective Competition Special consideration may be made where the provisions that are the subject of a waiver request are, in the judgment of the BOARD, being accommodated through competition.

(c) Conditions of Waiver Any waiver may be conditioned as deemed appropriate by the COUNTY. To be effective, such waiver shall be evidenced by a statement in writing signed by a duly authorized representative of the COUNTY. Waiver of any provision in one (1) instance shall not be deemed a waiver of such provision subsequent to such instance nor be deemed a waiver of any other provision of the FRANCHISE unless the statement so recites.

SECTION 30-20 Rights of Grantee In addition to any rights specifically reserved to the GRANTEE by this Ordinance, and by the foregoing general reservation, the COUNTY specifically recognizes:

(a) Protection of Vested Rights Nothing in this Ordinance is intended to preclude any GRANTEE’s or the COUNTY’s claim and protection of any rights vested pursuant to Florida law.

(b) Unauthorized Reception It is a violation of this Ordinance for a PERSON to intercept or use any video, voice, or data signal transmissions over a CABLE SYSTEM, unless the interception or use is authorized by the GRANTEE or other PERSON having the lawful right to authorize the reception or use.

SECTION 30-21 Rights of Individuals

(a) Denial of Access A GRANTEE shall not deny service, deny access, or otherwise discriminate against SUBSCRIBERS or CABLE CHANNEL users to any group of potential residential cable SUBSCRIBERS or CABLE CHANNEL users because of the income of the residents of the local area in which such group resides.

(b) Equal Employment Opportunities A GRANTEE shall adhere to the applicable equal employment opportunity requirements of Federal, STATE and local regulations, as now written or as amended from time to time.

(c) Cable Tapping Neither a GRANTEE, nor any PERSON, agency, or entity shall, without the SUBSCRIBER’s consent, tap, or arrange for the tapping, of any cable, line, signal input device, or SUBSCRIBER outlet or receiver for any purpose except routine maintenance of the CABLE SYSTEM, detection of unauthorized service, polling with audience participation, or audience viewing surveys to support advertising research regarding viewers where individual viewing behavior cannot be identified.

(d) Right of Privacy In the conduct of providing its services or in pursuit of any collateral commercial enterprise resulting therefrom, a GRANTEE shall take reasonable steps to prevent the invasion of a SUBSCRIBER’s right of privacy or other personal rights through the use of the CABLE SYSTEM as such rights are delineated or defined by applicable law. A GRANTEE shall not without lawful court order or other applicable valid legal authority utilize the CABLE SYSTEM’s interactive two-way equipment or capability for unauthorized personal surveillance of any SUBSCRIBER.

(e) Use of and Respect for Easements If a SUBSCRIBER requests service, permission to install upon SUBSCRIBER’s property shall be presumed. No cable line, wire amplifier, converter, or other piece of equipment owned by a GRANTEE shall be installed by a GRANTEE in the SUBSCRIBER’s premises or the premises of others, other than in appropriate easements, without first securing any required consent. In the use of easements which have been dedicated for compatible uses the cable operator shall ensure:

(1) that the safety, functioning, and appearance of the property and the convenience and safety of other PERSONS not be adversely affected by the INSTALLATION or construction of facilities necessary for a CABLE SYSTEM; and

(2) that the cost of the INSTALLATION, construction, operation, or removal of such facilities be borne by the cable operator or SUBSCRIBER, or a combination of both; and

(3) that the owner of the property be justly compensated by the cable operator for any damages caused by the INSTALLATION, construction, operation, or removal of such facilities by the cable operator.

(f) Subscriber Lists The GRANTEE, or any of its agents or employees, shall not sell, or otherwise make available to any party without consent of the SUBSCRIBER pursuant to STATE and Federal privacy laws, any list which identifies the viewing habits of individual SUBSCRIBERS, without the prior written consent of such SUBSCRIBERS. This does not prohibit the GRANTEE from providing composite ratings of SUBSCRIBER viewing to any party.

(g) Continuity of Service It shall be the right of all SUBSCRIBERS to continue receiving service insofar as their financial and other obligations to the GRANTEE are honored. In the event that the GRANTEE elects to rebuild, modify, or sell the CABLE SYSTEM, or the COUNTY gives notice of intent to terminate or not to renew the FRANCHISE, the GRANTEE shall act so as to ensure that all SUBSCRIBERS receive service so long as the FRANCHISE remains in force.

ARTICLE V. MISCELLANEOUS

SECTION 30-22. SEVERABILITY If any provision of this Ordinance is held by any court or by any Federal or STATE agency of competent jurisdiction, to be invalid as conflicting with any Federal or STATE law, rule or regulation now or hereafter in effect, or is held by such court or agency to be modified in any way in order to conform to the requirements of any such law, rule or regulation, such provision shall be considered a separate, distinct, and independent part of this Ordinance, and such holding shall not affect the validity and enforceability of all other provisions hereof. In the event that such law, rule or regulation is subsequently repealed, rescinded, amended or otherwise changed, so that the provision thereof which had been held invalid or modified is no longer in conflict with such law, rule or regulation, said provision shall thereupon return to full force and effect and shall thereafter be binding on the COUNTY and a GRANTEE, provided that the COUNTY shall give a GRANTEE thirty (30) days written notice of such change before requiring compliance with said provision or such longer period of time as may be reasonably required for a GRANTEE to comply with such provision.

SECTION 30-23. FILING OF ORDINANCE; EFFECTIVE DATE, AREAS EMBRACED

(a) Filing of Ordinance; Effective Date Pursuant to Section 125.66, Fla. Stat., a certified copy of this Ordinance shall be filed with the Department of State by the Clerk of the BOARD within ten (10) days after enactment by the BOARD. This Ordinance shall become effective upon filing of the ordinance with the Department of State.

(b) Areas Embraced This Ordinance shall be effective in the unincorporated areas of Pinellas County.

SECTION 30-24. PROVIDING FOR INCLUSION IN THE CODE The provisions of this ordinance shall be included and incorporated in the Pinellas County Code, as an addition thereto, and shall be appropriately renumbered to conform to the uniform numbering system of the Pinellas County Code/Pinellas County Land Development Code.